UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Oracle Corporation

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500 Oracle Parkway

Redwood City, California 94065

September 20, 2013

To our Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Oracle Corporation. Our Annual Meeting will be held on Thursday, October 31, 2013, at 10:00 a.m., in the Oracle Conference Center, located at 350 Oracle Parkway, Redwood City, California.

We describe in detail the actions we expect to take at the Annual Meeting in the attached Notice of 2013 Annual Meeting of Stockholders and proxy statement. We have also made available a copy of our Annual Report on Form 10-K for fiscal 2013. We encourage you to read the Form 10-K, which includes information on our operations, products and services, as well as our audited financial statements.

This year, we will again be using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. We believe that this process should provide stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of your proxy materials. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. See “How Do I Vote?” in the proxy statement for more details. Voting electronically, by telephone or by returning your proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting. If you cannot attend the meeting in person, we invite you to watch the proceedings via webcast by going to www.oracle.com/investor.

Sincerely,

Lawrence J. Ellison
Chief Executive Officer

500 Oracle Parkway

Redwood City, California 94065

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Pacific Time, on Thursday, October 31, 2013
PLACE	Oracle Conference Center, 350 Oracle Parkway, Redwood City, CA 94065
LIVE WEBCAST	Available on our website at www.oracle.com/investor, starting at 10:00 a.m., Pacific Time, on Thursday, October 31, 2013
ITEMS OF BUSINESS	(1) To elect the Board of Directors to serve for the next year.
(2) To hold an advisory vote to approve executive compensation.
(3) To approve amendment to the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan.
(4) To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014.
(5) To consider and to act on stockholder proposals, if properly presented at the Annual Meeting.
(6) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
RECORD DATE	September 3, 2013
PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

MEETING ADMISSION

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on September 3, 2013, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Oracle stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on September 3, 2013, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Dorian Daley Senior Vice President, General Counsel and Secretary September 20, 2013

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these topics, please review our Annual Report on Form 10-K and the entire Proxy Statement.

ANNUAL MEETING OF SHAREHOLDERS

• Date and Time:	October 31, 2013 at 10:00 a.m., Pacific Time.
• Place:	Oracle Conference Center, 350 Oracle Parkway, Redwood City, CA 94065
• Record Date:	September 3, 2013
• Voting:	Stockholders as of September 3, 2013, are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and each of the other proposals.
• Attendance:

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on September 3, 2013, the record date, or hold a valid proxy for the meeting. Please bring photo identification, such as a driver’s license, and proof of ownership of Oracle common stock as of September 3, 2013.

Meeting Agenda and Voting Recommendations

Agenda Item	Board Recommendation	Page(s)
Election of eleven directors	FOR EACH NOMINEE	8 and 57
Advisory vote to approve executive compensation	FOR	58
Approval of amendment to the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan	FOR	61
Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014	FOR	67
Stockholder proposals	AGAINST	69

PROPOSAL ONE—DIRECTOR NOMINEES

We are asking you to vote “FOR” each of the director nominees listed below. All directors attended at least 75% of the Board meetings and committee meetings on which he or she sits. Set forth below is summary information about each director nominee.

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
Jeffrey S. Berg	66	1997	☐	• Governance
Founder and Chairman of Resolution; Former Chairman and Chief Executive Officer of International Creative Management, Inc.				• Independence
H. Raymond Bingham	67	2002	☐	• Finance and Audit (Chair)
Advisory Director, General Atlantic LLC; Former Chief Executive Officer and Chief Financial Officer, Cadence Design Systems, Inc.				• Independence (Chair) • Governance (Alternate)
Michael J. Boskin	67	1994	☐	• Governance (Chair)
Tully M. Friedman Professor of Economics and Hoover Institution Senior Fellow, Stanford University				• Finance and Audit (Vice Chair)
Safra A. Catz	51	2001
President and Chief Financial Officer, Oracle Corporation
Bruce R. Chizen	58	2008	☐	• Compensation (Chair)
Senior Adviser to Permira Advisers LLP; Venture Partner, Voyager Capital; Former Chief Executive Officer, Adobe Systems Incorporated				• Finance and Audit

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
George H. Conrades	74	2008	☐	• Governance
Chairman and former Chief Executive Officer of Akamai Technologies, Inc.; Venture Partner at Polaris Venture Partners				• Compensation
Lawrence J. Ellison	69	1977
Chief Executive Officer and Founder, Oracle Corporation
Hector Garcia-Molina	59	2001	☐	• Independence
Leonard Bosack and Sandra Lerner Professor Departments of Computer Science and Electrical Engineering, Stanford University
Jeffrey O. Henley	68	1995
Chairman of the Board, Oracle Corporation
Mark V. Hurd	56	2010
President, Oracle Corporation
Naomi O. Seligman	75	2005	☐	• Compensation
Senior Partner, Ostriker Von Simson

Corporate Governance Highlights

Majority of Independent Directors (7 out of 11)	Annual Election of Directors
Board Leadership Structure—Separate CEO and Chairman	Independent Presiding Director
Director Majority Voting Policy	Executive Sessions for Independent Directors
Annual Board and Committee Performance Evaluations	Director and Executive Officer Stock Ownership Guidelines

PROPOSAL TWO—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking for your advisory approval of the compensation paid to our named executive officers. While this vote is advisory and not binding on us, our Board of Directors and Compensation Committee value the opinions of our stockholders and will review and consider the outcome of this vote in considering future compensation arrangements.

Performance-based compensation. As further described in the “Compensation Discussion and Analysis” on page 28 of the proxy statement, the Compensation Committee believes that our executive compensation program is performance-driven and results-aligned. In particular:

•

The Compensation Committee believes stock options are the most effective type of equity award and that they provide the best performance incentive because our named executive officers derive value from their stock option awards only if our stock price increases (which benefits all stockholders) and the named executive officers remain employed with us. We believe that our stock price performance over the last several years reinforces this point, as shown below.

•

Our cash bonus program for our CEO and Presidents requires substantial growth in our profits year-over-year, not just remaining profitable. The program requires year-over-year improvement in our non-GAAP pre-tax profits even after we have very profitable years.

•

For fiscal 2013, the target bonus for Mr. Ellison was $6.1 million and for each of Ms. Catz and Mr. Hurd was $3.7 million. In fiscal 2013 Oracle’s non-GAAP pre-tax profits increased to $16.8 billion. However, given Oracle’s results-aligned executive bonus plan and fiscal 2013 growth that did not meet Oracle’s own internal growth expectations, Mr. Ellison was eligible for a bonus payment of approximately $1.2 million, and Ms. Catz and Mr. Hurd were eligible for bonus payments of approximately $717,000. Reflecting Oracle’s pay-for-performance philosophy, they all voluntarily declined their fiscal 2013 bonuses and therefore received no bonuses

•	Our CEO receives only a token salary of $1.

Stock price performance. Oracle’s total stockholder return has outpaced the S&P 500 Index in recent years. So while our named executive officers have realized significant value from their stock options during this period, at the same time our stockholders have also experienced significant appreciation in their investments in Oracle’s common stock. The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Index and the S&P Information Technology Index for each of the last five fiscal years ended May 31, 2013, assuming an investment of $100 at the beginning of such period and the reinvestment of any dividends.

Further, given that the stock options granted to our named executive officers have a ten-year term, we believe that stock options are powerful incentives that have in the past successfully motivated, and continue to motivate, our senior management to improve our financial performance and grow our stock price over the long term. This is clearly illustrated by our stock price performance over the past decade. On May 30, 2003, Oracle’s closing stock price was $13.01. Ten years later, on May 31, 2013, Oracle’s closing stock price had more than doubled to $33.78. During that same ten-year period, Oracle’s market capitalization grew from approximately $71 billion to approximately $158 billion. We believe this continued growth is even more impressive given that Oracle was one of the largest technology companies in the world during that time.

Other Executive Compensation Practices

Director and Executive Officer Stock Ownership Guidelines	Independent Compensation Committee and Compensation Consultant
No Repricing of “Underwater” Stock Options	Stockholder outreach by our Compensation and Governance Committees
Low Dilution Rates from Stock Options	No employment agreements or change in control agreements with our Executive Officers
Clawback policy applicable to Executive Officers	Prohibition on Speculative Transactions

PROPOSAL THREE—AMENDMENT TO OUR LONG-TERM EQUITY INCENTIVE PLAN

We are asking you to approve an increase in the number of shares of common stock available for grant under our Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan (“Long-Term Equity Incentive Plan”) by 305 million shares. Equity is a key component of our compensation program. The Long-Term Equity Incentive Plan provides for grants of equity awards to executives and employees of Oracle. These grants align the interests of our executives and employees with long-term stockholder interests, motivate and reward them for achieving long-term results and help us to retain key executives and employees in a competitive market for talent. As further described in this proxy statement, the availability of an adequate number of shares available for issuance under the Long-Term Equity Incentive Plan is an important factor in fulfilling these purposes.

Key features of the plan include:

•	No stock option repricing. The plan prohibits option repricing without stockholder approval.

•	No discounted stock options. The plan requires options to have an exercise price no less than fair market value on the grant date.

•	No “evergreen” provision. There are a fixed number of shares for grant and no annual increase of available shares for future issuance.

•

Double trigger change of control provisions. Awards do not accelerate upon a change of control unless the acquiring company does not assume the awards or, if they are assumed, the acquiring company terminates the holder’s employment within twelve months following the consummation of the change of control (i.e., a “double trigger” provision).

•	Limits on dividends and dividend equivalents. We do not grant dividends or dividend equivalents on stock awards under the Long-Term Equity Incentive Plan.

•

Conservative share counting provisions. Although to date we have not granted “full-value awards” (that is, restricted stock or RSUs) under the Long-Term Equity Incentive Plan, in connection with requested increase in the share reserve, the Compensation Committee of the Board has approved an increase from 2.3 to 2.5 as the number of shares by which any full-value award would deplete the share reserve.

•	Nontransferable Awards. Transfer of options is prohibited other than to an employee’s immediate family for no consideration.

PROPOSAL FOUR—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

We are asking you to ratify the selection by the Finance and Audit Committee of Ernst and Young LLP (“E&Y”) as our independent registered public accounting firm for fiscal 2014. The following table summarizes the fees E&Y billed us for fiscal 2013 and fiscal 2012. The Finance and Audit Committee pre-approved all audit and non-audit services performed by E&Y.

	Audit Fees ($)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2013	21,624,041	913,113	869,178	—
2012	20,735,056	762,366	1,033,263	—

ORACLE CORPORATION

2013 ANNUAL MEETING

PROXY STATEMENT

PROXY STATEMENT

September 20, 2013

We are providing these proxy materials in connection with Oracle Corporation’s 2013 Annual Meeting of Stockholders. The Notice of Internet Availability of Proxy Materials (the “Notice”), this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our previously filed 2013 Annual Report on Form 10-K, were first made available to stockholders on or about September 20, 2013. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Oracle is soliciting your vote at the 2013 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

You will be voting on the following items of business:

•	the election of directors (Proposal 1);

•	an advisory vote to approve executive compensation (Proposal 2);

•	approval of amendment to the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan (the “Long-Term Equity Incentive Plan”) (Proposal 3);

•	ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014 (Proposal 4); and

•	up to five stockholder proposals, if properly presented at the Annual Meeting (Proposals 5 through 9).

If any other business properly comes before the meeting, you will be voting on those items as well.

What are the Board of Directors’ recommendations?

The Board recommends that you vote your shares as follows:

•	for the election of each of the directors (Proposal 1);

•	for the approval, on an advisory basis, of executive compensation (Proposal 2);

•	for the approval of amendment to the Long-Term Equity Incentive Plan (Proposal 3);

•	for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014 (Proposal 4);

•	against each of the stockholder proposals (Proposals 5 through 9); and

•	for or against other matters that come before the Annual Meeting, if any, as the proxy holders deem advisable.

Who is entitled to vote at the Annual Meeting?

The Board of Directors set September 3, 2013, as the record date for the Annual Meeting (the “record date”). All stockholders who owned Oracle common stock at the close of business on September 3, 2013, may vote at the Annual Meeting.

Who can attend the Annual Meeting?

Only stockholders as of the record date, and any stockholder’s spouse or duly appointed proxy, may attend. No guests will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive?

The Annual Meeting will be held at the Oracle Conference Center, 350 Oracle Parkway, Redwood City, California. Admission to the Annual Meeting will begin at 9:00 a.m.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 9:00 a.m. to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m.;

•	be prepared to comply with security requirements, which include security guards searching all bags and attendees passing through a metal detector, among other security measures;

•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including certain smart phones, may not be permitted in the meeting rooms; and

•    bring photo identification, such as a driver’s license, and proof of ownership of Oracle stock on the record date, September 3, 2013, such as the Notice, a brokerage statement or letter from a bank or broker indicating ownership on September 3, 2013, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, we will be unable to admit you to attend in person.

Can I watch the Annual Meeting on the Internet?

Yes, our Annual Meeting will be webcast on October 31, 2013. You are invited to visit www.oracle.com/investor, at 10:00 a.m., Pacific Time, to view the live webcast of the Annual Meeting. An archived copy of the webcast also will be available on our website at www.oracle.com/investor following the Annual Meeting through November 7, 2013.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

We are permitted to furnish proxy materials, including this proxy statement and our 2013 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

Stockholders who previously elected to access proxy materials over the Internet will not receive the Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. To request electronic delivery, please go to www.oracle.com/investor, www.astproxyportal.com/ast/17983 or the website provided on your proxy card or voting instruction card.

How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares were either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to vote electronically or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

How many votes can be cast by all stockholders?

Each share of Oracle common stock is entitled to one vote. There is no cumulative voting. We had 4,567,738,369 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

A majority of the shares entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you properly cast your vote in person, electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

How many votes are required to elect directors (Proposal 1)?

Directors are elected by a plurality of the votes cast. This means that the eleven individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Corporate Governance Guidelines include a majority voting policy for directors. This policy states that when, in an uncontested election, any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election and no successor has been elected at such meeting, the director nominee must tender his or her resignation following certification of the stockholder vote. The Nomination and Governance Committee of the Board is required to make recommendations to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHELD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee under our majority voting policy for directors.

Full details of our majority voting policy are set forth in our Corporate Governance Guidelines available on our website at www.oracle.com/goto/corpgov.

How many votes are required to adopt the other proposals (Proposals 2 through 9)?

All of the other proposals will be approved if such items receive the affirmative vote of a majority of the shares of Oracle common stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your vote on Proposal 2 (vote on executive compensation) is advisory, which means the result of the vote is non-binding on Oracle, the Board of Directors and the committees of the Board. Although non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting result when making future decisions regarding executive compensation.

What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you indicate when voting by telephone that you wish to vote as recommended by our Board of Directors, or you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions on such matter.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the selection of Ernst & Young LLP as our accounting firm (Proposal 4) because that is deemed to be a routine matter, but the broker likely could not vote your shares for any of the other proposals on the agenda for the Annual Meeting. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Corporate Secretary of Oracle, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

What does it mean if I receive more than one Notice, proxy or voting instruction card?

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy and voting instruction cards you receive.

Who pays for the proxy solicitation and how will Oracle solicit votes?

We will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, electronic communications or otherwise. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. We have also retained Innisfree, Inc. to solicit proxies and to separately prepare a stockholder vote analysis of certain proposals for an aggregate fee of approximately $50,000, plus customary costs and expenses.

Is a list of stockholders available?

The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at the Annual Meeting for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 500 Oracle Parkway, Redwood City, California. Please contact Oracle’s Corporate Secretary to make arrangements.

Who will count the votes?

American Stock Transfer & Trust Company, LLC has been appointed as the inspector of elections for the Annual Meeting. All votes will be tabulated by a representative of American Stock Transfer & Trust Company, LLC. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K that we expect to file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling 650-506-4073, by writing to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an email to investor_us@oracle.com.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by calling 1-888-430-9892, by emailing info@amstock.com, or writing to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY, 11219, or visit their website at www.amstock.com to get more information about these matters.

What if I need to change my email address?

Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. If you need to change the email address that we use to mail proxy materials to you or if you wish to sign up to receive future mailings via email, please go to www.oracle.com/investor, www.astproxyportal.com/ast/17983 or the website provided on your proxy card or voting instruction card, to request complete electronic delivery and supply the appropriate email address.

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on October 30, 2013.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.voteproxy.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-PROXIES (1-800-776-9437). If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. Have your Notice, proxy card or voting instruction card in hand when you call.

Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY, 11219. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Please note that if you received a Notice, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet and how to request paper copies of the proxy materials.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

BOARD OF DIRECTORS

Nominees for Directors

Information concerning our nominees for election to the Board at the Annual Meeting is set forth below. Our Board of Directors consists of eleven nominees, all of whom stood for election at our last annual meeting of stockholders. We refer to these directors as the “incumbent directors” in this proxy statement.

Our Corporate Governance Guidelines (which are described in detail below under “Corporate Governance—Corporate Governance Guidelines”) contain Board membership qualifications that apply to Board nominees recommended by the Nomination and Governance Committee (the “Governance Committee”). The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board to represent the interests of the stockholders. In selecting nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish areas of core competency of the Board, including, among others, industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. As described above, the Governance Committee and the Board value a diversity of backgrounds, experience, perspectives and leadership in different fields when identifying Board nominees.

Below we identify and describe the key experience, qualifications and skills our director nominees bring to the Board and that the Board considers important in light of Oracle’s businesses and industry.

•

Industry Knowledge and Experience. We seek to have directors with experience as executives, directors or in other leadership positions in the particular technology industries in which we compete because our success depends on developing and investing in innovative products and technologies. Among other things, this experience is critical to the Board’s ability to understand our products and business, to assess our competitive position within the technology industry and the strengths and weaknesses of our competitors, to be aware of technology trends and innovations, and to evaluate potential acquisitions and our acquisition strategy, generally.

•

Management, Accounting and Finance Expertise. We believe that an understanding of management practices, finance and financial reporting processes is important for our directors. We value management experience in our directors as it provides a practical understanding of organizations, processes, strategies, risk management and the methods to drive change and growth that permit the Board to, among other things, identify and recommend improvements to our business operations, sales and marketing approaches and product strategy. We also seek to have at least one director who qualifies as an audit committee financial expert and we expect all of our directors to be financially knowledgeable.

•

Business Judgment, Leadership and Strategic Vision. We believe that directors with experience in significant leadership positions are commonly required to provide excellent business judgment, demonstrate leadership skills and develop strategic vision. We seek directors with these characteristics as they bring special insights to Board deliberations and processes.

The experiences, qualifications and skills of each director that the Board considered in their nomination are included below following their individual biographies. The Board concluded that each nominee should serve as a director based on the specific experience and attributes listed below and in the case of incumbent directors, the direct personal knowledge of each nominee’s previous service on the Board, including the insight and collegiality each nominee brings to the Board’s functions and deliberations.

Jeffrey S. Berg, 66, has served as a Director since February 1997, as a member of the Governance Committee since October 2001 and as a member of the Committee on Independence Issues (the “Independence Committee”) since July 2012. He has been an agent in the entertainment industry for over 35 years. Mr. Berg is the founder and Chairman of Resolution, a talent and literary agency. Between 1985 and May 2012, he was the Chairman and Chief Executive Officer (“CEO”) of International Creative Management, Inc. (ICM), a talent agency for the entertainment industry. He has served as Co-Chair of California’s Council on Information Technology and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley. He is currently on the Board of Trustees of the Anderson School of Management at the University of California at Los Angeles.

Key Director Qualifications

As the former CEO of ICM, Mr. Berg brings to the Board over 25 years of leadership experience running one of the world’s preeminent full service talent agencies in the entertainment industry. Mr. Berg’s prior experience as CEO and as a representative of some of the world’s most well-known celebrities offers the Board a unique perspective with respect to managing a global brand in rapidly-changing industries and in management, compensation, and operational matters.

H. Raymond Bingham, 67, has served as a Director and as a member of the Finance and Audit Committee (the “F&A Committee”) since November 2002, as Chair of the F&A Committee since July 2012, as a member and Chair of the Independence Committee since July 2003, and as an alternate member of the Governance Committee since July 2012. He has been an Advisory Director of General Atlantic LLC, a leading global private equity firm providing capital for growth companies driven by information technology or intellectual property, since January 2010 and Managing Director from September 2005 to December 2009. From April 1993 to July 2005, Mr. Bingham served in various capacities at Cadence Design Systems, Inc., a supplier of electronic design automation software and services, including as Executive Vice President and Chief Financial Officer (“CFO”), President and CEO, director and, most recently, as Executive Chairman of the Board of Directors. Mr. Bingham was formerly a director of STMicroelectronics N.V. until June 2013. Mr. Bingham currently serves as a director of Flextronics International, Spansion Inc., Dice Holdings, Inc. and Fusion-io, Inc.

Key Director Qualifications

As the former CEO of Cadence, Mr. Bingham brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Bingham’s experience in leading Cadence’s global expansion into India, China and Russia and the extension of Cadence’s technology leadership through a series of strategic acquisitions, internal research and development and venture investments provides the Board with a perspective readily applicable to challenges faced by Oracle. Mr. Bingham’s current role at General Atlantic requires him to be very familiar with companies driven by information technology or intellectual property. In addition, the Board benefits from Mr. Bingham’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former CFO of Cadence. Mr. Bingham’s service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Michael J. Boskin, 67, has served as a Director since April 1994, as a member of the F&A Committee since July 1994 and Vice Chair of the F&A Committee since August 2005, and as a member of the Governance Committee since July 1994 and Chair of the Governance Committee since July 2012. He is the Tully M. Friedman Professor of Economics and Hoover Institution Senior Fellow at Stanford University, where he has been on the faculty since 1971. He is CEO and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President’s Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin also currently serves as a director of Exxon Mobil Corporation.

Key Director Qualifications

Dr. Boskin is recognized internationally for his research on world economic growth, tax and budget theory and policy, U.S. saving and consumption patterns, and the implications of changing technology and demography on capital, labor, and product markets. He brings to the Board significant economic and financial expertise and provides the Board with a unique perspective on a number of challenges faced by Oracle due to its global operations, including, for example, questions regarding international tax and monetary policy, treasury functions, currency exposure, general economic and labor trends and risks. In addition, Dr. Boskin’s experience as CEO of his consultancy firm and as a director of large, complex global organizations provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Safra A. Catz, 51, has been a President since January 2004, CFO most recently since April 2011 and has served as a Director since October 2001. She was previously CFO from November 2005 until September 2008 and Interim CFO from April 2005 until July 2005. Prior to being named President, she held various other positions with us since joining Oracle in 1999. She also currently serves as a director of HSBC Holdings plc.

Key Director Qualifications

In her current role at Oracle, Ms. Catz is primarily responsible for all operations at Oracle other than product development, sales and marketing, consulting, support and Oracle’s industry-specific global business units. Ms. Catz leads the execution of our acquisition strategy and integration of acquired companies and products. As a member of our Board, we benefit from Ms. Catz’s many years with Oracle and her unique expertise regarding Oracle’s strategic vision, management and operations. Prior to coming to Oracle, Ms. Catz developed deep technology industry experience as a managing director with the investment banking firm Donaldson, Lufkin & Jenrette from 1986 to 1999 covering the technology industry. Through this experience, Ms. Catz brings valuable insight regarding the technology industry, generally, and in particular in the execution of our acquisition strategy. In addition, Ms. Catz’s service as a director of another large, complex global organization provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Bruce R. Chizen, 58, has served as a Director since July 2008, as Chair of the Compensation Committee since January 2011, as a member of the Compensation Committee since October 2010, and as a member of the F&A Committee since February 2013. He is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP since July 2008 and as a Venture Partner at Voyager Capital since August 2009. Mr. Chizen served as a strategic adviser to Adobe Systems Incorporated, a provider of design, imaging and publishing software for print, Internet and dynamic media production, from November 2007 through November 2008. From December 2000 to November 2007, Mr. Chizen served as CEO of Adobe and as its President from April 2000 to January 2005. He also served as Adobe’s acting CFO from November 2006 to February 2007. From August 1998 to April 2000 he was Adobe’s Executive Vice President, Products and Marketing. Mr. Chizen joined Adobe Systems in August 1994 and held various positions in its Consumer Products Division and Graphics Products Division. He served as a director of Adobe from December 2000 to April 2008. Mr. Chizen also currently serves as a director of Synopsys, Inc.

Key Director Qualifications

As the former CEO of Adobe, Mr. Chizen brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. In particular, Mr. Chizen’s experience in heading the extension of Adobe’s product leadership provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Chizen’s current roles at Permira and Voyager require him to be very familiar with companies driven by information technology or intellectual property, which provides the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. In addition, the Board benefits from Mr. Chizen’s financial expertise and significant audit and financial reporting knowledge, including his experience as the former acting CFO of Adobe. Mr. Chizen’s service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

George H. Conrades, 74, has served as a Director since January 2008, as a member of the Governance Committee since July 2008, and as a member of the Compensation Committee since January 2011. He has served as Chairman of Akamai Technologies, Inc., a service provider for accelerating and improving the delivery of content and applications over the Internet, since May 2005 and as a Venture Partner at Polaris Venture Partners, an early stage investment company, since August 1998. He served as Chairman and CEO of Akamai Technologies from April 1999 to May 2005. Mr. Conrades also currently serves as a director of Harley-Davidson, Inc. and Ironwood Pharmaceuticals, Inc.

Key Director Qualifications

As the former CEO of Akamai, Mr. Conrades brings to the Board first-hand experience in successfully leading and managing a large, complex global organization in the technology industry. Mr. Conrades’ experience provides the Board with a perspective applicable to challenges faced by Oracle. In addition, Mr. Conrades’ current role at Polaris requires him to be very familiar with growth companies, including those driven by information technology or intellectual property, which provides the Board with valuable insights in its deliberations regarding Oracle’s acquisition and product strategies. Mr. Conrades’ service as a director of large, complex global organizations, as well as smaller private companies, provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Lawrence J. Ellison, 69, has been CEO and a Director since he founded Oracle in June 1977. He served as Chairman of the Board from May 1995 to January 2004.

Key Director Qualifications

Mr. Ellison is Oracle’s founder and has served as our CEO since we commenced operations in June 1977. Mr. Ellison is widely regarded as a technology visionary and one of the world’s most successful business executives. Mr. Ellison’s familiarity and knowledge of our technologies and product offerings are unmatched. He continues to lead the development and execution of our business, technology and acquisition strategies and for more than 30 years has successfully steered Oracle in new strategic directions in order to adapt to and stay ahead of our competition and changing industry trends. Mr. Ellison is our largest stockholder, owning approximately 25% of the outstanding shares of our common stock, directly aligning his interests with those of all of our stockholders.

Hector Garcia-Molina, 59, has served as a Director since October 2001 and as a member of the Independence Committee since August 2005. He has been the Leonard Bosack and Sandra Lerner Professor in the Departments of Computer Science and Electrical Engineering at Stanford University since October 1995 and served as Chairman of the Department of Computer Science from January 2001 to December 2004. He has been a professor at Stanford University since January 1992. From August 1994 until December 1997, he was the Director of the Computer Systems Laboratory at Stanford University.

Key Director Qualifications

Widely regarded as an expert in computer science, Mr. Garcia-Molina brings to the Board significant technical expertise in the fields of computer science, generally, and database technology, specifically. Mr. Garcia-Molina is the author of numerous books, journal articles, papers and reports documenting his research on a variety of technology subjects, including distributed computing systems, digital libraries and database systems. Mr. Garcia-Molina is a Fellow of the Association for Computing Machinery and the American Academy of Arts and Sciences and, from 1997 to 2001, was a member the President’s Information Technology Advisory Committee. Mr. Garcia-Molina also serves as a Venture Advisor for Onset Ventures and is a member of technical advisory boards of numerous private companies. In these roles, and as a former director of other public companies, Mr. Garcia-Molina has helped oversee the strategy and operations of other technology companies and brings a valuable technical and industry-specific perspective to the Board’s consideration of Oracle’s product strategy, competitive positioning and current and future technology trends.

Jeffrey O. Henley, 68, has served as Chairman of the Board since January 2004 and as a Director since June 1995. He served as Executive Vice President and CFO from March 1991 to July 2004.

Key Director Qualifications

Our Board benefits from Mr. Henley’s many years with Oracle and his significant expertise and knowledge regarding our strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide. This role allows

Mr. Henley to remain close to our customers and the technology industry, generally. Mr. Henley also brings to the Board significant financial and accounting expertise from his service as our former CFO, as well as CFO and other finance positions held by Mr. Henley prior to his joining Oracle.

Mark V. Hurd, 56, has been a President and served as a Director since September 2010. Prior to joining us, he served as Chairman of the Board of Directors of Hewlett-Packard Company (HP) from September 2006 to August 2010 and as CEO, President and a member of the Board of Directors of HP from April 2005 to August 2010. From 2007 to 2010, Mr. Hurd served as a member of the Board of Directors of Newscorp, Inc. and served on the Governance Committee of Newscorp.

Key Director Qualifications

In his current role at Oracle, Mr. Hurd is responsible for sales and marketing, consulting, support and Oracle’s industry-specific global business units. As a member of our Board, we benefit from Mr. Hurd’s insight as he guides Oracle’s sales and marketing efforts, manages our support and consulting organizations and acts as a primary contact for our customers. As the former CEO of HP and NCR Corporation, Mr. Hurd brings to the Board first-hand experience in successfully leading and managing large, complex global sales, support and consulting organizations in the technology industry. Mr. Hurd’s hardware experience is particularly important to us given our continuing focus on enhancing our hardware systems business. In addition, Mr. Hurd’s prior experience as Chairman of HP’s board and as a director of another large, public company provides the Board with important perspectives in its evaluation of Oracle’s practices and processes.

Naomi O. Seligman, 75, has served as a Director since November 2005 and as a member of the Compensation Committee since June 2006. She is a senior partner at Ostriker von Simson, a technology research firm which chairs the CIO Strategy Exchange. Since 1999, this forum has brought together senior executives in four vital quadrants of the IT sector. From 1977 until June 1999, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by 100 chief information officers from major global corporations. Ms. Seligman also currently serves as a director of Akamai Technologies, Inc and iGate Corporation.

Key Director Qualifications

As a senior partner at Ostriker von Simson and co-partner of the CIO Strategy Exchange, and in her prior role as a co-founder and senior partner of the Research Board, Ms. Seligman is recognized as a thought leader in the technology industry. Ms. Seligman also serves as a director of large multinational companies, where she helps oversee global strategy and operations which provides our Board with important perspectives in its evaluation of Oracle’s practices and processes. As a member of our Board, we also benefit from Ms. Seligman’s unique experience and customer-focused perspective and the valuable insights gained from the senior-level relationships she maintains throughout the technology industry.

Board Meetings

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman, Chief Executive Officer, Presidents, Corporate Secretary and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

The Board met seven times during fiscal 2013: four were regularly scheduled meetings and three were special meetings. Each director attended at least 75% of all Board and applicable committee meetings in fiscal 2013. Board members are expected to attend the Annual Meeting of Stockholders and all incumbent directors attended last year’s annual meeting.

New York Stock Exchange

In June 2013, we announced we had applied to list our common stock on the New York Stock Exchange (“NYSE”) and on July 15, 2013, our common stock began trading on the NYSE. Accordingly, we are now subject to the listing, board and committee independence standards of the NYSE, as set forth in the NYSE Listed Company Manual.

Committees, Membership and Meetings

The current standing committees of the Board are the Finance and Audit Committee (“F&A Committee”), the Nomination & Governance Committee (“Governance Committee”), the Compensation Committee and the Committee on Independence Issues (“Independence Committee”). The table below provides current membership information, as well as fiscal 2013 meeting information for each such Board committee.

Each committee periodically reviews its charter as legislative and regulatory developments and business circumstances warrant. Each of the committees may make additional recommendations to our Board for revision of its charter to reflect evolving “best practices.” The charters for the Compensation, F&A, Governance and Independence Committees are posted on our website at www.oracle.com/goto/corpgov.

Committee Memberships

Name	F&A	Governance	Compensation	Independence
Jeffrey S. Berg		M		M (1)
H. Raymond Bingham	C (2)	A (3)		C
Michael J. Boskin	VC	C (4)
Safra A. Catz
Bruce R. Chizen	M(5)		C
George H. Conrades		M	M
Lawrence J. Ellison
Hector Garcia-Molina				M
Jeffrey O. Henley
Mark V. Hurd
Naomi O. Seligman			M
Number of Fiscal 2013 Meetings	16	4	14	6

M	Member	A	Alternate Member
C	Chair	VC	Vice Chair

(1)	Mr. Berg became a member of the Independence Committee in July 2012.

(2)	Mr. Bingham became Chair of the F&A Committee in July 2012.

(3)	In July 2012, Mr. Bingham stepped down as Chair of the Governance Committee but remained an alternate member of the committee.

(4)	Dr. Boskin became Chair of the Governance Committee in July 2012.

(5)

Our former director, Mr. Donald L. Lucas, was Chair of the F&A Committee during fiscal 2012. In July 2012, Mr. Lucas stepped down as Chair of the F&A Committee but remained a member of the committee. In February 2013, Mr. Lucas resigned from the Board of Directors, including as a member of the F&A Committee and Mr. Chizen transitioned from an alternate member to a member of the F&A Committee.

The Finance and Audit Committee

The primary functions of the F&A Committee are to provide advice with respect to financial matters, to oversee our accounting and financial reporting processes and the audits of our financial statements, to assist the Board of Directors in fulfilling its oversight responsibilities regarding audit, finance, accounting, tax and legal compliance and to evaluate merger and acquisition transactions and investment transactions proposed by our management. In particular, the F&A Committee is responsible for overseeing the engagement, independence and services of our independent auditors. The F&A Committee’s primary responsibilities and duties are to:

•	act as an independent and objective party to monitor our financial reporting process and internal control over financial reporting;

•	review and appraise the audit efforts of our independent auditors;

•	oversee our internal audit department;

•	evaluate our quarterly financial performance at earnings review meetings;

•	oversee management’s establishment and enforcement of financial policies and business practices;

•	oversee our compliance with laws and regulations and Oracle’s Code of Ethics and Business Conduct;

•

provide an open avenue of communication between the Board of Directors and the independent auditors, General Counsel, financial and senior management, Chief Compliance & Ethics Officer and the internal audit department;

•	review and, if within its delegated range of authority, approve merger and acquisition and financial transactions proposed by our management; and

•

produce the Report of the Finance and Audit Committee of the Board as required by the rules and regulations of the SEC for inclusion in our proxy statement (included elsewhere in this proxy statement).

The F&A Committee held executive sessions with our independent auditors on four occasions in fiscal 2013. The F&A Committee operates under a written charter adopted by our Board. The F&A Committee monitors legislative and regulatory developments affecting corporate governance practices for U.S. public companies, and, from time to time, makes recommendations to our Board for revision of the F&A Committee charter to reflect such developments and evolving best practices. The F&A Committee charter is posted on our website at www.oracle.com/goto/corpgov.

The Independence Committee has determined that each member of the F&A Committee during fiscal 2013 satisfied both the SEC’s additional independence requirements for members of audit committees and the other listing exchange requirements for members of audit committees. In addition, the Board has determined that H. Raymond Bingham qualifies as an “audit committee financial expert” as defined by the SEC rules.

The Nomination & Governance Committee

The Governance Committee has responsibility for monitoring corporate governance matters, including periodically reviewing the composition and performance of the Board and its committees (including reviewing the performance of individual directors) and overseeing our Corporate Governance Guidelines. The Governance Committee also considers and recommends qualified candidates for election as directors of Oracle. The Governance Committee charter is posted on our website at www.oracle.com/goto/corpgov.

The Compensation Committee

The primary functions of the Compensation Committee are to:

•	review and set all compensation arrangements, including, as applicable, base salaries, bonuses and stock options, of our Chief Executive Officer, directors and other executive officers;

•	lead the Board in its evaluation of the performance of our Chief Executive Officer;

•

review and discuss the Compensation Discussion and Analysis (“CD&A”) portion of our proxy statement with management and determine whether to recommend to the Board that the CD&A be included in our proxy statement;

•	produce the Compensation Committee Report as required by the rules and regulations of the SEC for inclusion in our proxy statement (included elsewhere in this proxy statement);

•	review and approve our stock plans and approve certain stock option awards;

•

assess the risks associated with our compensation practices, policies and programs applicable to employees to determine whether the risks arising from such practices, policies and programs are appropriate or reasonably likely to have a material adverse effect on Oracle; and

•	oversee our 401(k) Plan Committee and have responsibility for amendments to the Oracle Corporation 401(k) Savings and Investment Plan (the “401(k) Plan”).

The Compensation Committee helps us to attract and retain talented executive personnel in a competitive market and operates under a written charter adopted by the Board. The Compensation Committee charter is posted on our website at www.oracle.com/goto/corpgov.

The Compensation Committee meets at scheduled times during the year, meets in executive session without management present and holds additional meetings from time to time, as necessary. In fiscal 2013, the Compensation Committee met 14 times.

In determining any component of executive or director compensation, the Compensation Committee considers the aggregate amounts and mix of all components in its decisions. Our legal department, human resources department and Corporate Secretary support the Compensation Committee in its work. For additional details regarding the Compensation Committee’s role in determining executive compensation, including its engagement of an external compensation consultant, please refer to “Executive Compensation—Compensation Discussion and Analysis” included elsewhere in this proxy statement. Please see the section titled “Executive Compensation—Stock Options and Option Grant Administration” included elsewhere in this proxy statement for a discussion of the Compensation Committee’s role as the administrator of our stock plans and for a discussion of our policies and practices regarding when we grant our stock options.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, in consultation with management and Compensia, Inc., the committee’s independent compensation consultant, over the course of several committee meetings has assessed the compensation policies and practices applicable to our executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on Oracle.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Oracle or of any of our subsidiaries or affiliates. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

The Committee on Independence Issues

The Independence Committee is charged with reviewing and approving individual transactions, or a series of related transactions, involving amounts in excess of $120,000 between us (or any of our subsidiaries) and any of our affiliates, such as an executive officer, director or owner of 5% or more of our common stock. The Independence Committee’s efforts are intended to ensure that each proposed related person transaction is on terms that, when taken as a whole, are fair to us. If any member of the Independence Committee would derive a direct or indirect benefit from a proposed transaction, he is excused from the review and approval process with regard to that transaction. The role of the Independence Committee also encompasses the monitoring of related person relationships as well as reviewing proposed transactions and other matters for potential conflicts of interest and possible corporate opportunities in accordance with our Supplemental Conflict of Interest Policy for Senior Officers. The Independence Committee also evaluates the independence of each non-management director as defined by NYSE listing standards. The Independence Committee charter is posted on our website at www.oracle.com/goto/corpgov.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing the management of Oracle. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. Further, Oracle’s active acquisition program as well as our expansion into new lines of business and the rapid change in the technology industry generally all demand substantial time commitments from our directors. Our Board manages to accomplish all of this work with a relatively small number of independent directors for a company of Oracle’s size, complexity and high profile.

These considerable time commitments and the many responsibilities and risks of being a director of a public company like Oracle require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ significant workload. Our independent directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees. Several of our directors serve on more than one committee. Our independent directors display a high level of commitment and flexibility in their service to Oracle. In addition to engaging with our senior management, our directors also personally attend important customer-related events like Oracle OpenWorld and Oracle President Council forums and meet with our institutional stockholders throughout the year. Annual cash retainers and formula stock option grants to our independent directors are intended to correlate to the responsibilities and time commitments of each such director.

Our employee directors, Messrs. Ellison, Henley and Hurd and Ms. Catz, receive no separate compensation for serving as directors of Oracle.

Cash Retainer and Meeting Fees for Non-Employee Directors

During fiscal 2013, each of our non-employee directors received (a) an annual retainer of $52,500 for serving as a director of Oracle and (b) each of the applicable retainers and fees set forth below for serving as a chair or vice chair or as a member of one or more of the committees of the Board.

Annual Committee Member Retainers:
F&A Committee	$25,000
Compensation Committee	$25,000
Governance Committee	$15,000
Independence Committee	$15,000

Additional Annual Retainers for Committee Chairs:
F&A Committee (Chair and Vice Chair)	$25,000
Compensation Committee	$25,000
Governance Committee	$15,000
Independence Committee	$15,000

Fee per Board Meeting:
Regular Meeting	$3,000
Special Meeting	$2,000

Fee per Committee Meeting:
F&A Committee (other than earnings review meetings)	$3,000
F&A Committee (earnings review meetings)	$2,000
Compensation Committee (other than stock option grant meetings, where no meeting fee is paid)	$3,000
Governance Committee	$2,000
Independence Committee	$2,000

Directors’ Equity Compensation

Non-employee directors also participate in our Amended and Restated 1993 Directors’ Stock Plan (the “Directors’ Stock Plan”) which provides for equity awards to directors for their services. During fiscal 2013, non-employee directors were entitled to receive the following grants of stock options to purchase our common stock under the Directors’ Stock Plan: :

(a)	Stock options to purchase 60,000 shares of our common stock, granted on the date an individual becomes a director, (the “Initial Grant”); and

(b)

Stock options to purchase 45,000 shares of our common stock, granted on May 31 of each year, provided such director has served on the Board for at least six months as of the date of the grant, (the “Annual Grant”).

Each fiscal year, we make additional annual grants of stock options to non-employee directors who also served as the chair or vice chair of certain committees of the Board (the “Chair/Vice Chair Grants.”) In fiscal 2013, these grants were made on May 31 2013 to the director who, as of the date of grant, had served as a member of the relevant committee for one year (or, in the case of the vice chair of the F&A Committee or the chair of the Independence Committee, six months). Committee chairs who served less than one year (or, in the case of the vice chair of the F&A Committee or the chair of the Independence Committee, six months), received a pro rata amount of the full grant based on the number of complete calendar months during which the director served on the relevant committee in the past year (or, in the case of the vice chair of the F&A Committee or the chair of the Independence Committee, the past six months). The amounts of the annual Chair/Vice Chair Grants are as follows:

F&A Committee Chair	45,000 shares
F&A Committee Vice Chair	30,000 shares
Compensation Committee Chair	45,000 shares
Governance Committee Chair	15,000 shares
Independence Committee Chair	15,000 shares

All stock options granted to our non-employee directors vest 25% per year over four years on each anniversary of the date of grant.

In September 2013, our Compensation Committee eliminated the Initial Grant. Instead, upon commencement of service to the Board, new directors will receive a prorated Annual Grant, based upon the number of full calendar months he or she will serve on the Board before the next Annual Grant. Chair/Vice-Chair Grants will be made on May 31 of each year to the director who, as of the date of grant, has served as a chair or vice chair of the relevant committee for one year. Committee chairs or vice chairs who served less than one year as chair or vice chair on such committees prior to the date of the Chair/Vice Chair Grant, will receive a pro rata amount of the full grant based on the number of full calendar months during which the director served as chair or vice chair on the relevant committee during such time.

Director Compensation for Fiscal 2013

The following table provides summary information concerning cash and other compensation we paid to our non-employee directors for fiscal 2013. As further described above, our non-employee directors receive cash retainers for Board membership, committee membership and committee chairmanship; cash fees for Board and committee meetings attended; and stock option grants for Board membership and committee chairmanship. Some of our non-employee directors serve on more than one committee. See “Committees, Membership and Meetings” above for a list of committees on which each non-employee director currently serves.

Name	Fees Earned or Paid in Cash ($)	Option Awards (2)(3) ($)	Total ($)
Jeffrey S. Berg	116,666	347,103	463,769
H. Raymond Bingham	224,277	809,907	1,034,184
Michael J. Boskin	200,666	694,206	894,872
Bruce R. Chizen	208,500	694,206	902,706
George H. Conrades	140,500	347,103	487,603
Hector Garcia-Molina	97,500	347,103	444,603
Donald L. Lucas (1)	113,265	—	113,265
Naomi O. Seligman	116,500	347,103	463,603

(1)

Mr. Lucas resigned from the Board of Directors, effective February 4, 2013. Accordingly, the amount of total fees Mr. Lucas earned was pro-rated to reflect the number of days he served as a director during fiscal 2013. Mr. Lucas did not receive an option grant in fiscal 2013 as he was not serving as a director on May 31, 2013, the date options are granted to directors.

(2)

As required by SEC rules, the amounts in this column represent the aggregate grant date fair values of stock option awards computed in accordance with Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (the “ASC”) Topic 718, Compensation-Stock Compensation (“FASB ASC 718”). The recipient has not presently realized a financial benefit from these awards because none of the stock options granted during fiscal 2013 are currently exercisable. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2013.

(3)	The following table provides additional information concerning the stock options held by our non-employee directors for fiscal 2013:

Name	Total Option Awards Outstanding at 2013 Fiscal Year End (Shares)	Option Awards Granted During Fiscal Year 2013 (a) (Shares)
Jeffrey S. Berg	540,000	45,000
H. Raymond Bingham	480,000	105,000
Michael J. Boskin	710,000	90,000
Bruce R. Chizen	401,250	90,000
George H. Conrades	285,000	45,000
Hector Garcia-Molina	390,000	45,000
Naomi O. Seligman	345,000	45,000

(a)

The stock options reported in this column were granted on May 31, 2013, with a per share exercise price of $33.78, which is equal to the closing market price of our common stock on May 31, 2013. The stock options vest 25% per year over four years on each anniversary of the date of grant.

CORPORATE GOVERNANCE

We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and NYSE. We believe that we have in place procedures and practices, including the following, which are designed to enhance our stockholders’ interests.

Corporate Governance Guidelines

The Board has approved Corporate Governance Guidelines for Oracle (the “Guidelines”). The Guidelines are posted on our website at www.oracle.com/goto/corpgov, and deal with the following matters:

•	director qualifications;

•	director majority voting policy;

•	director responsibilities, including risk oversight;

•	conflicts of interest;

•	Board committees;

•	director access to officers and employees;

•	director compensation;

•	director orientation and continuing education;

•	director and executive officer stock ownership;

•	Chief Executive Officer evaluation;

•	performance evaluation of the Board and its committees; and

•	stockholder communications with the Board.

The Guidelines require that all members of the F&A, Compensation, Governance and Independence Committees must be “independent,” each in accordance with or as defined in the rules adopted by the SEC and NYSE. The Independence Committee makes this determination annually. The Board and each committee have the power to hire legal, accounting, financial or other outside advisors as they deem necessary in their best judgment without the need to obtain the prior approval of any officer of Oracle. Directors have full and free access to officers and employees of Oracle and may ask such questions and conduct investigations as they deem appropriate to fulfill their duties.

Conflicts of interest expectations for our non-employee directors are addressed in our Guidelines and provide that non-employee directors must:

•	annually disclose to our General Counsel all of his or her executive, employment, board of directors, advisory board or equivalent positions in other organizations;

•	disclose any such proposed positions with a public company before they become effective and any such positions with a private company promptly following his or her appointment to such entity; and

•	disclose any potential conflicts of interest that may arise from time to time with respect to matters under consideration of the Board.

The General Counsel must report all such disclosures to the Independence Committee, and the Board must consider such disclosures and other available information and take such actions as it considers appropriate. All directors are expected to comply with Oracle’s Code of Ethics and Business Conduct, except that for our non-employee directors, the provisions regarding conflicts of interest in the Guidelines supersede these same provisions in the Code of Ethics and Business Conduct.

The Guidelines provide for regular executive sessions to be held by non-employee directors. The Guidelines also provide that the Board or Oracle will establish or provide access to appropriate orientation programs or materials for the benefit of newly elected directors, including presentations from senior management and visits to Oracle’s facilities.

Under the Guidelines, the Board periodically evaluates the appropriate size of the Board and may make any changes it deems appropriate. The Governance Committee will periodically conduct self-evaluations to determine whether the Board and its committees are functioning effectively, and the results of these evaluations are reported to the Board. The Compensation Committee is required under the Guidelines to conduct an annual review of the CEO’s performance and compensation, and the Board reviews the Compensation Committee’s report to ensure the CEO is providing the best leadership for Oracle in the short and long term.

The Guidelines are posted on, and we intend to disclose any future amendments to the Guidelines on, our website at www.oracle.com/goto/corpgov.

Majority Voting Policy

The Guidelines set forth our majority voting policy for directors, which states that, in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election (a “Majority Withheld Vote”) and no successor has been elected at such meeting, the director nominee shall tender his or her resignation following certification of the stockholder vote.

The Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

•	the stated reasons, if any, why stockholders withheld their votes;

•	possible alternatives for curing the underlying cause of the withheld votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to Oracle; and

•	the overall composition of the Board.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Any director who tenders his or her resignation pursuant to this policy shall not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if a majority of the members of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider any resignation offers and recommend to the Board whether to accept such resignation offers.

Through this policy, the Board seeks to be accountable to all stockholders and respects the right of stockholders to express their views through their vote for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a greater than or equal to 50% “WITHHELD” vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. The Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum. The policy also would allow the Board to assess whether a director was targeted for reasons unrelated to his or her Board performance at Oracle. The policy imposes a short time frame for the Board to consider a director nominee’s resignation. The Board expects that, as in the past, nominees will be elected by a significant majority of “FOR” votes.

Stock Ownership Guidelines for Directors and Senior Officers

Board members and senior officers are also required to own shares of Oracle common stock. The Governance Committee sets and periodically reviews and makes changes to these ownership requirements.

Under the Stock Ownership Guidelines approved in July 2011, all current non-employee directors must own at least 10,000 shares of our common stock by July 2016, and all new non-employee directors must meet this ownership requirement within five years from the date such director joins the Board. All senior officers must own a fixed number of shares of our common stock ranging from 250,000 shares to 10,000 shares based on their seniority. For example, our Chief Executive Officer is required to own 250,000 shares and our Presidents must own 100,000 shares. For additional details regarding the application of the guidelines to our named executive officers, including each individual’s share ownership requirement, see “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines” included elsewhere in this proxy statement. Senior officers must own their specific required amount by July 2016, and new senior officers must meet the ownership requirement within five years from the date such person becomes a senior officer. Shares of common stock counted toward these guidelines include any shares held directly or through a trust or broker; shares held by a spouse; shares held through our 401(k) Plan and our Oracle Corporation Employee Stock Purchase Plan (the “ESPP”); and shares underlying vested but unexercised stock options, with 50% of the in-the-money value of such options being used for this calculation.

We believe that all of our Board members and senior officers are currently in compliance with either the prior ownership requirements or the requirements approved in July 2011, and we expect them all to comply with the Stock Ownership Guidelines approved in July 2011 within the time periods described above.

Share Pledging and Our Prohibition on Speculative Transactions

Our insider trading policy prohibits our executive officers and directors from engaging in speculative transactions intended to shift or hedge the economic risk in owning shares of Oracle common stock, such as short sales, puts, calls, straddles or other similar transactions.

The Board also periodically reviews the extent to which any executive officer or director has pledged shares of Oracle common stock as collateral to secure any personal or other indebtedness. As set forth under “Security Ownership of Certain Beneficial Ownership and Management,” on page 26, as of September 3, 2013, Mr. Ellison, our Chief Executive Officer, founder and largest stockholder, had pledged 215,000,000 shares of Oracle common stock as collateral to secure certain personal indebtedness. The pledged shares are not used to shift or hedge any economic risk in owning Oracle common stock by Mr. Ellison. Currently, no other executive officer or director holds shares of Oracle common stock that have been pledged to secure any personal or other indebtedness.

In reviewing Mr. Ellison’s pledging arrangements, the Board considers the magnitude of the aggregate number of shares of Oracle common stock that are pledged in relation to the total number of shares of Oracle common stock outstanding and in relation to the total number of shares of Oracle common stock owned by Mr. Ellison, the market value of Oracle common stock, and Mr. Ellison’s independent ability to repay any loans without recourse to the pledged shares, as well as any other relevant factors.

Board Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer are currently filled by separate individuals. Mr. Henley is our Chairman, and Mr. Ellison is our Chief Executive Officer. The Board believes that the separation of the offices of the Chairman and CEO is appropriate at this time because it allows our CEO to focus primarily on Oracle’s business strategy, operations and corporate vision. However, as described in further detail in our Guidelines, the Board does not have a policy mandating that the roles of Chairman and CEO continue to be separated. Our Board elects our Chairman and our CEO, and each of these positions may be held by the same person or may be held by different people. We believe it is important that the Board retain flexibility to determine whether the two roles should be separate or combined based upon the Board’s assessment of the company’s needs and Oracle’s leadership at a given point in time.

Mr. Henley is not considered independent because he is an executive officer of Oracle (Mr. Henley also served as our Executive Vice President and CFO from March 1991 to July 2004). The Board believes it in the best interests of Oracle and its stockholders at this time for Mr. Henley, an employee director, to serve as the Chairman of the Board because we benefit from Mr. Henley’s many years with Oracle and his significant and extensive knowledge regarding our strategic vision, management and operations. We believe that independent and effective oversight of Oracle’s business and affairs is maintained through the composition of our Board, the leadership of our independent directors and Board committees, and our governance structures and processes already in place. The Board consists of a substantial majority of independent directors, and the Board’s Compensation, F&A, Governance and Independence Committees are comprised solely of independent directors. While we currently do not have a policy mandating an independent lead director, the Board believes that a number of non-employee directors fulfill the lead director role at various times, including during executive sessions, depending upon the particular issues involved. As set forth in our Guidelines, on an annual rotating basis, the chairpersons of the F&A Committee, the Governance Committee and the Compensation Committee serve as the presiding director at executive sessions of the Board.

Board’s Role in Risk Oversight

While management is responsible for assessing and managing risks to Oracle, our Board is responsible for overseeing management’s efforts to assess and manage risk. The Board’s risk oversight areas of focus include, but are not limited to:

•	management and Board succession planning;

•	managing Oracle’s long-term growth;

•	strategic and operational planning, including significant acquisitions and the evaluation of our capital structure and long-term debt financing; and

•	legal and regulatory compliance.

While the Board has the ultimate oversight responsibility for Oracle’s risk management policies and processes, various committees of the Board also have responsibility for risk oversight. The F&A Committee oversees risks associated with our financial statements and financial reporting, mergers and acquisitions, credit and liquidity, information technology and security, litigation and code of ethics and business conduct compliance. The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. The Governance Committee oversees risks associated with our overall governance practices and the leadership structure of the Board (as further described above under “Board Leadership Structure”). The Independence Committee reviews risks arising from transactions with related persons and director independence issues.

Our Board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board. Our Board’s role in risk oversight is consistent with the Board’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing Oracle’s risk exposure, and the Board and committees of the Board providing oversight in connection with those efforts.

Board of Directors and Director Independence

Each of our directors stands for election every year. We do not have a classified or staggered board. If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of four employee directors (Messrs. Ellison, Hurd and Henley, and Ms. Catz) and seven independent directors. The Independence Committee has determined that our former director, Mr. Lucas, was independent (as defined by applicable listing standards) and that each of the following seven current directors is independent (as defined by applicable listing standards): Messrs. Berg, Bingham, Chizen, Conrades, Garcia-Molina, Dr. Boskin and Ms. Seligman. Therefore, all directors who served during fiscal 2013 on the Compensation, F&A, Governance and Independence Committees were independent under the applicable listing standards.

In making the independence determinations, the following relationships and factors were considered:

•

Dr. Boskin and Mr. Garcia-Molina are both employed by Stanford University, which has received donations from both Oracle and various Board members. In addition, certain Board members serve on advisory or oversight boards at Stanford University or are otherwise employed part-time by Stanford University.

•

The donations from Oracle were made directly to Stanford Hospital and Clinics and did not go to any other Stanford academic department or institution. Further, the donations fall within NYSE prescribed limits and guidelines.

The independent members of our Board held an executive session following each of the regularly scheduled Board meetings, for a total of four meetings in fiscal 2013.

The F&A Committee has adopted a requirement that if an F&A Committee member wishes to serve on more than three audit committees of public companies, the member must obtain the approval of the F&A Committee, which shall determine whether the director’s proposed service on the other audit committee(s) will detract from his/her performance on our F&A Committee.

Nomination of Directors

In general, nominations for the election of directors may be made by (1) the Board or the Governance Committee or (2) any stockholder entitled to vote who has delivered written notice to our Corporate Secretary no later than the notice deadline set forth in our bylaws and has complied with the notice procedures set forth in our bylaws. Stockholders may also submit recommendations for director candidates to the Governance Committee for its consideration for nomination as described below.

Nomination and Governance Committee and Corporate Governance Guidelines

The Governance Committee monitors corporate governance matters and considers and recommends qualified candidates for election as directors of Oracle. The Corporate Governance Guidelines set forth the Governance Committee’s policy regarding the consideration of all properly submitted stockholder candidates for membership on the Board as well as candidates submitted by current Board members and others. The Guidelines are posted on our website at www.oracle.com/goto/corpgov.

Any stockholder wishing to submit a candidate for consideration for nomination by the Governance Committee must provide a written notice recommending the candidate for election at the next Annual Meeting of Stockholders to Dorian Daley, Senior Vice President, General Counsel & Secretary at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or by email (Corporate_Secretary@oracle.com) or fax (1-650-506-3055), in each case with a confirmation copy sent by mail. The written notice must include the candidate’s name, biographical data and qualifications and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected. By following these procedures, a stockholder will ensure consideration of a submitted candidate by the Governance Committee. However, there is no guarantee that the candidate will be nominated. Any stockholder seeking to nominate one or more directors must comply with applicable bylaw procedures, which are described below under “Stockholder Nominations and Bylaw Procedures.” The deadlines to submit director candidates for the Governance Committee’s consideration are the same as the deadlines for nominating directors in our bylaws.

Our Corporate Governance Guidelines contain Board membership qualifications that apply to Board nominees recommended by the Governance Committee. The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board to represent the interests of the stockholders. In selecting nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish a number of areas of core competency of the Board. For additional details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, see “Board of Directors—Nominees for Directors” included elsewhere in this proxy statement.

Potential candidates for directors are generally suggested to the Governance Committee by current Board members and stockholders and are evaluated at meetings of the Governance Committee. In evaluating such candidates, every effort is made to complement and strengthen skills within the existing Board. The Governance Committee seeks Board endorsement of the final candidates recommended by the Governance Committee. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by stockholders or otherwise.

Stockholder Nominations and Bylaw Procedures

Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to the Board. Our bylaws are posted on our website at www.oracle.com/goto/corpgov.

To nominate a person for election to the Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such notice must also contain information specified in the bylaws as to the director nominee, information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

Deadlines to Submit Nominations

To nominate a person for election to the Board at our 2014 annual meeting of stockholders, written notice of a stockholder nomination must be delivered to our Secretary between May 23, 2014 and June 22, 2014. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.

A stockholder may make nominations of persons for election to the Board at a special meeting if the stockholder delivers written notice to our Secretary not before the 120th day prior to such special meeting and not after the later of the 90th day prior to such special meeting or the 10th day following the announcement of the meeting date. At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to our notice of meeting.

Stockholder nominations must be addressed to Dorian Daley, Senior Vice President, General Counsel & Secretary and must be mailed to her at Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or sent by email (Corporate_Secretary@oracle.com) or faxed to her (1-650-506-3055), in each case with a confirmation copy sent by mail.

If the number of directors to be elected to the Board is increased and we do not make a public announcement specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s written notice of nominees for any new position will be considered timely if it is delivered to our Corporate Secretary by the 10th day following the announcement.

Communications with the Board

Any stockholder wishing to communicate with any of our directors regarding Oracle may write to the director, c/o the Secretary of Oracle at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or may send an email to Corporate_Secretary@oracle.com, or fax the communication to 1-650-506-3055. The Secretary will forward these communications directly to the director(s) specified or, if none is specified, to the Chairman of the Board.

Employee Matters

Code of Conduct. In 1995, we adopted a Code of Ethics and Business Conduct (the “Code of Conduct”). We require all employees, including our senior officers and our employee directors, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. Our Compliance and Ethics Program involves the administration of training regarding and enforcement of the Code of Conduct and is under the direction of our Chief Compliance and Ethics Officer. We have also appointed Regional Compliance and Ethics Officers to oversee the application of the Code of Conduct in each of our geographic regions. We provide mandatory web-based general training with respect to the Code of Conduct, and we also provide additional live and web-based training on specific aspects of the Code of Conduct from time to time to certain employees. Employees are expected to report any conduct they believe in good faith to be a violation of the Code of Conduct. The Code of Conduct is posted on, and we intend to disclose any future amendments to or waivers granted to our executive officers from a provision to the Code of Conduct on, our website at www.oracle.com/goto/corpgov.

Compliance and Ethics Reports. With oversight from the F&A Committee, we have established several different reporting channels employees may use to seek guidance or submit reports concerning compliance and ethics matters, including accounting, internal controls, and auditing matters. These reporting channels include Oracle’s Integrity Helpline, which may be accessed either over the phone or by way of a secure Internet site. Employees may contact the helpline 24 hours a day, seven days a week. Interpreters are provided to helpline callers who want to communicate in languages other than English, and employees using the online system may file a report in the language of their choice. Employees who contact the helpline, whether over the phone or online, generally may choose to remain anonymous. Certain countries other than the United States, however, limit or prohibit anonymous reporting; employees who identify themselves as being from an affected country are alerted if special reporting rules apply to them.

Supplemental Conflict of Interest Policy for Senior Officers. Our Supplemental Conflict of Interest Policy for Senior Officers (the “Conflict of Interest Policy”), which supplements the Code of Conduct applicable to all employees, addresses several potential conflict of interest issues and requires prompt and annual disclosure to an executive, an executive committee or the Independence Committee, as applicable, of actual or potential conflicts of interest with respect to financial interests and corporate opportunities involving senior officers and their related persons. A financial interest involves (a) an existing or potential significant investment in any entity with which we have, or are negotiating, a material transaction or arrangement and (b) any existing or potential compensation arrangement or right with such entity.

Each person subject to the policy must report any actual or potential conflict of interest that he or she believes has gone unreported. The executive or committee to whom any such disclosure is made will decide if the disclosed facts constitute an actual conflict of interest. If such person or committee determines that a conflict of interest exists, such person or committee can determine whether we will enter into the transaction or arrangement in issue or, in the case of a corporate opportunity, the transaction or arrangement will remain available for us to pursue. Each senior officer and director must annually confirm in writing that such person has read this policy and is in compliance with it.

The Conflict of Interest Policy is posted on, and we intend to disclose any future amendments to or waivers granted to our executive officers from a provision of the Conflict of Interest Policy on, our website at www.oracle.com/goto/corpgov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 3, 2013, the record date, with respect to the beneficial ownership of our common stock by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director or nominee; (iii) each executive officer named in the Summary Compensation Table; and (iv) all current executive officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Lawrence J. Ellison (2)	1,150,934,580	25%
500 Oracle Parkway, Redwood City, CA 94065
Jeffrey S. Berg (3)	472,749	*
H. Raymond Bingham (4)	262,500	*
Michael J. Boskin (5)	482,500	*
Safra A. Catz (6)	25,512,535	*
Bruce R. Chizen (7)	201,875	*
George H. Conrades (8)	182,500	*
John F. Fowler (9)	2,448,994	*
Hector Garcia-Molina (10)	275,000	*
Jeffrey O. Henley (11)	5,384,516	*
Mark V. Hurd (12)	8,651,000	*
Thomas Kurian (13)	7,982,327	*
Naomi O. Seligman (14)	246,145	*

All current executive officers and directors as a group (15 persons) (15)	1,204,590,971	26%

*	Less than 1%

(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

(2)

Includes 38,500,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date and 215,000,000 shares pledged as collateral to secure certain personal indebtedness, including various lines of credit.

(3)	Includes 416,250 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(4)	Includes 262,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(5)	Includes 477,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(6)	Includes 25,500,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(7)

Includes 5,000 shares held in trust for the benefit of Mr. Chizen and his spouse and 196,875 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(8)	Includes 172,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(9)	Includes 2,429,007 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(10)	Includes 270,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(11)

Includes 1,826,519 shares held in trust for the benefit of Mr. Henley and his spouse, 31,000 shares held in trust for the benefit of Mr. Henley’s children, 76,997 held by the J&J Family Foundation and 3,450,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(12)	Includes 8,650,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(13)	Includes 7,950,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(14)

Includes 7,397 shares owned by Ms. Seligman’s spouse of which she disclaims beneficial ownership. Includes 232,500 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date.

(15)

Includes all shares described in the notes above. Also includes (a) 10,000 additional shares beneficially owned, and (b) 1,543,750 shares subject to currently exercisable stock options or stock options exercisable within 60 days of the record date, in each case held by executive officers who are not named in the table.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides important information on our executive compensation program and our compensation philosophy for our “named executive officers” or “NEOs,” who in fiscal 2013 were Lawrence J. Ellison, Chief Executive Officer (“CEO”); Safra A. Catz, President and Chief Financial Officer (“CFO”); Mark V. Hurd, President; Thomas Kurian, Executive Vice President, Product Development; and John F. Fowler, Executive Vice President, Systems.

Executive Summary

We have developed and refined a performance-based approach to executive compensation over many years and believe that it has been, and continues to be, a key driver of Oracle’s long-term success. This approach:

•

provides total compensation opportunities that are significantly above the average of our compensation peer group to the individuals within the organization who have the potential to make the greatest impact on Oracle and contribute the most to the success of our business; and

•	rewards those individuals only if they are successful in achieving our two primary business objectives:

¡

driving year-over-year growth in our non-GAAP pre-tax profits for Oracle as a whole or, in the case of Mr. Fowler, year-over-year growth in the profitability of the line of business which he oversees (see “Mr. Fowler’s Target Cash Bonus Opportunity” below for more information); and

¡	increasing Oracle’s stock price.

In other words, our top performers potentially may earn significantly more compensation than their counterparts at similar companies but only if we grow our profits substantially (not just remain profitable) and our stock price increases.

We believe that the design of our executive compensation program, as reflected by its three principal pay components, ensures this result:

1.	Annual performance-based cash bonuses for our Chief Executive Officer and Presidents are tied to our ability to grow Oracle’s non-GAAP pre-tax profits year-over-year.

➢

Although Oracle’s fiscal 2013 non-GAAP pre-tax profits were $16.8 billion and increased modestly over the prior year, given Oracle’s performance-based compensation philosophy and growth that did not meet Oracle’s internal expectations, Mr. Ellison, Ms. Catz and Mr. Hurd all voluntarily declined their fiscal 2013 bonuses and therefore received no bonuses.

2.	Base salaries are fixed at levels that provide a baseline amount of compensation.

➢	Our CEO receives only a token base salary of $1.00. His compensation is otherwise completely at-risk, underscoring our commitment to paying for performance.

3.

Long-term incentive compensation is awarded exclusively in the form of stock options, which requires Oracle’s stock price to increase over time for our named executive officers to realize any value from these awards. When our stock price does not increase, our named executive officers realize no value from their awards. We believe this is appropriate because our stockholders also will not have benefited from owning Oracle common stock.

➢	As of the end of fiscal 2013, the intrinsic values of our fiscal 2013 stock option grants to our CEO and Presidents were well below (less than 50% of) their grant date accounting “fair values.”

➢

While the fiscal 2013 stock option grants to our CEO and Presidents were “in-the-money” (that is, the market price of Oracle’s common stock exceeded the exercise price of the options) at the end of fiscal 2013, none of them had yet vested and become exercisable. Further, since these options are subject to a four-year vesting schedule, only 25% of the shares subject to these stock options vest each year (on the anniversary of the grant date) and, therefore, only a portion of the intrinsic value (if any) at that time can be realized by our named executive officers each year during the initial four years following their date of grant, as reflected in the following table.

Name	Size of Stock Option Grant in Fiscal 2013 (Shares in millions)	Accounting Grant Date Fair Value of Stock Option Grants in Fiscal 2013 ($ in millions)	Intrinsic Value of Fiscal 2013 Stock Option Grants as of Fiscal Year End (5/31/2013) ($ in millions)	Intrinsic Value of Vested Portion of Fiscal 2013 Stock Option Grants as of First Year Anniversary of Grant Date (7/5/2013) ($ in millions)
Lawrence J. Ellison	7	76.9	28.4	2.6
Safra A. Catz	5	42.6	20.3	1.8
Mark V. Hurd	5	42.6	20.3	1.8
Thomas Kurian	4	30.1	16.2	1.5
John F. Fowler	2	15.1	8.1	0.7

¡

Oracle’s Compensation Committee does not believe that the “accounting grant date fair values” of the stock options granted in fiscal 2013 which are calculated for financial reporting purposes and included elsewhere in this proxy statement are necessarily an accurate measure of the compensation received by a named executive officer during a single year from a single stock option grant. The Compensation Committee believes our named executive officers are motivated by the potential for appreciation in our stock price and that this is the best indicator of the true value and worth of these stock options to our named executive officers. Further, there is no guarantee that Oracle’s stock price will continue to rise during the four-year vesting period or the ten-year term of these stock options, or that our named executive officers will realize significant (or any) economic benefit from their stock options.

¡

Oracle’s Compensation Committee believes stock options, as opposed to other forms of equity compensation such as restricted stock granted by many of the companies comprising our compensation peer group, are consistent with our results-aligned compensation philosophy. Unlike time-based restricted stock (which retains some value without regard to future performance), when Oracle’s stock price does not grow, our named executive officers realize no value from this component of their compensation.

We believe that our approach to executive compensation is in the best interests of Oracle and our stockholders for the following reasons:

1.	It directly links executive compensation to tangible financial results.

Oracle’s total stockholder return has outpaced the S&P 500 Index in recent years. So while our named executive officers have realized significant value from their stock options during this period, at the same time our stockholders have also experienced significant appreciation in their investments in Oracle’s common stock. The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Index and the S&P Information Technology Index for each of the last five fiscal years ended May 31, 2013, assuming an investment of $100 at the beginning of such period and the reinvestment of any dividends.

*$100 INVESTED ON MAY 31, 2008 IN STOCK OR

INDEX-INCLUDING REINVESTMENT OF DIVIDENDS

	5/08	5/09	5/10	5/11	5/12	5/13
Oracle Corporation	100.00	85.99	99.94	152.65	119.04	153.38
S&P 500 Index	100.00	67.43	81.58	102.76	102.33	130.24
S&P Information Technology Index	100.00	71.24	91.52	110.86	119.25	137.29

Further, given that the stock options granted to our named executive officers have a ten-year term, we believe they serve as a powerful incentive that in the past successfully motivated, and continue to motivate, our senior management to improve our financial performance and grow our stock price over the long term. This is clearly illustrated by our stock price performance over the past decade. On May 30, 2003, Oracle’s closing stock price was $13.01. Ten years later, on May 31, 2013, Oracle’s closing stock price had more than doubled to $33.78. We believe this continued growth is even more impressive given that Oracle was one of the largest technology companies in the world during that time. During that same ten-year period, Oracle’s market capitalization grew from approximately $71 billion to approximately $158 billion.

Fiscal 2013 Financial Highlights and Executive Compensation

Oracle recorded good financial results in fiscal 2013 despite a difficult global economic and IT spending environment. The following chart summarizes certain key financial results for fiscal 2013 as compared to fiscal 2012, calculated in accordance with U.S. generally accepted accounting principles (GAAP) (in billions, except per share data and percentages).

	Fiscal 2013 ($)	Fiscal 2012 ($)	Change (%)
Total Revenues	37.2	37.1	0
New Software Licenses and Cloud Software Subscriptions Revenues	10.3	9.9	4
Hardware Systems Products Revenues	3.0	3.8	(21)
Operating Income	14.7	13.7	7
Net Income	10.9	10.0	9
Diluted Earnings Per Share	2.26	1.96	15
Stock Price Per Share at Fiscal Year End	33.78	26.47	28

In conjunction with its announcement of its fiscal 2013 fourth quarter financial results, Oracle also restarted paying its quarterly dividend earlier than originally planned, doubled the dividend from $0.06 per share to $0.12 per share and increased Oracle’s share repurchase program by an additional $12.0 billion.

For fiscal 2013:

Our CEO and Presidents received no cash bonuses in fiscal 2013. For fiscal 2013, the target bonuses were $6.1 million for Mr. Ellison and $3.7 million for each of Ms. Catz and Mr. Hurd. But given Oracle’s results-aligned executive bonus plan and fiscal 2013 growth that did not meet Oracle’s own internal growth expectations, Mr. Ellison was eligible for a bonus payment of approximately $1.2 million, and Ms. Catz and Mr. Hurd were eligible for bonus payments of approximately $717,000. And given Oracle’s pay-for-performance philosophy, they all voluntarily declined their fiscal 2013 bonuses and therefore received no bonuses.

•

The Compensation Committee approved a cash bonus for Mr. Kurian that was only 19% of his target annual performance-based cash bonus opportunity, reflecting the challenges presented in attaining our company-wide internal growth expectations for fiscal 2013. Further, the Compensation Committee approved no bonus for Mr. Fowler since our hardware systems business did not meet our internal growth expectations for that line of business.

•

The Compensation Committee also approved long-term incentive awards, consisting entirely of stock options, at levels that the Committee believed sufficiently incentivized the named executive officers, met competitive market concerns and satisfied our retention objectives.

•	The Compensation Committee also approved base salaries that remained the same as fiscal 2012.

2.	It ensures a strong pay-for-performance alignment.

Our executive compensation program is designed to be “results-aligned.” We believe that when Oracle achieves a high level of performance through increased profits and a higher stock price, our named executive officers should be well compensated. So when our stockholders are rewarded, our named executive officers are also rewarded. Similarly, when Oracle’s performance does not achieve these results, our named executive officers should receive much lower compensation and realize less value from their equity compensation.

3.	It emphasizes variable, “at risk” compensation.

As a result of our executive compensation philosophy, in fiscal 2013, an average of 98% of the total compensation of our named executive officers was delivered in the form of performance-based compensation (that is, an annual performance-based cash bonus opportunity and long-term incentive compensation in the form of stock options). The following charts illustrate how each compensation component for fiscal 2013 disclosed in the Summary Compensation Table was weighted for our CEO and the other named executive officers as a group. The following charts reflect that our CEO and Presidents declined to receive any bonus payouts for fiscal 2013.

Other Compensation Policies and Practices

We have implemented the following principal compensation policies and practices to ensure that our executive compensation program achieves our objectives consistent with sound corporate governance:

•

Stockholder Outreach by our Compensation and Governance Committees: Members of the Compensation Committee and Governance Committee meet with our institutional stockholders throughout the year to receive feedback regarding compensation and corporate governance matters. We believe we have established an effective means for our stockholders to communicate with our directors.

•

Low Dilution Rates from Stock Options: We recognize that stock options dilute the holdings of our existing stockholders. Both the Compensation Committee and the Finance and Audit Committee review our long-term incentive and equity compensation programs regularly to ensure that we balance the goal of compensating and motivating our employees with our stockholders’ interest in limiting dilution from equity awards. As of May 31, 2013, our cumulative potential dilution since June 1, 2010 has been a weighted average annualized rate of 2.0% per year, which was significantly lower than the rates of the companies in our compensation peer group.

•

Compensation Recovery (“Clawback”) Policy: We have adopted a clawback policy for our executive officers. The policy states that if Oracle restates its reported financial results, we will seek to recover or cancel any cash bonuses paid which were awarded as a result of achieving financial performance goals that are not met under the restated financial results.

•

Stock Ownership Guidelines: We endeavor to closely align the interests of our senior executive officers with the interests of our stockholders during good and bad economic times through our Stock Ownership Guidelines which outline the number of shares of Oracle common stock that senior executive officers must own. For details, please see “Other Factors in Setting Executive Compensation—Stock Ownership Guidelines” below.

•

Independent Compensation Committee and Compensation Consultant: The Compensation Committee is comprised solely of independent directors. The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating its current compensation consultant, Compensia, Inc., which reports directly to the Compensation Committee and did not provide any other services to Oracle during fiscal 2013.

We have not implemented the following practices because we do not believe they would serve our stockholders’ long-term interests.

•

No Employment Agreements or Change-in-Control Agreements: Each of our named executive officers is employed “at will.” Further, none of our offer letters or any other agreements with our named executive officers provides for termination, severance or change-in-control payments or benefits (other than potential “double-trigger” acceleration of vesting of outstanding and unvested equity awards under our broad-based equity plan, which is a benefit provided to all employees who participate in the plan).

•

No Repricing of “Underwater” Stock Options: When our stock price declines or stays flat, our named executive officers realize little or no benefit from their outstanding stock options. We do not reprice or exchange “underwater” stock options, and our stock option plan requires stockholder approval to reprice stock options. We believe this is appropriate because our stockholders also would not have benefited significantly from owning shares of Oracle common stock at such a time. Oracle did not reprice its stock options even during difficult economic times such as the recent recession and earlier during the decline of the “dot-com bubble” era.

•

No Speculative Transactions: Oracle prohibits its executive officers and directors from entering into speculative transactions in Oracle securities such as short sales, put options, call options, straddles and other similar types of transactions. Please see “Share Pledging and Our Prohibition on Speculative Transactions” on page 21 of this proxy statement for a more detailed discussion.

Fiscal 2012 Stockholder Advisory Votes on Executive Compensation

At last year’s Annual Meeting of Stockholders, we submitted our advisory vote on the fiscal 2012 compensation of our named executive officers (commonly known as a “Say-on-Pay” vote) for the consideration of our stockholders. The compensation of our named executive officers received support from approximately 41% of the votes cast on the Say-on-Pay proposal.

Compensation Committee Response to Say-on-Pay Vote

The Compensation Committee and the rest of our Board of Directors were disappointed with the results of the fiscal 2012 Say-on-Pay vote. In light of these results, the Compensation Committee engaged in a series of substantial internal discussions and deliberations about our compensation philosophy and possible design alternatives. The Chairman of the Compensation Committee and other non-management members of our Board of Directors also met with several of our largest institutional stockholders to seek their input and feedback on our executive compensation practices. Following these discussions and meetings, the Compensation Committee reaffirmed Oracle’s fundamental principle of clearly linking executive compensation to Oracle’s financial performance and long-term stock price. The Compensation Committee believes Oracle’s executive compensation philosophy and program achieve this goal in a manner that is appropriate for Oracle (and not necessarily other companies) and that significant changes to our executive compensation program were not warranted. The Compensation Committee realizes that certain of our stockholders may disagree with this conclusion, but the Compensation Committee believes that our executive compensation philosophy and the current structure of our executive compensation program are in the best interests of Oracle and its stockholders, and that, in the Compensation Committee’s opinion, this belief has been validated by Oracle’s historical financial and stock price performance over the long term.

The Compensation Committee and the rest of our Board of Directors value the opinions of our stockholders, including those that disagree with them, and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Objectives of our Compensation Program

The objectives of our executive compensation program are to:

•	attract and retain highly talented and productive named executive officers;

•	provide incentives for superior performance; and

•	align the interests of our executive officers with those of our stockholders.

The Compensation Committee believes we employ some of the most talented senior executives of any company in the world. Given the strength of our named executive officer group, the Compensation Committee believes that it is critical that they receive total compensation opportunities that reflect their individual skills and experience and are commensurate with the management of an organization of Oracle’s size, scope, and complexity. Further, our Compensation Committee believes that it is critical that Oracle retain this talent and keep these individuals properly motivated. While their total compensation opportunities may be among the highest in our industry sector, however, the pay amounts that they ultimately realize are almost entirely contingent on their ability to achieve our primary business objectives.

Within Oracle, executive compensation is weighted most heavily towards our most senior executive officers because we believe they have the ability to make, and do make, the greatest impact on our business and financial results.

Elements of Our Compensation Program: Why We Chose Each and How Each Was Related to Our Objectives

In fiscal 2013, our executive compensation program continued to consist of the following three principal elements: (1) long-term incentive compensation in the form of stock options; (2) an annual performance-based cash bonus; and (3) base salary. The purpose of each of these compensation elements is summarized in the following table and described in more detail below.

Relationship to Compensation Objectives
Compensation Element	Designed to Reward
Long-Term Incentive Compensation—Stock Options	Success in achieving sustainable long-term results

Align the named executive officers’ interests with long-term stockholder interests to increase overall stockholder value

Motivate and reward named executive officers for achieving long-term results

Retain key named executive officers in an increasingly competitive market for talent

Annual Performance-Based Cash Bonus	Success in achieving annual results	Motivate and reward named executive officers to achieve or exceed annual financial performance goals

Base Salary	Experience, knowledge of the industry, duties and scope of responsibility	Provide a minimum, fixed level of cash compensation to attract and retain talented named executive officers who can successfully design and execute our business strategy

We design our compensation mix to encourage our named executive officers to make appropriate decisions that are consistent with our business strategy of constantly improving our performance and building long-term stockholder value. At the same time, we are mindful of the possibility that some behaviors may be inconsistent with our business objectives and overall corporate responsibilities and, therefore, we continuously strive to effectively monitor and manage these decisions. As part of its annual compensation-related risk review, the Compensation Committee considered, among others, the following factors which mitigate incentives for our executive officers to take inappropriate risks:

•

Stock options granted to our named executive officers vest 25% each year over a period of four years. Consequently, our named executive officers only realize value from their stock options through long-term appreciation of our stock price, which mitigates excessive short-term risk taking.

•

All annual performance-based cash bonuses are subject to a specified cap and may be decreased in the Compensation Committee’s sole discretion, which protects against a named executive officer receiving a windfall or disproportionately large bonus.

•

We have adopted a clawback policy that allows us to recover or cancel any cash bonuses paid which were awarded as a result of achieving financial performance goals that are not met under the restated financial results.

•

The financial measure used in the Executive Bonus Plan for each of our named executive officers, other than Mr. Fowler, is year-over-year growth in Oracle’s non-GAAP pre-tax profits, as defined below. This measure is regularly used by our management to understand, manage and evaluate our business and make operating decisions. Using this measure for the annual cash bonus opportunities further aligns our named executive officers’ interests with our business goals.

•

Each of our named executive officers is subject to stock ownership requirements as described below under “Other Factors in Setting Executive Compensation—Stock Ownership Guidelines.” As a result of these requirements, our named executive officers would experience lost value in their holdings of Oracle common stock and potentially all of the value of their Oracle stock options if our stock price suffered an extended decline due to inappropriate or unnecessary risk taking.

Long-Term Incentive Compensation—Stock Options

In fiscal 2013, our long-term incentive compensation program for our named executive officers continued to consist exclusively of stock options. Stock options give the recipients the right to purchase at a specified price (that is, the market price of Oracle common stock on the date when the stock option was granted) a specified number of shares of Oracle common stock for a specified period of time (generally, ten years). A named executive officer can exercise this right for the remainder of this specified period of time as the stock options vest (that is, become exercisable) over four years.

The Compensation Committee believes stock options are the most effective type of equity award and that they provide the best performance incentive because our named executive officers derive value from their stock option awards only if:

•	our stock price increases (which benefits all stockholders); and

•	the named executive officers remain employed with us beyond the date that their stock options vest.

Our corporate philosophy with regard to granting stock options is to:

•	be attentive to the overall number and value of shares of Oracle common stock underlying the stock options being granted;

•

grant stock options to a relatively small number of employees, with a focus on our engineers, developers and senior executives, and make the largest stock option grants to our top performers and individuals with the greatest responsibilities because they have the potential and ability to contribute the most to the success of our business; and

•	effectively manage the overall net dilution resulting from our use of equity as a compensation tool.

As of May 31, 2013, our cumulative potential dilution since June 1, 2010 has been a weighted average annualized rate of 2.0% per year, which was significantly lower than the dilution at the companies in our peer group against which we compare our executive compensation.

We do not believe the accounting grant date fair values of our stock option awards reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table included elsewhere in this proxy statement are necessarily an accurate measure or a useful way to understand the compensation received by our named executive officers during a single fiscal year from a single stock option grant. We believe our named executive officers are motivated by the potential for appreciation in our stock price through the use of stock options and not by the grant date “fair values” of the stock options calculated for financial reporting purposes. So we believe the intrinsic value (that is, the amount by which Oracle’s stock price exceeds the stock option exercise price) of unexercised stock options are a better indicator of their true value and worth to our named executive officers and, therefore, the incentive value of stock options. For example, while we disclose the grant date fair values of our stock option grants for financial reporting purposes in the compensation tables below, our named executive officers do not realize these amounts in any tangible way when the options are granted. Our named executive officers only receive value if our stock price increases between the date of grant and the date of exercise and they remain employed by Oracle.

As a result, in determining annual stock option grants, the Compensation Committee focuses on the number of shares of Oracle common stock granted to each named executive officer rather than the accounting grant date “fair values,” although it reviews the financial reporting impact of the annual stock option grants on Oracle.

The accounting grant date fair values of our fiscal 2013 stock option awards reflected in the Summary Compensation Table were lower than the grant date fair values of our fiscal 2012 stock option awards.

Further, as illustrated in the table below:

•

Stock options were granted to all of our named executive officers on July 5, 2012 and had an exercise price of $29.72 per share, the closing price for Oracle’s common stock on that date. As of the grant date, the intrinsic value of each of the stock options was $0.

•

Our stock price increased between July 5, 2012 and fiscal 2013 year end (May 31, 2013) from $29.72 per share to $33.78 per share, a 13.7% increase. As a result, as of fiscal 2013 year end, the intrinsic value of our named executive officers’ fiscal 2013 stock options was $4.06 per share.

•

Between our fiscal 2013 year end and the record date (September 3, 2013), our stock price decreased from $33.78 per share to $32.02 per share, a 5.2% decline. As a result, as of the record date, the intrinsic value of our named executive officers’ fiscal 2013 stock options was $2.30 per share.

•

Our named executive officers realize value on these stock options only if they remain employed with us beyond the date that their stock options vest and if they are able to exercise their options at a time when Oracle’s stock price is greater than the option exercise price.

•

The named executive officers may not realize the values associated with the stock options in the table below because the fiscal 2013 stock options vest 25% each year over four years. There is no guarantee that Oracle’s stock price will increase on a sustained basis over the ten-year term of the stock option, or that our named executive officers will realize significant (if any) economic benefit from their stock options. Further, none of the stock options listed below had vested as of fiscal 2013 year end and only 25% had vested as of the record date.

Name	Size of Stock Option Grant in Fiscal 2013 (Shares in millions)	Accounting Grant Date Fair Value of Stock Option Grants in Fiscal 2013 ($ in millions)	Intrinsic Value of Fiscal 2013 Stock Option Grants as of Fiscal Year End (5/31/2013) ($ in millions)	Intrinsic Value of Fiscal 2013 Stock Option Grants as of Record Date (9/3/2013) ($ in millions)	Intrinsic Value of Vested Portion of Fiscal 2013 Stock Option Grants as of First Year Anniversary of Grant Date (7/5/2013) ($ in millions)
Lawrence J. Ellison	7	76.9	28.4	16.1	2.6
Safra A. Catz	5	42.6	20.3	11.5	1.8
Mark V. Hurd	5	42.6	20.3	11.5	1.8
Thomas Kurian	4	30.1	16.2	9.2	1.5
John F. Fowler	2	15.1	8.1	4.6	0.7

We believe stock options, as opposed to other forms of equity compensation, such as restricted stock, are consistent with our results-aligned compensation philosophy. Unlike time-based restricted stock, when Oracle’s stock price has not grown, our named executive officers realized no value from this component of their compensation.

Annual Performance Cash Bonus under the Executive Bonus Plan

In 2010, our stockholders approved the Oracle Corporation Executive Bonus Plan (the “Executive Bonus Plan”). In accordance with the terms of the Executive Bonus Plan, each year the Compensation Committee assigns each participant a target award cash bonus opportunity and establishes the financial performance measure or measures and related target levels that must be achieved before an award actually will be paid to the participant for that year. The target cash bonus opportunity and financial formula selected for each named executive officer are intended to motivate them by rewarding them when our annual financial performance goals are met or exceeded.

Financial Measure: Growth in Non-GAAP Pre-Tax Profit

With the exception of Mr. Fowler (whose bonus arrangement is described below), the measure selected for determining each of our named executive officers’ bonus for fiscal 2013 was year-over-year growth in our non-GAAP pre-tax profit. For purposes of the Executive Bonus Plan, “non-GAAP pre-tax profit” is defined as our GAAP income before provision for income taxes for fiscal 2013, excluding our fiscal 2013 stock-based compensation expense, acquisition related and other expenses, restructuring expenses and amortization of intangible assets. This performance measure also included an adjustment to increase our GAAP income before provision for income taxes for the full amount of new software licenses and cloud software subscriptions revenues and support revenues recognized from acquired cloud software subscription contracts and support contracts, respectively, as if the acquired companies had remained independent entities during fiscal 2013. We believe that growth in non-GAAP pre-tax profits is the most appropriate measure for the Executive Bonus Plan because it is the measure regularly used by our management internally to understand, manage and evaluate our business and make operating decisions.

The bonus formula for each named executive officer, other than Mr. Fowler, was calculated as follows and was subject to an individual bonus cap:

Growth in Non-GAAP Pre-Tax Profits from Fiscal 2012 to Fiscal 2013
Individual Bonus Percentage	X		=	Cash Bonus
Payout

If our non-GAAP pre-tax profits did not grow from fiscal 2012 to fiscal 2013, then our named executive officers whose bonuses were determined based upon the above pre-established formula would not have received any bonuses under the Executive Bonus Plan even if Oracle had been profitable for fiscal 2013. Further, even where our non-GAAP pre-tax profits grow from year-to-year, if Oracle does not meet our own internal profitability expectations for the fiscal year, the bonuses payable to our named executive officers would be below their target award opportunities.

Between fiscal 2012 and fiscal 2013, our non-GAAP pre-tax profits grew by approximately $359 million, which did not meet our own internal expectations. Consequently and consistent with our results-aligned compensation philosophy, the bonus payouts our named executive officers were eligible to receive decreased significantly in fiscal 2013. As described in more detail below under “Determination of Executive Compensation Amounts for Fiscal 2013,” four of our five named executive officers did not receive a bonus for fiscal 2013, with Mr. Ellison, Ms. Catz and Mr. Hurd all voluntarily declining their fiscal 2013 bonuses and Mr. Fowler not being eligible for a fiscal 2013 bonus. Mr. Kurian’s bonus was only 19% of his target cash bonus opportunity.

Mr. Fowler’s Target Cash Bonus Opportunity

Mr. Fowler is directly responsible for our hardware systems business. Consistent with our results-aligned compensation program, we structured his target cash bonus opportunity on the operating results of the portion of the business that he manages. We believe the most important factor by which to measure his performance is the year-over-year improvement in hardware systems products revenues relative to his ability to manage effectively the growth in expenses of our hardware systems products development organization that he oversees. Mr. Fowler’s target cash bonus opportunity was based on a percentage of the amount by which hardware systems products revenues growth between fiscal 2012 and fiscal 2013 exceeded the expense growth of the organization between fiscal 2012 and fiscal 2013. As the growth in this profitability measure increased, Mr. Fowler’s bonus payout would increase.

In fiscal 2013, while our hardware systems business was profitable, the profitability of this business as we measure it did not grow from the prior fiscal year. Therefore for fiscal 2013, Mr. Fowler received no bonus payout ($0) under the Executive Bonus Plan.

We have not disclosed the specific formula or performance target for Mr. Fowler’s target cash bonus opportunity because we believe such disclosure would result in competitive harm to us. Mr. Fowler’s bonus formula includes, among other things, expense amounts for our hardware systems products development organization. We do not publicly disclose this information and, if disclosed, we believe such information would provide competitors and others with insights into our operational strengths and weaknesses that would be harmful to us.

Base Salary

Base salary represents the only fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline, minimum amount of annual compensation for our named executive officers. When setting base salary levels, the Compensation Committee considers the base salaries paid to named executive officers in comparable positions at the companies in our compensation peer group, Oracle’s performance and the individual executive officer’s performance.

Perquisites and Other Personal Benefits

Except as described below, in fiscal 2013 we provided our named executive officers with limited perquisites and other personal benefits, each of which the Compensation Committee believes are reasonable and in the best interests of Oracle and its stockholders. These amounts are reported in the All Other Compensation column of the Summary Compensation Table below.

Residential Security

Our Board of Directors has established a residential security program for the protection of our CEO requiring him to have a home security system at his primary residence, including security personnel. We require these security measures for Oracle’s benefit because of Mr. Ellison’s importance to Oracle, and we believe these security costs are appropriate and necessary business expenses. Mr. Ellison paid for the initial procurement, installation and maintenance of the equipment for this system and will pay for the replacement of any equipment, and we pay for the annual costs of security personnel. The Independence Committee reviews and approves the security personnel budget of this residential security program each year.

Aircraft Use

We allowed Mr. Ellison to be accompanied by family members during business trips on which they use private aircraft leased by us from a company owned by Mr. Ellison on terms advantageous to Oracle (as further described under “Transactions with Related Persons—Purchases of Goods and Services” included elsewhere in this proxy statement). We lease the entire aircraft for business travel and are not charged for use of the aircraft based on the number of passengers. Therefore, we believe there is no aggregate incremental cost to Oracle as a result of Mr. Ellison being accompanied by family members when traveling on Oracle business. However, a portion of the aircraft leasing costs attributed to any non-business passengers cannot be deducted by Oracle for corporate income tax purposes. In the interests of greater transparency, we have disclosed the amount of these incremental lost tax deductions for fiscal 2013 in the footnote accompanying the Summary Compensation Table below.

Pension Benefits or Supplemental Retirement Benefits

Other than the 401(k) Plan and our 1993 Deferred Compensation Plan (the “Deferred Compensation Plan”), we do not provide any pension or retirement benefits to our named executive officers and do not believe that these types of benefits are necessary to further the objectives of our executive compensation program.

We offer the Deferred Compensation Plan to certain employees, including our named executive officers, pursuant to which participants may elect to defer a portion of their base salary and annual performance-based cash bonus. We offer this plan because we believe it is a competitive element of compensation for our named executive officers. For a description of our Deferred Compensation Plan, see “Non-qualified Deferred Compensation” below.

Severance and Change-in-Control Benefits

Each of our named executive officers is employed “at will.” None of our named executive officers has an employment agreement with Oracle that provides for payments or benefits in the event of a termination of employment or in connection with a change-in-control of Oracle.

Stock options granted to all of our employees, including our named executive officers, under our Amended and Restated 2000 Long-Term Equity Incentive Plan will become fully vested if Oracle is acquired and if the stock options are not assumed or if the stock options are assumed and the optionholder’s employment is terminated without cause within 12 months after the acquisition (a so-called “double trigger” arrangement). This vesting acceleration provision is provided to all employees who participate in the plan and is not subject to any other material conditions or obligations.

Determination of Executive Compensation Amounts for Fiscal 2013

Factors Used in Setting Fiscal 2013 Compensation for the NEOs

The Compensation Committee approved the fiscal 2013 compensation for our named executive officers and determined that the amounts of fiscal 2013 compensation disclosed in this proxy statement were appropriate and necessary to reward, retain and motivate our named executive officers based on, among other factors, our executive compensation philosophy and its subjective evaluations of:

•	our retention objectives for the named executive officer;

•	the potential contributions the named executive officer can make to our success, such as in the critical role of executing our business and/or acquisition strategies;

•	our potential future financial performance in each of our named executive officer’s principal area of responsibility and the degree to which we wish to incentivize him or her;

•	the named executive officer’s expected progress toward goals within his or her area of responsibility;

•	the named executive officer’s past performance;

•	the named executive officer’s experience and level of responsibility;

•	the growing complexity of our business resulting in increased workloads and responsibilities for our named executive officers, particularly in light of our acquisition strategy;

•	the appropriate mix of compensation (i.e., short-term versus long-term, fixed versus variable) for the named executive officer;

•	Mr. Ellison’s strong support for his executive team and his assessment of their potential for future contributions to Oracle;

•	as it related to stock options:

¡

the intrinsic (that is, “in-the-money”) value of outstanding, unvested stock options held by the named executive officer and the degree to which such value supports our retention objectives for him or her; and

¡	the relative size of the stock options granted to the individuals in similar positions at the companies in our peer group; and

•	as it related to approving actual bonus payouts under the Executive Bonus Plan:

¡	Oracle’s financial results for fiscal 2013, as described above under “Executive Summary—Fiscal 2013 Financial Highlights.”

The Compensation Committee does not have a set formula by which it determines which of these factors is more or less important, and the specific factors used and their weighting may vary among individual named executive officers.

Fiscal 2013 Compensation for Mr. Ellison, Chief Executive Officer

The Compensation Committee deliberated on and ultimately determined and approved Mr. Ellison’s compensation based on the collective subjective judgment of its members.

The Compensation Committee approved the following specific compensation amounts for Mr. Ellison in fiscal 2013 based on our executive compensation philosophy, with an emphasis on our objectives of retaining Mr. Ellison’s services and of providing incentives for superior performance. Mr. Ellison was not present when the Compensation Committee took or deliberated over the following actions:

•

A stock option to purchase 7 million shares of Oracle common stock granted on July 5, 2012, with an exercise price of $29.72 per share, vesting 25% each year over a period of four years, which was consistent with the number of shares of Mr. Ellison’s stock option grant in the prior fiscal year and was intended to further incentivize and retain him and align his interests with those of Oracle’s other stockholders.

•

A target cash bonus opportunity under the Executive Bonus Plan of $6.1 million, which was equal to 0.325% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Ellison’s multiplier was determined at the beginning of fiscal 2013 and remained the same percentage as it was in fiscal 2012. Given Oracle’s pay-for-performance philosophy and fiscal 2013 growth that did not meet Oracle’s own internal expectations, Mr. Ellison was eligible for a bonus payment of approximately $1.2 million and voluntarily declined his fiscal 2013 bonus and therefore received no bonus payout ($0) for fiscal 2013.

•	Maintained his annual base salary at $1.

In setting Mr. Ellison’s bonus opportunity and stock option award, the Compensation Committee determined that the compensation paid to Mr. Ellison should be greater than that paid to our other named executive officers, because he is not only our CEO with overall responsibility for our business strategy, operations and corporate vision, he is also our founder who has guided Oracle for more than 30 years and who the Compensation Committee believes is invaluable to our success going forward. The Compensation Committee recognizes that Mr. Ellison has a significant equity interest in Oracle, but believes he should still be eligible for an annual compensation package because of his active and vital role in our operations, strategy and growth.

Other Named Executive Officers’ Fiscal 2013 Compensation

For fiscal 2013, Mr. Ellison provided the Compensation Committee with his recommendations with respect to the proposed compensation for our other named executive officers. The Compensation Committee reviewed and gave considerable weight to Mr. Ellison’s recommendations because of his direct knowledge of our other named executive officers’ performance and contributions. Nonetheless, the Compensation Committee ultimately used the collective subjective judgment of its members to determine the size of each stock option grant, the target cash bonus opportunities and base salaries for the named executive officers.

Fiscal 2013 Compensation for Ms. Catz, President and Chief Financial Officer

The Compensation Committee approved the following compensation for Ms. Catz in fiscal 2013:

•

A stock option to purchase 5 million shares of Oracle’s common stock granted on July 5, 2012, with an exercise price of $29.72 per share, vesting 25% each year over a period of four years, which was consistent with the number of shares of Ms. Catz’s stock option grant in the prior fiscal year and was intended to further align her interests with those of Oracle’s stockholders.

•

A target cash bonus opportunity under the Executive Bonus Plan of $3.7 million, which was equal to 0.200% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Ms. Catz’s multiplier was determined at the beginning of fiscal 2013 and remained the same percentage as it was in fiscal 2012. Given Oracle’s pay-for-performance philosophy and fiscal 2013 growth that did not meet Oracle’s own internal expectations, Ms. Catz was eligible for a bonus payment of approximately $717,000 and voluntarily declined her fiscal 2013 bonus and therefore received no bonus payout ($0) for fiscal 2013.

•	An annual base salary of $950,000.

In setting her target bonus opportunity and stock option award, the Compensation Committee determined that Ms. Catz’s compensation should be higher than the compensation paid to the other named executive officers (other than Messrs. Ellison and Hurd) in recognition of her significant role and responsibilities with Oracle. As our President, Ms. Catz not only assists Mr. Ellison with setting our overall business and acquisition strategy but also executes that strategy. In addition, as our Chief Financial Officer, Ms. Catz has oversight and responsibility for the accuracy and integrity of our financial results.

Fiscal 2013 Compensation for Mr. Hurd, President

When Oracle hired Mr. Hurd in 2010, the Compensation Committee approved stock option grants of 5 million shares of Oracle common stock in each of the first five years (including fiscal 2013) after his joining us subject to his remaining in his current role at Oracle.

The Compensation Committee also approved the following compensation for Mr. Hurd in fiscal 2013:

•

A target cash bonus opportunity under the Executive Bonus Plan of $3.7 million, which was equal to 0.200% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Hurd’s multiplier was determined at the beginning of fiscal 2013 and remained the same percentage as it was in fiscal 2012. Given Oracle’s pay-for-performance philosophy and fiscal 2013 growth that did not meet Oracle’s own internal expectations, Mr. Hurd was eligible for a bonus payment of approximately $717,000 and voluntarily declined his fiscal 2013 bonus and therefore received no bonus payout ($0) for fiscal 2013.

•	An annual base salary of $950,000.

The Compensation Committee determined at the time of his being hired and again in fiscal 2013 that the compensation described above was reasonable and appropriate because of Mr. Hurd’s significant responsibilities as a President of Oracle reporting directly to our CEO, Mr. Ellison. In this role, Mr. Hurd is responsible for worldwide sales and marketing, consulting, support and Oracle’s industry-specific global business units, and he acts as a primary contact for our customers.

Fiscal 2013 Compensation for Mr. Kurian, Executive Vice President, Product Development

The Compensation Committee approved the following compensation for Mr. Kurian in fiscal 2013:

•

A stock option to purchase 4 million shares of Oracle’s common stock granted on July 5, 2012, with an exercise price of $29.72 per share, vesting 25% each year over a period of four years, which was consistent with the number of shares of Mr. Kurian’s stock option grant in the prior fiscal year and was intended to further align his interests with those of Oracle’s stockholders.

•

A target cash bonus opportunity under the Executive Bonus Plan equal to 0.200% multiplied by the growth in our non-GAAP pre-tax profits over the preceding fiscal year. Mr. Kurian’s multiplier was increased from 0.175% to increase his incentive opportunity for fiscal 2013. Mr. Kurian’s fiscal 2013 bonus payout was $717,232, which was equal to only 19% of his target cash bonus opportunity.

•	An annual base salary of $800,000.

The Compensation Committee approved this compensation package based on its determination that Mr. Kurian makes significant and important contributions to Oracle’s overall software development and strategy, including those related to our Fusion and Cloud products and services.

Fiscal 2013 Compensation for Mr. Fowler, Executive Vice President, Systems

The Compensation Committee approved the following compensation for Mr. Fowler in fiscal 2013:

•	A stock option to purchase 2 million shares of Oracle’s common stock granted on July 5, 2012, with an exercise price of $29.72 per share, vesting 25% each year over a period of four years.

•

A target cash bonus opportunity under the Executive Bonus Plan of $1.3 million. In fiscal 2013, while our hardware systems business was profitable, the profitability of this business as we measure it did not grow from the prior fiscal year. Therefore, Mr. Fowler received no bonus payout ($0) for fiscal 2013.

•	An annual base salary of $700,000.

In addition to the factors described above, the Compensation Committee approved this compensation based on its determination that Mr. Fowler makes significant and important contributions to Oracle’s overall hardware systems development and strategy, including our Exa line of products.

Other Factors in Setting Executive Compensation

Compensation Consultant

The Compensation Committee selected and directly engaged Compensia, Inc., a national compensation consulting firm, as its compensation advisor for fiscal 2013 to provide analysis and market data on executive and director compensation matters, both generally and within our industry. Compensia also assisted the Compensation Committee with a comparison of our executive compensation policies and practices against a group of peer companies (as identified below) and with reviewing the annual risk assessment of our compensation policies and practices applicable to our named executive officers and other employees. Compensia did not determine or recommend any amounts or levels of our executive compensation for fiscal 2013.

The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating Compensia, Compensia reports directly to the Compensation Committee and Compensia did not provide any other services to Oracle during fiscal 2013. Our CEO did not meet with representatives of Compensia nor did he consult with management’s outside compensation consultant on any of these executive compensation matters for fiscal 2013. The Compensation Committee has determined that the work resulting from Compensia’s engagement did not raise any conflicts of interest.

Peer Company Executive Compensation Comparison

While we set overall target compensation significantly above the average compensation level of the selected companies to which we annually compare our executive compensation program, achieving our target compensation levels requires successful performance by our named executive officers, both collectively and individually. While the Compensation Committee considers executive pay information drawn from a group of peer companies (as determined below) and from the Radford 2012 Executive Compensation Survey for comparative purposes when setting executive compensation levels at Oracle, it does not target total compensation or any individual compensation element at a specific level or attempt to attain a specified target percentile within the data drawn from the compensation peer group to determine executive compensation.

The Compensation Committee, in consultation with Compensia, annually establishes a group of peer companies, which are generally in the technology sector, for comparative purposes based on a number of factors, including:

•	their size and complexity;

•	their market capitalization;

•	their competition with us for talent;

•	the nature of their businesses;

•	the industries and regions in which they operate; and

•

the structure of their executive compensation programs (including the extent to which they rely on bonuses and other variable, performance-based compensation) and the availability of information about these programs.

For fiscal 2013, the companies comprising the compensation peer group consisted of:

Accenture plc	EMC Corporation	Microsoft Corporation
Amazon.com, Inc.	Google Inc.	QUALCOMM Incorporated
Apple Inc.	Hewlett-Packard Company	SAP AG
Cisco Systems, Inc.	Intel Corporation	Texas Instruments Incorporated
Dell Inc.	International Business Machines Corporation
eBay Inc.

Tax and Accounting Considerations

In evaluating potential compensation alternatives, the Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers unless, among other things, such compensation is performance-based and has been approved by stockholders. Generally, we design our executive compensation program, including our Executive Bonus Plan and our stock option grants, to be eligible for deductibility to the extent permitted by Section 162(m) of the Code and the relevant income tax regulations. We may from time to time, however, pay compensation to our named executive officers that may not be deductible if the Compensation Committee believes that doing so is in the best interests of Oracle and our stockholders.

In fiscal 2013, the annual performance cash bonuses paid under the Executive Bonus Plan to our named executive officers and our stock option grants were structured with the intent that they qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and we expect them to be fully deductible.

Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our stock option grants (that is, the value of our stock options based on GAAP), which reduces the amount of our reported profits. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number, share amounts and the fair values of the stock options that are granted each year.

Other Compensation Policies

Stock Ownership Guidelines

As discussed in greater detail under the heading “Corporate Governance—Corporate Governance Guidelines—Stock Ownership Guidelines for Directors and Senior Officers” included elsewhere in this proxy statement, our executive officers are required to own and hold a specified number of shares of Oracle common stock. Under the Stock Ownership Guidelines, our named executive officers must own the following number of shares of Oracle common stock by 2016:

Title	Minimum Number of Shares
Chief Executive Officer	250,000
Presidents	100,000
Executive Vice Presidents who are Section 16 Officers	50,000
All other Section 16 Officers	10,000

The purpose of the Stock Ownership Guidelines is to more closely align the interests of our executive officers with the interests of our other stockholders through good and bad economic times. In addition, the Stock Ownership Guidelines are designed to strengthen the link between our long-term performance and executive compensation.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	Bruce R. Chizen, Chair George H. Conrades Naomi O. Seligman

Dated: September 4, 2013

Summary Compensation Table

The following table provides summary information concerning cash, equity and other compensation awarded to, earned by, or paid to the following named executive officers:

(i)	Lawrence J. Ellison, Chief Executive Officer;
(ii)	Safra A. Catz, President and Chief Financial Officer; and
(iii)	Mark V. Hurd, President; Thomas Kurian, Executive Vice President, Product Development; and John F. Fowler, Executive Vice President, Systems.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Declined Non- Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total (5) ($)	Total Net of Declined Compensation ($)
Lawrence J. Ellison	2013	1	1,126	76,893,600	1,165,502	-1,165,502	1,545,930	79,606,159	78,440,657
Chief Executive Officer	2012	1	—	90,693,400	3,918,663	—	1,548,632	96,160,696	96,160,696
	2011	1	—	62,668,200	13,341,994	—	1,549,625	77,559,820	77,559,820
Safra A. Catz	2013	950,000	—	42,620,500	717,232	-717,232	20,105	44,307,837	43,590,605
President and	2012	950,000	—	48,315,500	2,411,485	—	18,757	51,695,742	51,695,742
Chief Financial Officer	2011	912,500	—	32,151,000	9,014,861	—	17,526	42,095,887	42,095,887
Mark V. Hurd	2013	950,000	—	42,620,500	717,232	-717,232	22,074	44,309,806	43,592,574
President	2012	950,000	—	48,315,500	2,411,485	—	20,638	51,697,623	51,697,623
	2011	698,106	2,000,000	68,349,000	7,299,368	—	16,066	78,362,540	78,362,540
Thomas Kurian	2013	800,000	—	30,106,000	717,232	—	12,480	31,635,712	31,635,712
Executive Vice President, Product Development	2012 2011	800,000 800,000	— —	33,190,000 25,720,800	2,110,049 7,211,889	— —	11,835 11,106	36,111,884 33,743,795	36,111,884 33,743,795
John F. Fowler	2013	700,000	—	15,053,000	—	—	19,439	15,772,439	15,772,439
Executive Vice President, Systems	2012	700,000	—	16,595,000	—	—	18,173	17,313,173	17,313,173

(1)	Mr. Ellison was a named inventor on two US patent applications and, pursuant to Oracle’s employee patent award program, received an aggregate payment of $1,126 as a patent award in fiscal year 2013.

(2)

As required by SEC rules, the amounts reported in this column represent the aggregate grant date fair value of the stock options granted during the relevant fiscal years computed in accordance with FASB ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Please refer to “Compensation Discussion and Analysis—Long-term Incentive Compensation—Stock Options” included elsewhere in this proxy statement for a discussion of these awards. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2013.

(3)	Messrs. Ellison and Hurd and Ms. Catz each elected to decline his or her award for fiscal 2013 under our Non-Equity Incentive Plan, as further described in the CD&A.

(4)	For fiscal 2013, the amounts reported in this column include:

(a)

Company matching contributions under the 401(k) Plan of $5,134 for Mr. Ellison, $5100 for Messrs. Hurd and Fowler, and Ms. Catz. Similar to our other employees, named executive officers are eligible to participate in our 401(k) Plan and we match 50% of an eligible salary deferral up to the first 6% of such deferrals, not to exceed $5,100 in a calendar year and subject to a vesting schedule.

(b)

Flexible credits used toward cafeteria-style benefit plans, including life insurance and long-term disability benefits, in the amount of $6,122 for Mr. Ellison, $14,874 for Ms. Catz, $16,843 for Mr. Hurd, $12,349 for Mr. Kurian and $14,208 for Mr. Fowler.

(c)

Security-related costs and expenses of $1,531,675 for Mr. Ellison’s residence. Pursuant to a residential security program for Mr. Ellison, as described in “Compensation Discussion and Analysis—Elements of Our Compensation Program—Perquisites and Other Personal Benefits—Residential Security,” Mr. Ellison is required to have home security. We believe these security costs and expenses are appropriate business expenses.

(d)

We have hired legal counsel to assist our executives with complying with reporting obligations under applicable laws in connection with their personal political campaign contributions. In fiscal 2013, Mr. Ellison received $2,999 in services, and Ms. Catz, Mr. Hurd, Mr. Kurian and Mr. Fowler each received $131 in services.

(e)

The following may be deemed to be “personal benefits” for our named executive officers although there was no aggregate incremental cost to us during fiscal 2013: Mr. Ellison was accompanied by family members on an airplane leased by us for business trips. We lease the entire aircraft for business travel and are not charged for use of the aircraft based on the number of passengers. Therefore, we believe there is no aggregate incremental cost as a result of Mr. Ellison being accompanied by family members in fiscal 2013. However, in the interests of transparency, we estimate that this use resulted in a loss of a corporate income tax deduction in the amount of approximately $85,894 (which is not included in this column) for fiscal 2013.

(5)

Pursuant to SEC guidance, for purposes of determining our named executive officers, the total amount reported in this column for each of Messrs. Ellison and Hurd, and Ms. Catz, includes the amount awarded under our Non-Equity Incentive Plan although each of these named executive officers declined and did not receive his or her award.

Stock Options and Option Grant Administration

Our Board of Directors has designated the Compensation Committee as the administrator of the Long-Term Equity Incentive Plan and the Directors’ Stock Plan. The Compensation Committee, among other things, selects award recipients under the Long-Term Equity Incentive Plan, approves the form of grant agreements, determines the terms and restrictions applicable to the equity awards and adopts sub-plans for particular subsidiaries or locations.

We have a policy of generally granting stock options on pre-established dates. The Compensation Committee holds regular meetings on a scheduled date each month to consider and approve stock option grants (other than the annual stock option grants described below), including grants to new hires and promoted employees. The Board has also delegated to an executive officer committee, consisting of our CEO, the authority to approve grants of stock options to acquire up to 100,000 shares of our common stock to non-executive officers and employees. The Compensation Committee and F&A Committee also monitor the dilution and overhang effects of our outstanding stock options in relation to the total number of outstanding shares of our common stock. We do not grant stock options in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on stock option grant dates.

Because we believe stock options are an important part of our compensation program, we also grant stock options on an annual basis to key employees, including our executive officers. The Compensation Committee approves these annual stock option grants during the ten business-day period following the second trading day after the announcement of our fiscal year-end earnings. We implemented this policy in an effort to make our annual stock option grants during the time when potential material information regarding our financial performance is most likely to be available to our stockholders and the market.

Grants of Plan-Based Awards During Fiscal 2013

The following table shows equity and non-equity awards granted to our named executive officers during the fiscal year ended May 31, 2013. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at 2013 Fiscal Year-End Table.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Option Awards (3) ($)
		Threshold ($)	Target ($)	Maximum ($)
Lawrence J. Ellison	7/5/12	—	—	—	7,000,000	29.72	76,893,600
	—	—	6,087,368	12,174,737	—	—	—
Safra A. Catz	7/5/12	—	—	—	5,000,000	29.72	42,620,500
	—	—	3,746,073	7,492,146	—	—	—
Mark V. Hurd	7/5/12	—	—	—	5,000,000	29.72	42,620,500
	—	—	3,746,073	7,492,146	—	—	—
Thomas Kurian	7/5/12	—	—	—	4,000,000	29.72	30,106,000
	—	—	3,746,073	7,492,146	—	—	—
John F. Fowler	7/5/12	—	—	—	2,000,000	29.72	15,053,000
	—	—	1,337,191	2,674,383	—	—	—

(1)

The target and maximum plan award amounts reported in these columns are derived from our Executive Bonus Plan for fiscal 2013. The actual payout amounts for fiscal 2013 under the Executive Bonus Plan are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. Messrs. Ellison and Hurd, and Ms. Catz each declined their respective award payouts under the Executive Bonus Plan for fiscal 2013.

(2)	The stock options reported in this column were granted under our Long-Term Equity Incentive Plan.

(3)

As required by SEC rules, the amounts reported in this column represent the aggregate grant date fair value of the stock options granted during fiscal 2013 computed in accordance with FASB ASC Topic 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Please refer to “Compensation Discussion and Analysis—Long-term Incentive Compensation—Stock Options” included elsewhere in this proxy statement for a discussion of these awards. For information on the valuation assumptions used in these computations, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

Our equity incentive program for our named executive officers consists exclusively of stock options. The following table provides information on the stock option of our named executive officers as of May 31, 2013. This table includes all outstanding, unexercised and unvested stock options. Each outstanding stock option is shown separately for each named executive officer.

		Option Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Lawrence J. Ellison	07/06/06	7,000,000	—	14.57	07/06/16
	07/05/07	7,000,000	—	20.49	07/05/17
	07/03/08	7,000,000	—	20.73	07/03/18
	07/02/09	5,250,000	1,750,000	21.04	07/02/19
	07/01/10	3,500,000	3,500,000	21.55	07/01/20
	06/29/11	1,750,000	5,250,000	32.43	06/29/21
	07/05/12	—	7,000,000	29.72	07/05/22
Safra A. Catz	06/20/05	3,000,000	—	12.34	06/20/15
	07/06/06	4,000,000	—	14.57	07/06/16
	07/05/07	4,000,000	—	20.49	07/05/17
	07/03/08	5,000,000	—	20.73	07/03/18
	07/02/09	3,750,000	1,250,000	21.04	07/02/19
	07/01/10	2,500,000	2,500,000	21.55	07/01/20
	06/29/11	1,250,000	3,750,000	32.43	06/29/21
	07/05/12	—	5,000,000	29.72	07/05/22
Mark V. Hurd	09/08/10	3,400,000	5,000,000	24.14	09/08/20
	06/29/11	1,250,000	3,750,000	32.43	06/29/21
	07/05/12	—	5,000,000	29.72	07/05/22
Thomas Kurian	07/02/09	950,000	1,000,000	21.04	07/02/19
	07/01/10	2,000,000	2,000,000	21.55	07/01/20
	06/29/11	1,000,000	3,000,000	32.43	06/29/21
	07/05/12	—	4,000,000	29.72	07/05/22
John F. Fowler	03/04/10	840,000	500,000	24.76	03/04/20
	06/29/11	500,000	1,500,000	32.34	06/29/21
	07/05/12	—	2,000,000	29.72	07/05/22

(1)

Our equity incentive program for our named executive officers consists exclusively of stock options. These stock options vest or vested 25% per year over four years on each anniversary of the date of grant.

Option Exercises and Vesting of Restricted Stock Units During Fiscal 2013

The following table sets forth information with respect to our named executive officers concerning the exercises of stock options and vesting of restricted stock unit awards during fiscal 2013.

	Option Awards		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (3)(#)	Value Realized on Vesting (4)($)
Lawrence J. Ellison	7,200,000	151,428,000	—	—
Safra A. Catz	—	—	—	—
Mark V. Hurd	1,325,000	8,938,703	—	—
Thomas Kurian	3,697,500	47,594,205	—	—
John F. Fowler	500,000	2,817,650	8,698	265,983

(1)

The value realized on exercise is calculated as the difference between the market price of the shares of our common stock at the time of exercise and the applicable exercise price of those stock options.

(2)

These stock awards consist of restricted stock units assumed by Oracle upon its acquisition of Sun Microsystems, Inc. (Sun). The stock awards vested 20% per year over five years on each anniversary of the date of grant.

(3)	The number of shares acquired upon vesting includes dividend equivalent shares accrued and distributed upon vesting of the underlying restricted stock units.

(4)

The value realized on vesting is calculated based on the market price of the shares of our common stock on the date of vesting. These consist of restricted stock unit awards originally granted by Sun and assumed by Oracle upon its acquisition of Sun.

Non-qualified Deferred Compensation

Employees (including our named executive officers) earning an annual base salary of $190,000 or more are eligible to enroll in our Deferred Compensation Plan. Under the Deferred Compensation Plan, employees may elect to defer annually the receipt of a portion of their compensation and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. Participants may elect to defer base salary, bonus and commissions earned during a given year. The maximum amount of compensation permitted to be deferred is the amount remaining after all deductions for other benefits and taxes are first deducted from the gross payment. Participants may defer payment until age 59 1/2 or until termination of employment, subject to earlier payment in the event of a change-in-control of Oracle or death. Distributions may be made, at the participant’s option, in a lump sum payment or in installments over a period of five or ten years.

Participating employees may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in our Deferred Compensation Plan are identical to the investment options in our 401(k) Plan.

The table below provides information on the non-qualified deferred compensation of our named executive officers in fiscal 2013.

Name	Executive Contributions in FY 2013 ($)	Registrant Contributions in FY 2013 ($)	Aggregate Earnings in FY 2013 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at FY 2013-end ($)
Lawrence J. Ellison	—	—	2,695,816	—	14,866,191
Safra A. Catz	—	—	—	—	—
Mark V. Hurd	—	—	—	—	—
Thomas Kurian	—	—	—	—	—
John F. Fowler	—	—	—	—	—

Potential Payments Upon Termination or Change-in-Control

Typically, we have entered into an employment offer letter with each of our named executive officers upon hire that provides the executive is employed “at will”. None of these employment offer letters with our named executive officers provide for payments or benefits upon a termination of employment or in connection with a change-in-control of Oracle, other than our broad-based equity plan described below.

Double-Trigger Change-in-Control Benefits Under our Equity Plan

The vesting of all outstanding stock options under the Long-Term Equity Incentive Plan, including those held by our named executive officers, will accelerate if:

•	Oracle is acquired; and

•	the stock options are not assumed, or if the stock options are assumed and the optionee’s employment is terminated without cause within 12 months following the acquisition.

The following table provides information on the intrinsic value as of May 31, 2013 of the unvested “in-the-money” stock options held by our named executive officers which would accelerate under the circumstances described in the preceding paragraph. The intrinsic value of the stock options is calculated as the number of unvested shares multiplied by the spread, i.e., the amount by which the market value of our common stock on May 31, 2013 ($33.78 per share) exceeded the exercise price of the related stock option.

Potential Double-Trigger Change-in-Control Benefits as of May 31, 2013
Name	Intrinsic Value of Unvested Equity Awards ($)
Lawrence J. Ellison	100,607,500
Safra A. Catz	71,862,500
Mark V. Hurd	73,562,500
Thomas Kurian	57,490,000
John F. Fowler	14,655,000

Equity Compensation Plan Information

The following table summarizes information, as of May 31, 2013, regarding our equity compensation plans.

	May 31, 2013 (in millions, except price data)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Restricted Stock Units, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (1)
Equity compensation plans approved by stockholders	429	$25.46		370	(2)
Equity compensation plans not approved by stockholders (3)	19	$24.22		—

Total	448	$25.41	(4)	370

(1)	These numbers exclude the shares listed under the column heading “Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights”.

(2)

This number includes approximately 296 million shares available for future issuance under the Long-Term Equity Incentive Plan, approximately 10 million shares available for future issuance under the Directors’ Stock Plan, and approximately 64 million shares available for future issuance under the ESPP.

(3)	These stock options and restricted stock units were assumed in connection with our acquisitions. No additional awards were or can be granted under the plans that originally issued these awards.

(4)

Of the approximately 448 million securities to be issued, approximately 447 million reflects securities to be issued upon exercise of outstanding stock options with a weighted average exercise price of $25.48 and a weighted average remaining contractual life of 6.92 years. The remaining portion represents restricted stock units, which have no purchase price and were assumed in connection with our acquisitions.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Review of Oracle’s Audited Financial Statements for the Fiscal Year Ended May 31, 2013

The Finance and Audit Committee (the “F&A Committee”) has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended May 31, 2013.

The F&A Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The F&A Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the F&A Committee concerning independence and the F&A Committee has discussed the independence of Ernst & Young LLP with that firm.

Based on the F&A Committee’s review and discussions noted above, the F&A Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended May 31, 2013, for filing with the U.S. Securities and Exchange Commission.

Submitted by:	H. Raymond Bingham, Chair
Michael J. Boskin, Vice Chair
Bruce Chizen

Dated: June 26, 2013

TRANSACTIONS WITH RELATED PERSONS

We occasionally enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons has a direct or indirect material interest. As set forth in the charter for the Independence Committee which is posted on our website at www.oracle.com/goto/corpgov, the Independence Committee reviews and approves each individual related person transaction exceeding $120,000, including material amendments thereto.

To be approved, the Independence Committee must be informed or have knowledge of:

•	the related person’s relationship or interest; and

•	the material facts of the proposed transaction, and any material amendments thereto.

The proposed transaction, and any material amendments thereto, must be on terms that, when taken as a whole, are fair to us.

We annually survey our directors and executive officers to identify any entities they are affiliated with that may enter into a transaction with us that would require disclosure as a related person transaction. We prepare a list of related person entities, which we post internally for reference by our sales force and our purchasing groups. We also periodically review and update this list with Mr. Ellison’s advisors, as almost all of the entities on this list are direct or indirect investments of Mr. Ellison. Potential transactions are compared against this list by management to determine if they require review and approval by the Independence Committee. With respect to sales of products and services, we also compare transactions posted to our general ledger against this list to determine if any related person transactions occurred without pre-approval and the reason pre-approval was not obtained, whether inadvertent or otherwise.

For sales of products and services to be approved by the Independence Committee, we provide the Independence Committee with data indicating that the proposed discounts and terms are consistent with the discounts and terms provided to unrelated customers. For purchases, we provide the Independence Committee with data points showing that the rates or prices are comparable to the rates or prices we could have obtained from an unrelated vendor.

Mr. Ellison has entered into a written price protection agreement with us that applies to any related person transaction involving a purchase of goods or services from an entity in which Mr. Ellison has a direct or indirect material interest and which we enter into a transaction while Mr. Ellison is one of our executive officers or Chairman of our Board of Directors. Under this agreement, if we present Mr. Ellison with reasonable evidence of a lower price or rate for the same goods or services offered by the related company, which would have been available to us at the time we entered into the applicable transaction, then Mr. Ellison will reimburse us for the difference. This agreement expires three years after the date on which Mr. Ellison is neither an executive officer of Oracle nor Chairman. The Independence Committee may approve certain other transactions where it can conclude that such transactions are otherwise on terms that were fair to us.

The Independence Committee also reviews and monitors on-going relationships with related persons to ensure they continue to be on terms that are fair to us. On an annual basis, the Independence Committee receives a summary of all transactions with related persons, including transactions that did not require approval. Total related person transaction revenues were 0.05% of our total revenues and total related party operating expenses were 0.01% of our total operating expenses in fiscal 2013.

Sales of Products and Services

In the ordinary course of our business, we have sold products and services to companies in which Mr. Ellison directly or indirectly has or had a controlling interest. For fiscal 2013, the total amount of all purchases by these companies was approximately $17.8 million. The following list identifies which of these companies purchased more than $120,000 in products and services from us in fiscal 2013. Services, such as software license updates and product support, which were paid for in fiscal 2013 may be provided by us in future fiscal years.

•	LeapFrog Enterprises, Inc. purchased approximately $4.8 million in new software licenses, support and education;

•	NetSuite, Inc. purchased approximately $12.8 million in new software licenses, hardware systems, support, education and other services; and

•	Theranos, Inc. purchased approximately $227,000 in software licenses, services and support.

During fiscal 2013, Mr. Ellison held an indirect controlling interest in LeapFrog Enterprises, Inc. He has subsequently sold his entire interest in LeapFrog. As a result, LeapFrog is no longer a related party of Mr. Ellison or Oracle.

Purchases of Goods and Services

We occasionally enter into transactions, other than the sale of products and services, with companies in which Mr. Ellison, directly or indirectly, has a controlling interest.

•

In fiscal 2013, we leased aircraft and purchased services in excess of $120,000 from Wing and a Prayer, Inc., a company owned by Mr. Ellison. The aggregate payment amount for our use of the aircraft in fiscal 2013 was approximately $1.5 million. The Independence Committee has determined that the amounts billed for our use of the aircraft and pilots are at or below the market rate charged by third-party commercial charter companies for similar aircraft.

•	In fiscal 2013, we paid NetSuite, Inc. approximately $394,000 for services primarily related to companies we acquired that previously used NetSuite’s software offerings.

•

In fiscal 2013, we paid Desert Champions, LLC, a company owned by Mr. Ellison, approximately $450,000 in advertising and marketing-related costs in connection with the 2013 BNP Paribas Open tennis tournament.

Acquisition of Pillar Data Systems, Inc.

On July 18, 2011, we acquired all of the issued and outstanding equity interests of Pillar Data Systems, Inc. (“Pillar Data”), a company that develops and sells enterprise storage systems solutions, pursuant to an agreement and plan of merger dated as of June 29, 2011 (the “Merger Agreement”) in exchange for which the equity holders of Pillar Data received rights to contingent cash merger consideration as described below and subject to certain conditions (the “Earn-Out”). Prior to this acquisition, Pillar Data was directly and indirectly majority-owned and controlled by Mr. Ellison and was a debtor of an affiliate of Mr. Ellison. An affiliate of Mr. Ellison has a preference right to receive the first approximately $565 million of the Earn-Out, if any, and Mr. Ellison and his affiliates have rights to 55% of any amount of the Earn-Out that exceeds such $565 million. We did not make any upfront payments to Pillar Data or any of its stockholders, including Mr. Ellison, or option holders, when we completed this acquisition.

The Earn-Out will be calculated with respect to a three-year period that commenced with our second quarter of fiscal 2012 (which ended on November 30, 2011) and will conclude with our first quarter of fiscal 2015 (the “Earn-Out Period”). The Earn-Out will be an amount (if positive) calculated based on the product of (i) the difference between (x) future revenues generated from the sale of certain Pillar Data products during the last four full fiscal quarters of Oracle during the Earn-Out Period minus (y) certain losses associated with certain Pillar Data products incurred over the entire Earn-Out Period, multiplied by (ii) three (3). We have the right to reduce the Earn-Out by the amount of any indemnification claims we may have under the Merger Agreement. We do not expect the amount of the Earn-Out or its potential impact will be material to our results of operations or financial position. As of May 31, 2013, we estimated the fair value of the Earn-Out Liability to be zero ($0).

LEGAL PROCEEDINGS

Various stockholder derivative lawsuits have been filed against Oracle and certain former and current directors in connection with a qui tam lawsuit that had been filed against Oracle in the United States District Court for the Eastern District of Virginia. The qui tam action alleged that Oracle made false statements to the General Services Administration (GSA) in 1997-1998 while negotiating its GSA contract, among other claims. Oracle settled this action without admitting liability, and the case was dismissed on October 11, 2011. The following stockholder derivative actions have been filed, claiming that the named officer and director defendants were responsible for certain alleged conduct in the qui tam action and thereby exposing Oracle to reputational damage, monetary damages and costs and asserting claims for breach of fiduciary duty, abuse of control and unjust enrichment: on August 2, 2010, a stockholder derivative lawsuit was filed in the United States District Court for the Northern District of California; on August 19, 2010, a similar stockholder derivative lawsuit was filed in California Superior Court, County of San Mateo; and on September 8, 2011, another stockholder derivative lawsuit was filed in the United States District Court for the Northern District of California. The first two derivative actions were consolidated, but pursuant to a motion by Oracle, they were dismissed on November 11, 2011, with leave to plaintiffs to amend. No amended complaint has been filed.

On September 12, 2011, two alleged stockholders of Oracle filed a Verified Petition for Writ of Mandate for Inspection of Corporate Books and Records in California Superior Court, County of San Mateo. The petition originally named as respondents Oracle and two of our officers, both of whom were subsequently dismissed. The alleged stockholders claim that they are investigating alleged corporate mismanagement relating to the claims in the qui tam action, and asked the court to compel the inspection of certain of Oracle’s accounting books and records and minutes of meetings of the stockholders, our Board of Directors and the committees of our Board of Directors, related to those allegations, plus expenses of the audit and attorneys’ fees. At a hearing on November 10, 2011, the court granted the alleged stockholders’ request for a Writ of Mandate, which was confirmed in a judgment on December 12, 2011. Oracle filed a notice of appeal on February 2, 2012.

The parties in the derivative and Writ of Mandate actions discussed above have reached a tentative settlement of these actions, under which Oracle will continue or implement certain corporate governance measures, which shall remain in place for three years, and Oracle will pay, or cause Oracle’s insurers to pay, plaintiffs’ attorneys’ fees and costs up to $1.9 million. The court held a preliminary fairness hearing on July 11, 2013, and the court preliminarily approved the settlement at that hearing. A final fairness hearing is scheduled for September 26, 2013.

On September 30, 2011, a stockholder derivative lawsuit was filed in the Delaware Court of Chancery and a second stockholder was permitted to intervene as a plaintiff on November 15, 2011. At an August 22, 2012, hearing, the court dismissed certain claims but permitted certain claims for breach of fiduciary duty to proceed. On May 3, 2013, plaintiffs filed an amended complaint. The derivative suit is brought by two alleged stockholders of Oracle, purportedly on Oracle’s behalf, against one former director and all but two of our current directors, including against our Chief Executive Officer as an alleged controlling stockholder. Plaintiffs allege that Oracle’s directors breached their fiduciary duties in agreeing to purchase Pillar Data Systems, Inc. at an excessive price. Plaintiffs seek declaratory relief, rescission of the Pillar Data transaction, damages, disgorgement of our Chief Executive Officer’s alleged profits, disgorgement of all compensation earned by defendants as a result of their service on Oracle’s Board or any committee of the Board, and an award of attorneys’ fees and costs. The parties attended a mediation on September 3, 2013, and continue to discuss a possible settlement of this matter. Trial is scheduled for November 18 to 22, 2013.

While the outcome of the derivative litigations and the related action noted above cannot be predicted with certainty, we do not believe that the outcome of any of these matters, individually or in the aggregate, will result in losses that are materially in excess of amounts already recognized, if any.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf.

Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that with respect to the fiscal year ended May 31, 2013, all Reporting Persons complied with all applicable filing requirements, except that, inadvertently, a late Form 4 was filed one day late on August 1, 2012 on behalf of John Fowler to report an option exercise and same-day sale transaction of Oracle common stock.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Finance and Audit Committee” and the “Report of the Compensation Committee” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has agreed to be named in this proxy statement and to serve if elected. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board.

Directors

The following directors are being nominated for election by our Board, including our Chief Executive Officer and our other executive officers on our Board: Jeffrey S. Berg, H. Raymond Bingham, Michael J. Boskin, Safra A. Catz, Bruce R. Chizen, George H. Conrades, Lawrence J. Ellison, Hector Garcia-Molina, Jeffrey O. Henley, Mark V. Hurd and Naomi O. Seligman.

For details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, please see “Board of Directors—Nominees for Directors” included elsewhere in this proxy statement.

Required Vote

Directors are elected by a plurality of votes cast. Our majority voting policy for directors in our Corporate Governance Guidelines states that in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election (a “Majority Withheld Vote”) and no successor has been elected at such meeting, the director nominee shall tender his or her resignation following certification of the stockholder vote.

The Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal.

Full details of our majority voting policy for directors are set forth in our Corporate Governance Guidelines, available at www.oracle.com/goto/corpgov.

The Board of Directors recommends a vote

FOR the election of each of the nominated directors.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with a non-binding, advisory vote on the compensation paid to our named executive officers.

We believe our results-aligned executive compensation program is beneficial to both the long-term growth of our company and to the interests of our stockholders. In deciding how to vote on this proposal, we urge you to consider the following factors, all of which are described in detail under “Executive Compensation—Compensation Discussion and Analysis” included elsewhere in this proxy statement:

•	Our named executive officers are rewarded only if they are successful in achieving our two primary business objectives:

¡	Improving profitability—which, for our CEO and Presidents, is measured by year-over-year growth in our non-GAAP pre-tax profits for Oracle as a whole.

¡	Increasing our stock price over a long-term period.

•

We recognize that the total compensation opportunities for our named executive officers are significantly above the average of our peer group. However, they realize most of this compensation only if they succeed in achieving the primary business objectives described above.

¡	If our stock price does not increase over time, they realize no value from their stock options.

¡	If our financial performance does not significantly improve over the prior year, their cash bonuses will decrease.

•

For fiscal 2013, performance-based compensation comprised an average of approximately 98% of our named executive officers’ total compensation (as reported in the “Summary Compensation Table” for fiscal 2013 under the required SEC reporting methodology), as follows:

¡

An average of approximately 97.3% of their total compensation was awarded in the form of stock options, which require a sustained increase to our stock price to have any value and which become vested over four years. The Compensation Committee believes that stock options continue to be the best vehicle for clearly linking executive compensation to Oracle’s financial performance and long-term stock price.

¡

An average of approximately 0.3% of their eligible compensation was related to their annual cash bonus which was directly linked to improved financial performance. To receive a cash bonus, we require increasing profitability for any cash bonus payment. For fiscal 2013, although non-GAAP pre-tax profits were $16.8 billion and increased modestly over the prior year, given Oracle’s performance-based compensation philosophy and growth that did not meet Oracle’s internal expectations, Mr. Ellison, Ms. Catz and Mr. Hurd all voluntarily declined their fiscal 2013 bonuses and therefore received no bonuses.

•

Oracle’s total stockholder return has outpaced the S&P 500 Index in recent years. So while our named executive officers have realized significant value from their stock options during this period, at the same time our stockholders have also experienced significant appreciation in their investments in Oracle’s common stock.

*$100 INVESTED ON MAY 31, 2008 IN STOCK OR

INDEX-INCLUDING REINVESTMENT OF DIVIDENDS

	5/08	5/09	5/10	5/11	5/12	5/13
Oracle Corporation	100.00	85.99	99.94	152.65	119.04	153.38
S&P 500 Index	100.00	67.43	81.58	102.76	102.33	130.24
S&P Information Technology Index	100.00	71.24	91.52	110.86	119.25	137.29

Further, given that the stock options granted to our named executive officers have a 10-year term, we believe that they serve as a powerful incentive that has in the past successfully motivated, and continue to motivate, our senior management to improve our financial performance and grow our stock price over the long term. This is clearly illustrated by our stock price performance over the past decade. On May 30, 2003, Oracle’s closing stock price was $13.01. Ten years later, on May 31, 2013, Oracle’s closing stock price had more than doubled to $33.78. We believe this continued growth is even more impressive given that Oracle was one of the largest technology companies in the world during that time. During that same ten-year period, Oracle’s market capitalization grew from approximately $71 billion to approximately $158 billion.

In addition, we believe the following features of our executive compensation program, all of which are explained in more detail under “Executive Compensation—Compensation Discussion and Analysis” included elsewhere in this proxy statement, are beneficial to our stockholders:

•	We do not have employment agreements or change-in-control agreements with our executive officers.

•	As of May 31, 2013, our cumulative potential dilution since June 1, 2010 has been a weighted average annualized rate of 2% per year, which we consider to be low compared to our peers.

•	We do not reprice “underwater” stock options.

•	We prohibit speculative transactions.

•	Our Stock Ownership Guidelines require significant ownership of Oracle stock by our executive officers.

•	We have adopted a clawback policy for our executive officers.

Our Compensation Committee evaluates our executive compensation policies and practices on an ongoing basis and modifies programs as necessary to address evolving practices. For additional information regarding our executive compensation program and the compensation paid to our named executive officers, please refer to “Executive Compensation” included elsewhere in this proxy statement.

Required Vote

We are asking our stockholders to indicate their support for the compensation of our named executive officers and our compensation philosophy as described in this proxy statement. You may vote “FOR” or “AGAINST” the following resolution, or you may “ABSTAIN.” This advisory vote on executive compensation will be approved if it receives the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at the Annual Meeting.

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in Oracle’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosures that accompany the compensation tables.”

Your vote is advisory, and therefore not binding on Oracle, the Board or the Compensation Committee, and will not be interpreted as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. Nevertheless, our Board and Compensation Committee value the opinions of our stockholders and will review and consider the outcome of this vote in considering future compensation arrangements.

The Board of Directors recommends a vote FOR

the advisory approval of Executive Compensation.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE LONG-TERM EQUITY INCENTIVE PLAN

Amendment to Increase Authorized Shares

You are being asked to approve an amendment to increase the number of shares of our common stock reserved for issuance under the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan (the “Long-Term Equity Incentive Plan”) by an additional 305,000,000 shares.

As further described below, the Long-Term Equity Incentive Plan provides for grants of equity awards to executives and employees of Oracle. The purpose of the Long-Term Equity Incentive Plan is to provide equity incentives to executives and employees in order to align their interests with long-term stockholder interests, motivate and reward them for achieving long-term results and help us retain key executives and employees in a competitive market for talent. The availability of an adequate number of shares available for issuance under the Long-Term Equity Incentive Plan is an important factor in fulfilling these purposes.

As of August 31, 2013, an aggregate of 521,452,397 shares of our common stock were subject to options currently outstanding under the Long-Term Equity Incentive Plan and 186,254,862 shares of our common stock remained available for future issuance thereunder. In fiscal 2013, options to purchase approximately 119,000,000 shares of our common stock were granted to executive officers and employees of Oracle.

If stockholders do not approve the increase in shares, we will continue to grant equity awards under the terms of the Long-Term Equity Incentive Plan as currently in effect. As of August 31, 2013, only 186,254,862 shares of our common stock remained available for issuance thereunder in the form of new grants.

Overview of Existing Plan

The Long-Term Equity Incentive Plan includes a number of specific terms and limitations that the Compensation Committee believes reflect our “results-aligned” compensation philosophy and are consistent with the long-term interests of our stockholders. These features include:

•	No stock option repricing. The Long-Term Equity Incentive Plan includes an express prohibition on repricing of stock options, including stock appreciation rights (SARs).

•	No discounted awards. The Long-Term Equity Incentive Plan requires the exercise price of stock options and SARs to be not less than the fair market value of our common stock on the date of grant.

•	No “evergreen” provision. The Long-Term Equity Incentive Plan provides for a limited number of shares for grant and does not provide for any annual increase of available shares for future issuance.

•

Double trigger change of control provisions. Awards do not accelerate upon a change of control unless the acquiring company does not assume the awards or if awards are assumed and the acquiring company terminates the holder’s employment within twelve months following the consummation of the change of control (i.e., a “double trigger” provision).

•	Limits on dividends and dividend equivalents. The Long-Term Equity Incentive Plan prohibits the issuance of ordinary cash dividends and dividend equivalents on all stock awards.

•

Conservative share counting provisions. In connection with the proposed amendment to increase the authorized shares described above, the Compensation Committee approved an increase in the amount by which full value awards deplete the share reserve under the Long-Term Equity Incentive Plan from 2.3 shares to 2.5 shares. This means that, if we were to commence making full value awards, such as awards of restricted stock or restricted stock units, each share awarded as a full value award would be counted as 2.5 shares for purposes of determining the number of shares of our common stock remaining available for issuance under the plan. To date, we have only ever granted stock options under the Long-Term Equity Incentive Plan. In addition, the Long-Term Equity Incentive Plan prohibits shares tendered to pay the exercise price of an award or shares withheld for payment of taxes to be added back to the number of shares remaining available for issuance under the Long-Term Equity Incentive Plan.

•	Nontransferable Awards. The Long-Term Equity Incentive Plan explicitly prohibits the transfer of options other than to an employee’s immediate family for no consideration.

Equity Overhang, Dilution and Burn Rate

The following information summarizes, as of August 31, 2013, the equity awards outstanding under the Equity Incentive Plan (all of which were stock options):

•	Number of Shares Underlying Outstanding Options under Equity Incentive Plan: 521,452,397

•	Shares Available for Grant: 186,254,862

•	Weighted Average Exercise Price of Shares Underlying Outstanding Options under Equity Incentive Plan: 26.67

•	Weighted Average Remaining Term of Outstanding Options under Equity Incentive Plan: 7.46

The numbers in the above bullets exclude equity awards that were assumed by Oracle in various acquisitions, which consist of 15,812,413 stock options with a weighted average exercise price of $26.50 and a weighted average remaining term of 4.0 and 874,409 restricted stock or restricted stock units. If any of these assumed awards are forfeited, the related shares cannot be re-used for additional equity awards. The numbers in the above bullets also exclude 3,113,750 stock options outstanding as of August 31, 2013 under our Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan with a weighted average exercise price of $24.59 and a weighted average remaining term of 6.45, under which 2,370,330 shares remained available for issuance to non-employee directors.

Under the proposal, the number of shares of our common stock available for issuance under the Long-Term Equity Incentive Plan would be increased by 305,000,000 shares so that a total of 491,254,862 shares would be available for future grants. The number of shares available for grant under the Long-Term Equity Incentive Plan may increase in connection with the cancellation or forfeiture of awards outstanding under the Long-Term Equity Incentive Plan, but not by shares tendered to pay the exercise price or taxes.

As of August 31, 2013 our equity overhang was equal to 13.77%. Equity overhang means the total number of shares subject to outstanding stock options (including equity awards assumed in acquisitions) plus shares available for grant under each of our active equity plans (the Long-Term Equity Incentive Plan and the Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan, but excluding our Employee Stock Purchase Plan) together as a percentage of total shares subject to options outstanding plus shares subject to options available for grant plus our outstanding stock. If the requested increase in shares is approved by our stockholders, this equity overhang (based on the equity awards and shares outstanding as of August 31, 2013) will increase to 18.47%.

We recognize that equity awards dilute existing stockholders. Both the Compensation Committee and the Finance and Audit Committee review our equity program regularly to ensure that we balance the goal of compensating and motivating our employees against our stockholders’ interest in limiting dilution from equity grants. As of May 31, 2013, our cumulative potential dilution since June 1, 2010 has been a weighted average annualized rate of 2% per year, which we consider to be low compared to our peers and does not factor in any repurchases of common stock that we made over this period. Cumulative potential dilution is measured as the average annualized shares subject to options granted and assumed during the fiscal year, net of forfeitures, divided by the basic weighted average shares outstanding.

In addition to assessing equity overhang and potential cumulative dilution, the Compensation Committee periodically reviews our “burn rate” to measure how much equity we are granting to employees as compared to the total number of shares outstanding. Burn rate is measured as shares subject to options granted during the fiscal year under each of our active equity plans (the Long-Term Equity Incentive Plan and the Oracle Corporation Amended and Restated 1993 Directors’ Stock Plan, but excluding our Employee Stock Purchase Plan) and shares subject to options assumed during the fiscal year, together as a percentage of total shares outstanding. As of May 31, 2013, our burn rate was 2.76% under this formulation. The Compensation Committee also considers the impact of shares subject to options cancelled by reviewing burn rate measured as shares subject to options granted under each of our active equity plans during the fiscal year, net of shares subject to options cancelled and forfeited during the fiscal year plus shares subject to options assumed during the fiscal year, together as a percentage of total shares outstanding. Under this formulation, factoring in the impact of cancelled and forfeited options, our burn rate was 2.39% as of May 31, 2013.

Over the life of the Long-Term Equity Incentive Plan since 2000, we have issued options to purchase an aggregate of 882,586,821 shares of common stock, of which options to purchase 521,452,397 shares of common stock remain outstanding.

Based on the number of options to purchase underlying shares granted in each of the last three fiscal years, we estimate that the requested increase in shares would be sufficient for at least three years of grants, although there is no guarantee as to the number of stock options that will be granted each year.

Required Vote

Approval of the increase in shares under the Long-Term Equity Incentive Plan requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at the Annual Meeting.

The Board of Directors recommends a vote

FOR approval of amendment to the Long-Term Equity Incentive Plan.

The description that follows is an overview of the material provisions of the Long-Term Equity Incentive Plan, as proposed to be amended, and is qualified in its entirety by reference to the Long-Term Equity Incentive Plan attached hereto as Exhibit A.

Description of Long-Term Equity Incentive Plan

Administration. The Long-Term Equity Incentive Plan may be administered by the Board or by a committee designated by the Board to administer the plan. The Board has designated the Compensation Committee as administrator of the Long-Term Equity Incentive Plan. The Compensation Committee may, among other things, select grantees, approve the form of grant agreement, determine the terms and restrictions applicable to the equity awards and adopt sub-plans for particular subsidiaries or locations. The Board has delegated to an executive officer committee the authority to approve individual stock option grants up to 100,000 shares to non-executive officers and employees.

Eligibility. All officers, directors (who are also employees or consultants of Oracle), employees, advisors and independent consultants of Oracle (or any subsidiary or affiliate of Oracle) are eligible to receive awards under the Long-Term Equity Incentive Plan. Oracle may also grant stock options under the Long-Term Equity Incentive Plan in connection with its assumption or replacement of stock options issued by another company which Oracle acquires or combines with.

Currently, approximately 101,000 employees are eligible to receive equity awards under the Long-Term Equity Incentive Plan subject to international restrictions.

Types of Awards. As described under “Compensation Discussion and Analysis” included elsewhere in this proxy statement, to date the Compensation Committee has solely granted stock options to employees and there is no present intention to grant additional forms of equity. Nevertheless, under the Long-Term Equity Incentive Plan, the Compensation Committee retains the flexibility to grant various types of awards including:

•

Stock Options. Each stock option represents the right to purchase a specified number of shares of Oracle common stock at a fixed grant price. That grant price cannot be less than the fair market value of the stock on the date of grant. The maximum term of a stock option cannot exceed 10 years from the date of grant. Stock options will be exercisable only in accordance with terms established by the Compensation Committee. The purchase price of a stock option may be payable in cash, cancellation of indebtedness of Oracle to the participant, by surrender of common stock having a fair market value on the day of exercise equal to the exercise price, pursuant to a broker-assisted cashless exercise, or through any other method specifically approved by the Compensation Committee. The Long-Term Equity Incentive Plan authorizes the Compensation Committee to grant nonqualified stock options or incentive stock options that comply with the requirements of Section 422(b) of the Internal Revenue Code. Stock options may not be repriced, directly or indirectly, without stockholder approval.

•

SARs. SARs (including freestanding SARs and options granted in tandem with related options) entitle the holder upon exercise to receive an amount in any combination of cash or shares of common stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of our common stock on the date of grant. No SARs may be exercised more than ten years after the grant date. SARs may not be repriced, directly or indirectly, without stockholder approval.

•

Stock Purchase Rights and Long-Term Stock Awards. The Compensation Committee may also grant rights to purchase stock under such terms and conditions as it may determine. In addition, the Compensation Committee may grant stock bonus awards and stock unit awards payable in cash or common stock based upon reasonable time or performance criteria the Compensation Committee deem appropriate. If the Compensation Committee grants such “full value” awards, each share will count as 2.5 shares in reducing the shares available for future issuance under the plan. Previously, such full value awards counted as 2.3 shares in reducing the shares available.

Limits on Awards. No employee may be granted in any year stock options and SARs on more than 25,000,000 shares of common stock or granted stock bonus awards (i.e. restricted stock), stock unit awards (i.e. restricted stock units) or stock purchase rights on more than 10,000,000 shares of common stock. As described below under “Capital Changes”, if certain events occur, the Compensation Committee is required to adjust the number, type and/or price of shares subject to outstanding awards. The adjustments are designed to prevent dilution or enhancement of the benefits available under the Long-Term Equity Incentive Plan.

Capital Changes. If the number of outstanding shares of Oracle’s common stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of Oracle not involving payment of consideration, the number of shares of common stock available for stock option grants under the Long-Term Equity Incentive Plan, the number of shares and the exercise price per share for each outstanding stock option and the annual limitation noted above will be proportionately adjusted, subject to any required action by the Board or stockholders of Oracle.

In the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, spinoff, combination, repurchase or exchange of Oracle’s securities or other similar corporate transaction affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate to prevent enlargement or diminution of benefits under the Long-Term Equity Incentive Plan, the Compensation Committee will make such adjustments in outstanding awards, and shares available for future awards, as it determines to be appropriate.

“Double Trigger” Change of Control Provision. The Long-Term Equity Incentive Plan provides for a “double-trigger” for the accelerated vesting of any outstanding awards following a change of control (as defined in the Long-Term Equity Incentive Plan). In order for the awards to accelerate following a change of control, the acquiring company must not assume the outstanding awards, or, if assumed, the participant’s employment or other association with our successor must be terminated without cause within 12 months following the change of control. The definition of change of control in the Long-Term Equity Incentive Plan requires an actual change of control to occur.

Amendment and Termination. Unless it is terminated earlier, the Long-Term Equity Incentive Plan will terminate on the date of Oracle’s Annual Meeting in 2020. The Compensation Committee may amend or terminate the Long-Term Equity Incentive Plan at any time and in any respect, except that the Compensation Committee cannot, without the approval of the stockholders of Oracle, amend the Long-Term Equity Incentive Plan in any manner that requires stockholder approval pursuant to tax or regulatory requirements with which the Compensation Committee deems it necessary or desirable to comply. No amendment of the Long-Term Equity Incentive Plan may adversely affect any outstanding rights or unexercised option portion thereof without the optionee’s consent. Subject to the specific terms of the Long-Term Equity Incentive Plan, the Compensation Committee may accelerate any award or stock option or waive any conditions or restrictions pursuant to such award or stock option at any time.

Certain United States Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE GRANT OF STOCK OPTIONS UNDER THE LONG-TERM EQUITY INCENTIVE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. THIS INFORMATION MAY NOT BE APPLICABLE TO EMPLOYEES OF FOREIGN SUBSIDIARIES OR TO PARTICIPANTS WHO ARE NOT RESIDENTS OF THE UNITED STATES. PARTICIPANTS HAVE BEEN AND ARE ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE LONG-TERM EQUITY INCENTIVE PLAN. ANY TAX EFFECTS THAT ACCRUE TO FOREIGN EMPLOYEES AS A RESULT OF PARTICIPATION IN THE LONG-TERM EQUITY INCENTIVE PLAN WILL BE SUBJECT TO THE TAX LAWS OF THE COUNTRIES IN WHICH SUCH EMPLOYEES RESIDE OR ARE OTHERWISE SUBJECT.

To date, we have only granted stock options. If we decide to grant different types of equity awards under the Long-Term Equity Incentive Plan, those awards may have different tax treatment than stock options.

U.S. Tax Treatment of the Optionee

Nonqualified Stock Options (NQSO). An optionee will not recognize any taxable income at the time a NQSO is granted or becomes vested (if granted with an exercise price at least equal to the fair market value of the stock on the grant date). However, upon exercise of a NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (in most cases) and the optionee’s purchase price. The included amount will be treated as ordinary income and reported on an employee’s W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA tax withholding by Oracle (either by payment in cash or withholding out of the optionee’s salary) if the optionee is an employee. Upon the sale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares (in most cases) will be treated as short-term or long-term capital gain or loss depending upon whether or not the optionee held the shares for more than one year following exercise of the NQSO.

Incentive Stock Options (ISO). The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise unless the optionee is subject to the alternative minimum tax described below. If the optionee holds the stock acquired upon exercise of an ISO (the “ISO shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the

ISO shares. If the optionee disposes of ISO shares prior to the expiration of either of the above required holding periods (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO shares on the date of exercise and the option exercise price, will be treated as ordinary income and reported on the employee’s W-2 form. Income tax withholding on this income is optional. Any additional gain or loss will be long-term or short-term capital gain or loss, depending upon whether or not the ISO shares were held for more than one year following the date of exercise by the optionee (or, if the stock is subject to restrictions at transfer, depending upon whether the stock was held for more than one year following the date on which the stock vests). A disposition of ISO shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions).

Alternative Minimum Tax. Generally, the difference between the fair market value of stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO shares occurs in the same calendar year as exercise of the ISO. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.

Oracle is required to file a Form 3921 with the IRS reporting every exercise of an ISO by each of its employees.

U.S. Tax Treatment of Oracle

Oracle will be entitled to a deduction in connection with the exercise of a NQSO by a domestic optionee equal to the amount included in the optionee’s ordinary income, provided that the deduction is not disallowed under the provisions of Section 162(m) of the Code. Oracle will be entitled to a deduction in connection with the disposition of ISO shares equal to the amount included in the optionee’s ordinary income on a disqualifying disposition of the ISO shares and will not be entitled to any deduction upon exercise of an ISO in the absence of any such disqualifying disposition. The tax consequences to Oracle for option awards granted to employees outside of the U.S. may differ from the U.S. federal income tax consequences described above.

New Plan Benefits

Awards made under the Long-Term Equity Incentive Plan are discretionary, so it is not possible to determine the benefits that will be received by participants in the future. The number of equity awards granted to each of our named executive officers during the last fiscal year is set forth above under “Grants of Plan-Based Awards During Fiscal 2013” and options to purchase a total of approximately 119,000,000 shares of common stock were granted in fiscal 2013, of which options to purchase approximately 95,000,000 shares of common stock, or 80% were granted to non-executive employees. The number of equity awards granted in the future may be different from the number granted in fiscal 2013.

Our executive officers have a financial interest in this proposal because the Compensation Committee may select one or more of our executive officers as eligible to receive grants under the Long-Term Equity Incentive Plan.

The Board of Directors recommends a vote

FOR approval of amendment to the Long-Term Equity Incentive Plan.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Finance and Audit Committee (the “F&A Committee”) has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2014. Representatives of E&Y will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

In deciding to engage E&Y, our F&A Committee reviewed, among other factors, auditor independence issues raised by commercial relationships we have with the other major accounting firms. We have no commercial relationship with E&Y that would impair their independence.

The F&A Committee reviews audit and non-audit services performed by E&Y, as well as the fees charged by E&Y for such services. In its review of non-audit service fees, the F&A Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the F&A Committee and its activities with E&Y can be found in the following sections of this proxy statement: “Board of Directors—Committees, Membership and Meetings” and “Report of the Finance and Audit Committee of the Board of Directors.”

Pre-approval Policy and Procedures. We have a policy that outlines procedures intended to ensure that our F&A Committee pre-approves all audit and non-audit services provided to us by E&Y. The current policy provides for (a) general pre-approval of audit-related services which do not exceed certain aggregate dollar thresholds approved by the F&A Committee, and (b) specific pre-approval of all other permitted services and any proposed services which exceed these same dollar thresholds.

The term of any general pre-approval is twelve months from the date of pre-approval, unless the F&A Committee considers a different period and states otherwise. The F&A Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by E&Y without requiring further approval from the F&A Committee. The policy describes the audit, audit-related, tax and all other services that have this general pre-approval, and the F&A Committee may add to, or subtract from, the list of general pre-approved services from time to time.

In connection with this pre-approval policy, the F&A Committee will consider whether the categories of pre-approved services are consistent with the U.S. Securities and Exchange Commission’s rules on auditor independence. The F&A Committee will also consider whether the independent auditor may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

The F&A Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to re-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other fees.”

The F&A Committee pre-approved all audit and non-audit fees of E&Y during fiscal 2013.

Ernst & Young Fees

The following table sets forth approximate aggregate fees billed to us for fiscal 2013 and 2012 by E&Y:

Fees	2013	2012
Audit Fees (1)	$21,624,041	$20,735,056
Audit Related Fees (2)	913,113	762,366
Tax Fees (3)	869,178	1,033,263
All Other Fees	—	—

TOTAL FEES	$23,406,332	$22,530,685

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits or accounting consultations.

(2)

Audit related fees for fiscal 2013 and fiscal 2012 consisted of services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 16, related to our managed cloud services businesses and acquired entities.

(3)	Tax fees for fiscal 2013 and 2012 consisted principally of transfer pricing related services as well as tax compliance and advisory services for Oracle and entities acquired by Oracle.

Required Vote

The ratification of the selection of E&Y requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.

The Board of Directors recommends a vote FOR the

ratification of the selection of Ernst & Young LLP.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL REGARDING ESTABLISHING A

BOARD COMMITTEE ON HUMAN RIGHTS

Mr. Jing Zhao, 160 Maidenhair Ct., San Ramon, CA 94582, represented that he has beneficially owned more than $2000 of Oracle common stock for more than one year and has notified us that he intends to present the proposal set forth in quotes below (the “Human Rights Committee Proposal”) at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Human Rights Committee Proposal for the reasons stated after the proposal.

“Resolution for Oracle 2013 Shareholders Meeting on Human Rights Committee

Be it resolved, that the following proposal be adopted by Oracle shareholders:

Oracle will establish a Human Rights Committee, including independent relevant human rights experts, to review, assess, disclose, and make recommendations to enhance the company’s policy and practice on human rights. Among others, the Human Rights Committee will solicit public input and to issue periodic reports to shareholders and the public, on the committee’s activities, findings and recommendations, and adopt any other measures consistent with applicable principles and laws.

SUPPORTING STATEMENT

From the Chinese Tiananmen tragedy in 1989 to the recent “Arab Spring” movement, human rights issues have become the most important international concerns for every corporation doing business globally. Especially, the human rights concern of international companies doing business in repressive countries is from the core issue of legitimacy. As the world’s largest provider of enterprise software and a leading provider of computer products and services (including cloud computing, which involves many human rights issues such as privacy, freedom of express), our company also has extensive business in repressive countries including China, where people’s basic human rights are severely violated (for example, I was deprived of my citizenship without any written document because I organized human rights activities in Japan during the 1989 Tiananmen Massacre).

On the other hand, our company has neither a human rights policy nor an organization/mechanism to deal with human rights issues. For example, our 2010 Corporate Citizenship Report http://www.oracle.com/us/corporate/citizenship/corporate-citizenship-report-2010-1566826.pdf admits nowhere to report human rights concerns in our company (page 119 on GRI G3 reporting guidelines). No wander [sic] the independent think tank US-Japan-China Comparative Policy Research Institute ranks our company “C-” in Corporate Social Responsibility Index.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 5

While we agree with the principles on which this stockholder proposal is based and share the proponent’s concern for human rights, we believe that adoption of this stockholder proposal is unnecessary as well as potentially adverse to the interests of Oracle and our stockholders. We have already implemented policies, practices and procedures that demonstrate our commitment to human rights, and believe that mandating an additional and unnecessary committee would interfere with the Board’s performance of its other responsibilities.

We are a socially responsible company that regards human rights issues seriously and strives to promote within its own work force, among other things, the improvement of working conditions, personal freedoms and diversity. The manner in which we conduct our global operations is consistent with the spirit and intent of widely recognized international principles aimed at promoting human rights. We are committed to operating in full compliance with applicable laws in every country where we conduct business. Our standard business practices require adherence to local, state, federal and international laws and regulations on labor and environmental matters and enforcement of our long-standing Code of Ethics and Business Conduct, which requires our employees to comply with such laws in the numerous countries in which we operate.

Furthermore, we often go above and beyond these laws with our efforts to enrich the quality of life of the communities in which we operate. For instance, through our Partner and Supplier Codes of Conduct, we mandate that our corporate partners and suppliers, both locally and globally, conduct their operations not only in compliance with applicable laws, but in an ethically responsible manner. In addition, we maintain corporate policies that articulate common standards for our worldwide operations and are designed to promote a healthy environment, and prohibit any mistreatment on the basis of several factors including race, age, gender, sexual orientation, disability or national origin. Our existing, and publicly available, codes of conduct, employee policies and guidelines substantially incorporate laws and ethical principles including those pertaining to freedom of association, non-discrimination, privacy, collective bargaining, immigration and wages and hours. We also train employees worldwide on these policies. We have a helpline that enables employees to report concerns, and we respond to all such reports appropriately. In addition, we have established lines of communications through which employees, management and stockholders are able to raise concerns to our Board that obviate the need for a dedicated committee. We encourage you to review our biennial Corporate Citizenship Report for a more complete portrait of our efforts to benefit society through our products, services and corporate citizenship initiatives.

Numerous independent organizations have recognized our commitment to human rights principles. We were included on the Human Rights Campaign’s list of Best Places to Work in 2012 and 2011 and on the Ethisphere Institute’s list of World’s Most Ethical Companies in 2009 and 2008. In addition, in 2012, we were named to the 100 Best Corporate Citizens list published by Corporate Responsibility Magazine and were ranked seventh on Silicon Valley Business Journal’s list of leading corporate philanthropists.

We believe that our management, with its day-to-day involvement in our business operations and its detailed understanding of the legislative and regulatory landscape of the countries in which we operate, continues to be in the best position to assess these matters and to make informed judgments as to what practices and policies are most likely to promote the interests of our company and our stockholders. We feel that our existing, and continually evolving, policies, practices and procedures relating to human rights effectively address the concerns contained in the Human Rights Committee Proposal and do not demonstrate the need for additional time and expense to be spent on the establishment and operation of a dedicated board committee. We therefore believe that the interests of our stockholders will be best served if we continue to focus our efforts on further development and implementation of our existing human rights policies, practices and procedures.

The formation and oversight of an additional and unnecessary committee would distract the Board from its other responsibilities to us and our stockholders and could interfere with the Board’s ability to appropriately focus on and manage affairs of the company that require Board supervision.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 5.

Required Vote

The adoption of the Human Rights Committee Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 5.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, represented that he has beneficially owned more than $2,000 of Oracle’s common stock for more than one year and has notified us that he intends to present the proposal set forth in quotes below (the “Independent Board Chairman Proposal”) at the Annual Meeting. Mr. Steiner has appointed Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278 and/or Mr. Chevedden’s designee to act on his behalf relating to the proposed resolution. The proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Independent Board Chairman Proposal for the reasons stated after the proposal.

“RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director. An independent director is a director who has not served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings. To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.

SUPPORTING STATEMENT

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won more than a 50% vote from our independent shares in 2012 in spite of a deceptive management response to the 2012 proposal. This proposal topic also won 50%-plus support at three major U.S. companies in 2012 including 55%-support at Sempra Energy.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2013:

GMI Ratings, an independent investment research firm, had rated our company “D” continuously since 2006 with “High Governance Risk.” Also “High Concern” for our directors’ qualifications and “Very High Concern” in Executive Pay—$96 million for our CEO Lawrence Ellison. Plus our excessively high executive pay received only 32% support from our shares outstanding.

Bruce Chizen, George Conrades and Naomi Seligman received our highest negative votes—33% to 38% and made up 100% of our executive pay committee. 7 directors had 11 to 36 years long tenure. GMI Ratings said director independence erodes after 10-years.

Four directors were Oracle executives, our board did not have an independent chairman or independent lead director, and two directors served together on the board of Akamai Technologies. These factors called into question our board’s ability to act as an effective counterbalance to management.

Our company awarded stock options with a grant date value of over $237 million for our 5 highest paid executives. The options were market-priced and simply vest over time. Equity pay should have job performance requirements in order to assure alignment with shareholder interests. Market-priced stock options may provide rewards to our executives due to a rising market alone, regardless of individual job performance. Mr. Ellison also realized over $31 million from the exercise of 2.2 million options in 2012. Additionally, our executive pay program continued to lack performance-based equity pay for long-term incentives and the annual bonus was tied to a single financial performance measure.

Please vote to protect shareholder value: Independent Board Chairman—Proposal 6.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 6

Contrary to the proponent’s contentions, the roles of Chairman of the Board and Chief Executive Officer have been filled by separate individuals for the last nine years. Jeffrey O. Henley, who is an executive officer of Oracle and served as our Executive Vice President and Chief Financial Officer from 1991 to 2004, is our Chairman, and Lawrence J. Ellison is our Chief Executive Officer. The Board has carefully considered and approved the current Board and management structure of the company, and firmly believes that this structure is in the best interests of Oracle and its stockholders who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Henley, and our CEO, Mr. Ellison, from the strong oversight function of the Board’s independent directors, and from our effective corporate governance practices.

The Board believes that separation of the offices of Chairman and CEO is appropriate at this time because it allows our CEO to focus primarily on Oracle’s business strategy, operations and corporate vision. However, as described in further detail in our Corporate Governance Guidelines (the “Guidelines”), we do not have a formal policy mandating that the offices of Chairman and CEO continue to be separated. Our Board elects our Chairman and our CEO, and each of these positions may be held by the same person or may be held by different people. We believe it is important that the Board retain flexibility to determine whether the two roles should be separate or combined based upon the Board’s assessment of the company’s needs and Oracle’s leadership at a given point in time.

In addition, the Board believes it would be unwise and adverse to the interests of Oracle’s stockholders to adopt the proponent’s proposal, which would permanently disqualify current or former executive officers from ever serving as Chairman of the Board. At this time, the Board believes it is in the best interests of Oracle and its stockholders for Mr. Henley, who is an executive officer of Oracle, to serve as our Chairman, because we benefit from Mr. Henley’s 20 years with Oracle and his significant expertise and extensive knowledge regarding our strategic vision, management and operations. Mr. Henley meets regularly with significant Oracle customers and is instrumental in closing major commercial transactions worldwide, which allows him to remain close to our customers and the technology industry, generally.

The Board believes that adopting a policy that requires an independent Chairman would unduly limit the Board in determining the leadership structure that is in the best interests of Oracle and its stockholders at any particular point in time. The Board has deep knowledge of the strategic goals of the company, the unique opportunities and challenges it faces, and the various capabilities of our directors and senior management. Thus, rather than taking a “one-size fits all” approach to Board leadership, the Board is best positioned to determine the most effective leadership structure for Oracle.

Moreover, we do not believe that a policy requiring that the Chairman of the Board be an independent director is necessary to ensure that our Board provides independent and effective oversight of Oracle’s business and affairs. Such oversight is maintained at Oracle through the composition of our Board, the strong leadership of our independent directors and Board committees, and our highly effective corporate governance structures and processes already in place. As required by our Guidelines, a majority of the members of the Board of Directors and each member of the Finance and Audit, Compensation, Nomination and Governance, and Independence Committees is “independent” in accordance with or as defined in the rules adopted by the SEC and NYSE, which ensures that oversight of critical matters such as the integrity of Oracle’s financial statements, the compensation of our executive officers, the selection and evaluation of directors and the development of corporate governance principles is entrusted to independent directors. The Board and each of its committees have unrestricted access to officers and employees of Oracle and have the authority to ask such questions and conduct investigations, and to retain legal, accounting, financial or other outside advisors, as they deem necessary or appropriate to fulfill their duties. In addition, as required by our Guidelines, our non-employee directors meet in executive sessions without management on a regular basis. While we do not have a policy mandating an independent lead director, a number of non-employee directors fulfill the lead director role at various times, including during executive sessions, depending upon the particular issues involved. As set forth in our Guidelines, on an annual rotating basis, the chairpersons of the Finance and Audit Committee, Nomination and Governance Committee and the Compensation Committee serve as the presiding director at executive sessions of the Board.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 6.

Required Vote

The adoption of the Independent Board Chairman Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 6.

PROPOSAL NO. 7

STOCKHOLDER PROPOSAL REGARDING VOTE TABULATION

The Chief Executive of Investor Voice, Bruce T. Herbert, 10033 12th Ave NW, Suite 200, Seattle, WA, as fiduciary of the Equality Network Foundation (the “Foundation”), represented that the Foundation has beneficially owned more than $2000 of Oracle common stock for more than one year and has notified us that the Foundation intends to present the proposal set forth in quotes below (the “Vote Tabulation Proposal”) at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Vote Tabulation Proposal for the reasons stated after the proposal.

“RESOLVED: Shareholders of Oracle Corporation (“Oracle” or “Company”) hereby ask the Board of Directors to amend the Company’s governing documents to provide that all matters presented to shareholders shall be decided by a simple majority of the shares voted FOR and AGAINST an item (or, “withheld” in the case of board elections). This policy shall apply to all matters unless shareholders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.

SUPPORTING STATEMENT

Oracle is regulated by the Securities and Exchange Commission (SEC). The SEC dictates a specific vote-counting standard for the purpose of establishing eligibility for resubmission of shareholdersponsored proposals. This formula is the votes cast FOR, divided only by the FOR plus AGAINST votes.

Oracle does not follow this SEC Standard, but instead determines results by the votes cast FOR a proposal, divided by the FOR votes, AGAINST votes, and ABSTAIN votes.

Oracle’s proxy states (for shareholder-sponsored proposals) that abstentions “will have the same effect as a vote against that proposal.”

Using ABSTAIN votes as Oracle does counters a hallmark of democratic voting—honoring voter intent. Thoughtful voters who choose to abstain should not have their choices arbitrarily and universally switched to oppose a matter.

THREE CONSIDERATIONS:

[1] Abstaining voters consciously act to abstain—to have their vote noted, but not counted. Yet, Oracle unilaterally counts all abstentions as against a Proposal (irrespective of the voter’s intent).

[2] Abstaining voters have consciously chosen to not support management’s recommendation against a shareholder-sponsored item. Despite this, Oracle ignores voter intent and unilaterally counts all abstentions to side with management.

[3] Further, we observe that Oracle embraces the SEC Standard (that this proposal requests) for director elections. In these cases, the Company excludes abstentions, stating they “are not counted for purposes of the election of directors”—which boosts the vote-count for management-nominated directors.

However, when it comes to shareholder-sponsored proposals, Oracle does not follow the SEC Standard. Instead, it does the opposite: the Company switches to a different formula that includes abstentions. This depresses (and therefore harms) the vote-count for every shareholder-sponsored proposal, regardless of topic.

IN CLOSING:

These practices fail to respect voter intent, are arbitrary, and run counter to core principles of democracy.

We believe a system that is internally inconsistent—like Oracle’s—harms shareholder bestinterest, is confusing, and unfairly empowers management at the expense of stockholders.

Oracle tacitly acknowledges the inequity of these practices when it applies the SEC Standard to board elections, while applying a different formula that artificially lowers the vote to shareholdersponsored proposals.

This Proposal calls for the democratic, fair, and consistent use—across-the-board—of the SEC Standard, while allowing flexibility for different thresholds where required.

Therefore, please vote FOR this common-sense governance Proposal that ensures fair vote—counting at Oracle.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 7

We believe that adherence to sound corporate governance policies and practices is important, and we are committed to ensuring that we are governed and managed with high standards of responsibility, ethics and integrity that are in the best interests of Oracle and our stockholders. We believe that approval of this stockholder proposal would not further compliance with our high standards, would be inconsistent with the default Delaware law standard followed by a majority of Delaware corporations and would not enhance stockholder value or serve the best interests of our stockholders. Furthermore, contrary to the proponent’s contentions, our existing voting standard does not favor management-sponsored proposals over stockholder-sponsored proposals, does not prevent passage of stockholder proposals and does not circumvent SEC standards.

As a Delaware corporation, the Delaware General Corporation Law (the “DGCL”) governs the voting standards for action by our stockholders, and our existing voting standards are fully compliant with the DGCL. Our Amended and Restated Bylaws provide that other than director elections, “All other elections and questions, unless otherwise provided by law or [our] Bylaws, shall be decided by the vote of the holders of a majority of the shares of stock entitled to vote thereon present in person or by proxy at the meeting”. This standard is the same as the default standard set forth in Section 216(2) of the DGCL. In addition, we believe that a majority of Delaware corporations adhere to the same default voting standard.

Contrary to the proponent’s contentions, our voting standard does not favor management-sponsored proposals over stockholder-sponsored proposals. In fact, our voting standard applies identically and equally to both management-sponsored proposals and stockholder-sponsored proposals. Regardless of whether a proposal is championed by management or a stockholder, it will only pass if it is approved by a majority of shares present and entitled to vote. Under Delaware law, abstentions are considered “entitled to vote.” Accordingly, in the vote tabulation for matters requiring the affirmative vote of the majority of shares present and entitled to vote, abstentions are not included in the numerator (because they are not affirmative votes), but are included in the denominator as shares entitled to vote. Therefore, abstentions have the same practical effect as a vote against management or stockholder proposals.

We believe that since stockholders are made aware of the treatment and effect of abstentions, counting abstention votes effectively honors the intent of our stockholders. Stockholders typically have three voting choices for a particular proposal: for, against and abstain. In the proxy statement for our annual meeting, we disclose the vote required to approve each proposal. We also describe how abstentions will be counted in the vote tabulation and the effect of abstentions on the outcome of a matter, on a proposal-by-proposal basis. Our stockholders are, therefore, informed that if they vote “abstain” on a proposal other than the election of directors, their vote will have the same practical effect as a vote “against” the proposal. If a stockholder elects to abstain on a matter, we believe that the stockholder recognizes the impact of the vote and expects it to be included in the vote count.

While it is more difficult for proposals to pass under our voting framework, we believe that lowering the approval standard for proposals would be poor corporate governance. Except with respect to the election of directors and matters that require, statutorily or otherwise, a different vote, we believe that a proposal—whether management-sponsored or stockholder-sponsored—should receive more “for” votes than the sum of “against” and “abstain” votes in order to constitute approval by our stockholders. We believe the proponent of an item of business, be it management or a stockholder, bears the burden of persuading a majority of stockholders to affirmatively vote in favor of the item. An abstention vote represents, in our view, a failure to so persuade. We do not believe that it would be in our stockholders’ best interest or effective corporate governance to disregard these views.

Moreover, our voting standard does not circumvent SEC standards. The SEC voting standard that the stockholder proponent references is a specific SEC vote-counting rule for determining whether a stockholder may resubmit a proposal for inclusion in a company’s proxy statement. It may be that in this limited context the SEC wished to set a lower bar to enable stockholders to more easily resubmit proposals, recognizing that it may take a few years for stockholders to learn about the issues underlying a stockholder proposal. This desire to empower stockholders is not inconsistent with establishing a higher threshold that counts abstentions for determining when stockholders have affirmatively expressed approvals for proposals. Likewise, in other contexts, the SEC promotes voting standards similar to ours. For instance, the SEC expressly requires a form of proxy to include an abstention option with respect to the advisory vote on the frequency of advisory vote on executive compensation. We believe that it would not be sensible corporate governance or serve the best interests of our stockholders to take one voting standard that an organization applies to a specific context and adopt that standard universally.

In sum, we believe that our current vote tabulation methodology of including abstentions on matters other than the election of directors best reflects and honors the intent of our stockholders who choose to abstain on a proposal. This standard applies identically to both management-sponsored and stockholder-sponsored proposals and ensures that a matter has the requisite affirmative support for approval by our stockholders. Our Board is committed to strong corporate governance and we have already established highly effective corporate governance structures and processes. While we will continue to consider whether changes to our bylaws are appropriate and in the best interest of our company and our stockholders, we do not believe that the proposal at issue will enhance our corporate governance in any meaningful way.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 7.

Required Vote

The adoption of the Vote Tabulation Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 7.

PROPOSAL NO. 8

STOCKHOLDER PROPOSAL REGARDING MULTIPLE PERFORMANCE METRICS

The Comptroller of the City of New York, John C. Liu, 1 Centre Street, New York, NY 10007-2341, as custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, and as custodian of the New York City Board of Education Retirement System (collectively, the “Funds”), represented that each Fund has beneficially owned more than $2000 of Oracle common stock for more than one year and has notified us that the Funds’ boards of trustees intend to present the proposal set forth in quotes below (the “Multiple Performance Metrics Proposal”) at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Multiple Performance Metrics Proposal for the reasons stated after the proposal.

“WHEREAS: The Business Roundtable urges companies to consider a variety of performance metrics, both qualitative and quantitative, in setting performance measures (Business Roundtable: “Executive Compensation, Principles and Commentary” January 2007);

WHEREAS: Mercer recommends, among a list of ten actions that companies should take in 2010 to “drive business performance, secure key talent and withstand public scrutiny”, that performance metrics “cover the range of relevant dimensions of performance” (“Achieving Executive Compensation Success in 2010”);

WHEREAS: The Conference Board Task Force on Executive Compensation (September 2009) recommends that a pay for performance program include an “appropriate mix” of performance metrics that has been evaluated for risk, assesses company and executive performance, and help to drive achievement of company and business strategy and sustainable performance;

WHEREAS: Many companies (two-thirds of the top 300 publicly traded companies) use multiple performance measures to set short-term incentive pay;

WHEREAS: Companies are increasingly using multiple performance measures to set long-term incentive pay-the number of companies using two or more metrics increased from 45.9% in 2008 to 48.8% in 2010 and the average number of metrics used is 1.68 (Equilar—“CEO Performance Metric 2010”)

WHEREAS: The Company awards annual cash bonus incentives based on a single absolute metric, non-GAAP pre-tax profits. The Company utilizes no metrics for long-term incentive, which is not performance-based;

WHEREAS: The Company’ received weak pay-for-performance and high compensation concern ratings from proxy agencies;

RESOLVED: Shareholders request that the Compensation Committee of the Board of Directors, in setting performance measures for top executives, include multiple weighted metrics that correctly reflect both individual and business accomplishments over an established multiyear period; and, excluding proprietary information, disclose to the shareholders any changes made in the basket of metrics during the multiyear period.

SUPPORTING STATEMENT

Performance metrics and targets may have contributed to excessive risk-taking, volatile compensation and the near-economic collapse. Choosing a single variable puts all the risk/reward in one variable. A diligently selected basket of variables, that is tested and validated for correlation between pay and performance, like an index, may help to moderate volatility and the tendency to take excessive risk.

Shareholders are concerned with Oracle’s compensation program. In spite of insiders owning almost a quarter of outstanding shares, Oracle’s advisory vote on compensation failed in 2012, receiving only 41% support. The company’s executive compensation program is poorly structured and is not significantly performance-driven. Only about 14% of CEO and NEO total compensation is performance-based and this small portion is awarded based on the performance level achieved by a single metric, non-GAAP pre-tax profits. Over 94% of CEO and NEO compensation constitute stock options which simply vest with time and not on the achievement of performance hurdles.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 8

We oppose the adoption of this stockholder proposal because, despite the proponent’s statements to the contrary, we believe that our executive compensation program is significantly performance-driven. Consistent with our “results-oriented” philosophy, in fiscal 2013, we continued to effectively link pay to performance by allocating a vast majority of our executive officers’ total compensation to performance-based vehicles, either in the form of annual performance cash bonuses (which require improved financial performance in the form of year-over-year growth before payment) or stock options (which require increased stock price to have value).

In fiscal 2013, performance-based cash bonuses comprised 0.0% of our CEO’s total compensation and an average of 0.5% of our other named executive officers’ total compensation as a group. In accordance with the terms of the Oracle Corporation Executive Bonus Plan (the “Executive Bonus Plan”) approved by our stockholders in 2010, actual payment of annual cash bonuses to our executive officers depends on the successful achievement of pre-established financial performance goals. Contrary to the proponent’s contentions, our Executive Bonus Plan is not designed to be based on a single absolute performance metric. In fact, our Compensation Committee carefully selects the appropriate performance metric or metrics for each individual participant based on the factor or factors they believe are most appropriate for measuring such participant’s performance.

After careful consideration, our Compensation Committee selected year-over-year growth in our non-GAAP pre-tax profit as the performance metric for determining the cash bonus awarded to our CEO and Presidents in fiscal 2013. Non-GAAP pre-tax profit is determined by a number of important and underlying performance metrics such as revenues and operating expenses. We believe there are important advantages to focusing the senior management team on one, all-encompassing metric, which also reflects a variety of different and interrelated performance measures. In addition, we believe that non-GAAP pre-tax profit is the single most appropriate metric for motivating these executives who have responsibility for the overall company and measuring their performance because it is the metric regularly used by our management internally to understand, manage and evaluate our business and operation decisions.

However, as noted above, our Compensation Committee has selected and will continue to review appropriate performance metrics for each participant on an individualized basis and will continue to assess, for each participant, the appropriateness of measuring performance based on non-GAAP pre-tax profit on an annual basis. In addition, pursuant to the Executive Bonus Plan, all annual cash bonuses are subject to a specified cap and may be decreased in the Compensation Committee’s sole discretion.

In fiscal 2013, stock options comprised 98% of our CEO’s total compensation and an average of 97.3% of our other named executive officers’ total compensation as a group. Although the stock options we grant to executives are not subject to performance-based vesting, we consider these grants to be performance-based awards, designed to encourage executives to focus on continued long-term performance, align executives’ interests with those of our stockholders and mitigate incentives to take inappropriate or unnecessary risks. Executives receive only stock options (as opposed to other forms of equity compensation, such as restricted stock), which vest at 25% each year over a period of four years and have an exercise price equal to the price of our common stock on the grant date. As a result, our executives are motivated to create stockholder value and ensure that Oracle’s stock price continues to grow for several years because they only receive value from this component of their compensation if (1) Oracle’s stock price increases between the date of grant and the date of exercise (which benefits all stockholders) and (2) the executive remains employed by Oracle beyond the date their stock options vest.

In sum, we believe that our existing executive compensation program, with its emphasis on long-term incentive compensation in the form of stock options and on annual performance cash bonuses, achieves an appropriate balance between encouraging our senior executives to take actions that are consistent with our business strategy of constantly improving our performance and building long-term stockholder value and discouraging executives from taking inappropriate or unnecessary risks. Accordingly, we do not believe that the proponent’s policy provides a meaningful addition to our existing compensation practices.

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 8.

Required Vote

The adoption of the Multiple Performance Metrics Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 8.

PROPOSAL NO. 9

STOCKHOLDER PROPOSAL REGARDING QUANTIFIABLE PERFORMANCE METRICS

The Senior Vice President of Chevy Chase Trust, Lynn Panagos, 7501 Wisconsin Avenue, Suite 1500 W, Bethesda, Maryland 20814, as trustee of the AFL-CIO Equity Index Fund (the “Fund”), represented that the Fund has beneficially owned more than $2000 of Oracle common stock for more than one year and has notified us that the Fund intends to present the proposal set forth in quotes below (the “Quantifiable Performance Metrics Proposal”) as a co-sponsor with the Trowel Trades S&P 500 Index Fund and the City of Philadelphia at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

The Board of Directors opposes the following Quantifiable Performance Metrics Proposal for the reasons stated after the proposal.

“RESOLVED: Shareholders of Oracle Corporation (the “Company”) urge the Compensation Committee (“Committee”) to adopt a policy that all equity compensation plans submitted for shareholder approval after the 2013 annual meeting of shareholders under Section 162(m) of the Internal Revenue Code will specify the awards that will result from performance. This shall require shareholder approval of quantifiable performance metrics, numerical formulas and payout schedules (“performance standards”) for at least a majority of awards to the named executive officers. If the Committee wants to use performance standards containing confidential or proprietary information it believes should not be disclosed in advance, they can be used for the non-majority of awards to the named executive officers. If changing conditions make previously approved performance standards inappropriate, the Committee may adjust them and resubmit them for shareholder ratification. This policy should be implemented so as not to violate existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

SUPPORTING STATEMENT

The Company’s 2012 advisory vote on executive compensation received support from 41 percent of shareholders. In our opinion, this shows a disconnect between executive pay and long term Company performance which warrants dramatic change.

We believe a major contributing factor to this misalignment is that the recent plans submitted by the Company for shareholder approval have only cited general criteria so vague or multitudinous as to be meaningless and this has prevented shareholders from knowing what criteria would be used to assess performance and in what way. We are also concerned that the Compensation Committee is free to pick performance standards each year to maximize awards.

The Company’s current Long-term Incentive Plan provides awards are subject to a potpourri of 23 metrics including: revenues, operating expenses, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of the Company’s stock, economic value added, total stockholder return, net income, pre-tax income, operating income, earnings per share, operating profit margin, net income margin, sales margin (including both growth rates and margin percentages), cash flow, market share, inventory turnover, sales growth, capacity utilization, or increase in customer base.

Under this proposal, the Committee continues to have complete discretion in selecting any number of metrics and to structure them as it feels appropriate. But it must specify the performance standards establishing the link between Company performance and specific awards when submitting plans to a shareholder vote—a common practice in the United Kingdom. By way of illustration, not intended to limit the Company’s discretion, examples satisfying this proposal are:

—if the Company’s share price increases 10 percent over its Peer Group for a 36-month period, the CEO shall receive a grant of 100,000 Company shares.

—if the Company’s operating income increases 10 percent over five years, the CEO shall receive a grant of 100,000 Company shares.”

STATEMENT IN OPPOSITION TO

PROPOSAL NO. 9

We oppose adoption of the Quantifiable Performance Metrics Proposal because we believe that our current procedures to determine equity compensation awarded to our named executive officers are fair and transparent, serve the best interests of our stockholders and advance the objectives of our executive compensation program by driving performance to create long-term stockholder value and providing compensation opportunities that are competitive with those offered by companies with which we compete for executive talent. Implementing the rigid requirements contained in this proposal would restrict our flexibility to adapt performance metrics and performance targets to changing market conditions and, in turn, hinder our ability to retain, attract and motivate talented executives.

We believe that we employ some of the most talented senior executives of any company in the world. Given the strength of our executive team, it is critical that we keep our executives properly motivated. To do so, we must continue to provide equity compensation opportunities that reflect our executives’ individual skills and experience and that are commensurate with the management of an organization of our size, scope and complexity. To remain competitive, our Compensation Committee must have the flexibility to revise performance metrics and performance targets in response to changing conditions in our industry. Moreover, our Compensation Committee must have the flexibility to design, and revise over time, an effective and competitive equity compensation program that takes into account and addresses the factors and circumstances particular to us in order to advance the objective of our executive compensation program of driving performance to create long-term stockholder value. Adopting this proposal, however, would significantly restrict our Compensation Committee’s flexibility and, as a result, could place us at a competitive disadvantage in attracting the most talented executives in our market and harm our ability to deliver high performance and create long-term stockholder value.

In addition to being ill-advised, the Quantifiable Performance Metrics Proposal is also unnecessary. Our executive officers receive stock options. Therefore, we believe the value of their equity awards is already directly aligned with a clear and straightforward objective: increase of our stock price over time. When our stockholders are rewarded, our executive officers are rewarded. The compensation amounts our executives ultimately earn from their equity awards are contingent on their ability to achieve sustainable business objectives that result in a long-term increase in our stock price. When our stock price does not grow, our executives will realize little if any value from their awards. The Compensation Committee believes this is appropriate because our stockholders also will not have significantly benefited from owning our stock.

We believe our existing process is appropriate and serves the interests of our shareholders, who have approved our Long-Term Equity Incentive Plan. Then our independent members of the Compensation Committee determine individual awards.

Furthermore, we believe that certain aspects of the Quantifiable Performance Metrics Proposal are unclear. As a result, it would be difficult for us to determine with reasonable certainty what actions would be required to implement the proposal in a manner that meets the expectations of all stockholders. For instance, it is unclear whether “a majority of awards” refers to greater than 50% of the actual number of awards granted to the named executive officers or greater than 50% of the aggregate compensation resulting from the awards. The proposal also fails to specify whether it would apply only to new equity compensation plans submitted for stockholder approval or also to amendments to our Long-Term Equity Incentive Plan. Additionally, the proposal provides no guidance on how awards should be valued (e.g., the reportable fair value of the awards under Item 402 of SEC Regulation S-K; the value of the awards under a pricing model such as the Black-Scholes model; the actual realized value of the awards; or the value of the awards based upon our internal calculations).

For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 9.

Required Vote

The adoption of the Quantifiable Performance Metrics Proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on the matter at our Annual Meeting.

The Board of Directors unanimously recommends a vote AGAINST adoption of Proposal No. 9.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Our bylaws contain procedures governing how stockholders can propose business to be considered at a stockholder meeting. The SEC has also adopted regulations (Rule 14a-8 under the Exchange Act) that govern the inclusion of stockholder proposals in our annual proxy materials. For a description of the procedures in our bylaws governing how stockholders can nominate candidates to our Board, see the section in this proxy statement titled “Corporate Governance—Nomination of Directors—Stockholder Nominations and Bylaw Procedures.” A description of the procedures governing the proposal of other business follows.

Notice Requirements. A stockholder must provide a brief description of the other business, along with the text of the proposal. The stockholder also must set forth the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Such notice must also contain information specified in our bylaws as to the proposal of other business, information about the stockholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal and to solicit proxies in support of it.

Notice Deadlines. Stockholder proposals for inclusion in our proxy materials relating to our 2014 Annual Meeting must be received by May 23, 2014 in accordance with Rule 14a-8.

If a stockholder wants to submit a proposal for the 2014 Annual Meeting but does not want to include it in our proxy materials, written notice of such stockholder proposal of other business must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. These deadlines are set forth in our bylaws. Therefore, if a stockholder wants to submit a proposal for the 2013 Annual Meeting but does not want to include it in our proxy materials, such stockholder proposals will need to be delivered in writing between May 23, 2014 and June 22, 2014, unless our 2014 Annual Meeting takes place before October 1, 2014, or after November 30, 2014. If this were to occur, stockholder proposals would need to be delivered before the later of 90 days before the date of the 2014 Annual Meeting or the 10th day following the announcement of the date of the 2014 Annual Meeting.

If stockholders do not comply with these bylaw notice deadlines, we reserve the right not to submit the stockholder proposals to a vote at our annual meeting. If we are not notified of a stockholder proposal by June 18, 2014, then the management personnel who have been appointed as proxies may have the discretion to vote for or against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

Where to Send Notice. Stockholder proposals must be addressed to Dorian Daley, Senior Vice President, General Counsel & Secretary and must be mailed to her at Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or sent by email (Corporate_Secretary@oracle.com) or fax (1-650-506-3055), in each case with a confirmation copy sent by mail.

At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to our notice of meeting.

Stockholders should carefully review our bylaws and Rule 14a-8 to ensure that they have satisfied all of the requirements necessary to propose other business at a stockholder meeting and, if desired, to include a stockholder proposal in our annual proxy materials. Our bylaws are posted on our website at www.oracle.com/goto/corpgov.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice included in this proxy statement. As to any business that may properly come before the meeting, however, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, if stockholders have the same address and last name, do not participate in electronic delivery of proxy materials and have requested householding in the past, they will receive only one copy of our printed annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees and conserves natural resources. Each stockholder who participates in householding will continue to have access to and use separate voting instructions.

If any stockholders in your household wish to receive a separate annual report and proxy statement, they may call our Investor Relations Department at 650-506-4073 or write to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065. They may also send an email to our Investor Relations Department at investor_us@oracle.com. See also www.oracle.com/investor. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

By Order of the Board of Directors,

DORIAN DALEY
Senior Vice President, General Counsel and Secretary

All stockholders are urged to vote electronically via the Internet or by telephone or, if you requested paper copies of the proxy materials, complete, sign, date and return the proxy card or voting instruction card in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter.

APPENDIX A

ORACLE CORPORATION AMENDED AND RESTATED

2000 LONG-TERM EQUITY INCENTIVE PLAN

[(as of October 31, 2013)]

SECTION 1. Purpose. This Amended and Restated 2000 Long-Term Equity Incentive Plan (“Plan”) is established as a compensatory plan to enable Oracle Corporation (the “Company”) to provide an incentive to eligible employees, officers, independent consultants, directors who are also employees or consultants, and advisers whose present and potential contributions are important to the continued success of the Company; to afford such persons an opportunity to acquire a proprietary interest in the Company, and to enable the Company to continue to enlist and retain in its employ the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of (a) stock options, (b) stock purchase rights, (c) stock appreciation rights and (d) long-term stock awards.

SECTION 2. Definitions. As used herein, the following definitions shall apply:

(a)

“Affiliate” of any person means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

(b)

“Applicable Laws” means the legal requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time, and the analogous applicable laws of any other country or jurisdiction where Options, Rights or Long-Term Stock Awards or shares of Restricted Stock are granted under the Plan.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change of Control” shall mean the first to occur of:

(i)

an individual, corporation, partnership, group, associate or other entity or “person”, as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company or any employee benefit plan(s) sponsored by the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

(ii)

individuals who constitute the Board of Directors of the Company on the effective date of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any Approved Director, as hereinafter defined, shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent Board. An “Approved Director”, for purposes of this subsection (ii), shall mean any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee of the Company for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board; or

(iii)	the consummation of (A) a merger or consolidation involving the Company other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a sale, exchange or other disposition of all or substantially all of the assets of the Company.

(e)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(f)

“Committee” means the Committee or Committees referred to in Section 5 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(g)	“Common Stock” or “Shares” means the Common Stock, $.01 par value per share, of the Company.

(h)	“Company” means Oracle Corporation, a corporation organized under the laws of the state of Delaware, or any successor corporation.

(i)	“Covered Employee” means an individual who is either a “covered employee” or expected by the Committee to be a “covered employee,” in each case within the meaning of Section 162(m)(3) of the Code.

(j)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(k)	“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

(l)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)

if such Common Stock shall then be listed on a national securities exchange (including the New York Stock Exchange), the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange (including the New York Stock Exchange) on which the Common Stock is listed or admitted to trading, or

(ii)

if such Common Stock shall not be listed on the New York Stock Exchange nor listed or admitted to trading on another national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

(iii)	if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined in good faith by the Board of Directors of the Company in its discretion.

(m)

“Grant” shall mean an instrument or agreement evidencing an Option, Right or Long-Term Stock Award granted hereunder, in written or electronic form, which may, but need not, be executed or acknowledged by the recipient thereof.

(n)	“Insider” means an executive officer or director of the Company or any other person whose transactions in Common Stock are subject to Section 16(b) of the Exchange Act.

(o)

“Long-Term Stock Award” means an award under Section 9 below. A Long-Term Stock Award includes stock bonus and unit awards. A stock bonus is a right to receive shares of Common Stock that is subject to time and/or performance restrictions. A unit award shall be similar to the stock bonus award, except that no shares of Common Stock are actually awarded at grant; the recipient is granted a right to receive shares of Common Stock in the future once certain time and/or performance factors are met.

(p)	“Option” means any option to purchase shares of Common Stock granted pursuant to Section 6 below.

(q)

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r)	“Participant” means an individual who has been granted an Option, Right or Long-Term Purchase Award under the Plan.

(s)	“Plan” means this 2000 Long-Term Equity Incentive Plan, as hereinafter amended from time to time.

(t)	“Purchase Agreement” shall have the meaning specified in Section 8.

(u)	“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 8 below.

(v)	“Right” means and includes Stock Appreciation Rights and Stock Purchase Rights granted pursuant to the Plan.

(w)

“Stock Appreciation Right” or “SAR” means an award made pursuant to Section 7 below, which right permits the recipient to receive cash equal to the difference between the Fair Market Value of Common Stock on the date of grant of the Stock Appreciation Right and the Fair Market Value of Common Stock on the date of exercise of the Stock Appreciation Right.

(x)

“Stock Purchase Right” means an award made pursuant to Section 8 below, which right permits the recipient to purchase Common Stock pursuant to a restricted stock purchase agreement entered into between the Company and the Participant.

(y)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(z)

“Substitute Awards” shall mean an Option, Right or Long-Term Stock Award granted in assumption of or in substitution for, outstanding options or other awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3. Eligibility.

(a)

Awards may be granted to employees, officers, directors who are also employees or consultants, independent consultants and advisers of the Company or any Parent, Subsidiary or Affiliate of the Company (provided such consultants, and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction). ISOs (hereinafter defined in Section 6 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company.

(b)	A Participant may be granted more than one award under this Plan.

(c)

Holders of options and other awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder in connection with such acquisition or combination transaction.

SECTION 4. Stock Subject to the Plan.

(a)

The total number of Shares reserved and available for distribution pursuant to the Plan shall be 693,313,015 Shares, which consists of (i) 388,313,015 Shares that were previously approved by stockholders (of which 186,254,862 Shares remain available for future distribution as of August 31, 2013) and (ii) 305,000,000 additional Shares added in connection with the amendment and restatement of the Plan on October 31, 2013.

(b)

For purposes of Section 4, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award (other than a Substitute Award). Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares which are subject to Awards which terminate, expire, are forfeited or lapse and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan and may be utilized again with respect to Awards granted under the Plan.

(c)	Shares underlying Substitute Awards shall not reduce the number of Shares available for distribution hereunder.

(d)

Each Share awarded as a Stock Purchase Right or Long-Term Stock Award (other than a Substitute Award) shall be counted against the share reserve set forth in Section 4(a) above, and upon forfeiture shall also count for purposes of Section 4(b), as 2.5 Shares.

(e)	Options and SARs on no more than 25,000,000 Shares and Long-Term Stock Awards and Stock Purchase Rights on no more than 10,000,000 Shares may be granted to any individual in any year under this Plan.

(f)

(i)

In the event that the Common Stock of the Company is split or reverse-split, whether by stock dividend, combination, reclassification or similar method not involving payment of consideration, the number of Shares available for award under this Plan, in aggregate and individually as set forth in Sections 4(a) and 4(e), the number of Shares deliverable under each Option, Right or Long-Term Stock Award outstanding hereunder and the per Share exercise price of each outstanding Option or Right shall automatically be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with Applicable Laws; provided, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

(ii)

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event other than an event described in Section 4(f)(i) affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of awards under the Plan, including the aggregate and individual limits specified in Section 4, (ii) the number and type of Shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase, or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

SECTION 5. Administration.

(a)	The Plan shall be administered by one or more Committees designated by the Board to administer the Plan, constituted in such a manner as to satisfy the Applicable Laws.

(b)

Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may change the size of the Committee, appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(c)	As used herein, except in Sections 17 and 19, references herein to the Board shall mean the Board or the Committee, whichever is then acting with respect to the Plan.

(d)

The Committee shall have the authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, and any such interpretation shall be final and binding on all persons having an interest in any award under this Plan. Without limiting the generality of the foregoing, subject to the general purposes, terms, and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan including, but not limited to, the following:

(i)

to select the employees, officers, consultants, directors and advisers of the Company and/or its Subsidiaries and Affiliates to whom Options, Rights and Long-Term Stock Awards, or any combination thereof, may from time to time be granted hereunder;

(ii)	to determine whether and to what extent Options, Rights and Long-Term Stock Awards, or any combination thereof, are granted hereunder;

(iii)	to determine the number of Shares to be covered by each such award granted hereunder;

(iv)	to approve forms of grant or agreement, or other forms for communicating to Participants that they have been granted an award under the Plan, for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder;

(vi)	to determine the form of payment, if any, that will be acceptable consideration for exercise of an Option, Right or Long-Term Stock Award granted under the Plan;

(vii)

to determine whether, or to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

(viii)	to delegate to another committee of the Board or to members of management certain of its powers hereunder to the extent permitted by Applicable Laws;

(ix)	to determine the terms and restrictions applicable to Long-Term Stock Awards, Stock Purchase Rights and the Restricted Stock purchased by exercising such Rights; and

(x)

to adopt sub-plans applicable to particular Subsidiaries, Affiliates or locations, which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e)

In addition to such other rights of indemnification as they may have as directors, members of the Committee shall be indemnified by the Company against any reasonable expenses, including attorneys’ fees actually and necessarily incurred, which they or any of them may incur by reason of any action taken or failure to act under or in connection with the Plan or any option or other award granted thereunder, and against all amounts paid by them in settlement of any claim related thereto, (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a director shall in writing offer the Company the opportunity, at its own expense, to handle the defense of the same.

(f)

Notwithstanding anything to the contrary in this Plan, up to 5% of the Shares reserved and available for distribution under this Plan (as set forth in Section 4) may be granted without regard to any of the restrictions set forth in Sections 9(a)(ii) and 19(b)(ii).

SECTION 6. Stock Options. The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options (“ISOs”) within the meaning of the Code, Nonqualified Stock Options (“NQSOs”) or any other type of Option which may exist from time to time. Each Option shall be evidenced by a Grant which shall expressly identify the Option as an ISO or as NQSO (or other type of Option, as applicable), and be in such form and contain such provisions as the Committee shall from time to time deem appropriate. Without limiting the foregoing, the Committee may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue new Options.

The Committee shall determine the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

(a)

Form of Option Grant. Each Option granted under this Plan shall be evidenced by a Grant in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

(b)

Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option will be delivered to Participant with a copy of this Plan within a reasonable time after the granting of the Option.

(c)

Exercise Price. The exercise price of an Option shall be determined by the Committee on the date the Option is granted and may not be less than the Fair Market Value of the Common Stock on the date the Option is granted.

(d)

Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however; that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee may attach such conditions to the Shares issued upon exercise of an Option as it shall determine, and may provide in any grant for Option exercise restrictions to be waived in consideration of equivalent transfer or forfeiture provisions to be applied to such underlying Shares.

(e)

Limitations on ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(f)

Limitations on Transfer. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that in the Committee’s sole discretion, the terms of any NQSOs granted under the Plan may permit the transfer of the vested portion of such NQSO by a Participant for no consideration to or for the benefit of one or more members of the Participant’s immediate family, including to a trust for the benefit of the Participant’s immediate family.

(g)

Notice. Options may be exercised only by delivery to the Company or its representative of a stock option exercise instrument in a form approved by the Committee from time to time (which may be in written, electronic or other form selected by the Committee from time to time and need not be the same for each

Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant’s investment intent and access to information, if any, as may be required by the Company to comply with the Applicable Laws, together with payment in full of the exercise price for the number of Shares being purchased or adequate provision therefor, in accordance with Section 6(h).

(h)

Payment. Payment for Shares purchased upon exercise of an Option may be made in cash (by check) or, unless otherwise provided by the Committee in its sole discretion: (i) by cancellation of indebtedness of the Company to the Participant; (ii) by surrender of Shares having a Fair Market Value equal to the applicable exercise price of the Options; (iii) pursuant to a broker-assisted “cashless exercise” arrangement; (iv) through any other method specifically approved by the Committee; or (v) by any combination of the foregoing, in each such case to the extent permitted by Applicable Law.

(i)

Limitations on Exercise. In addition to exercise restrictions or other vesting provisions set forth in any Grant, unless the Committee shall otherwise determine, and except in the case of a Substitute Award, the exercisability of an Option following termination of the Participant’s employment shall be subject to this Section 6(i).

(i)

If the Participant ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, such Participant’s Options may be exercised to the extent (and only to the extent) that they would have been exercisable upon the date of termination of the Participant’s employment, within three (3) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Option; provided, however, that if the Participant is an officer or principal stockholder within the meaning of Section 16 of the Exchange Act, the three (3) month period set forth in this Section 6(i)(i) shall be extended (but in no event beyond the original expiration date specified in the Grant) by the number of days equivalent to any “No Trading” period under the Company’s Insider Trading Policy during which the Participant is prohibited from trading in the Company’s Common Stock during such period.

(ii)

If the Participant’s employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the Disability of the Participant, or if the Participant dies within three (3) months of his termination of employment, the Participant’s Options may be exercised to the extent (and only to the extent) that they would have been exercisable on the date of termination of the Participant’s employment, by the Participant (or the Participant’s legal representative) within twelve (12) months after the date of termination of employment (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

(iii)

If the Participant’s employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of the Participant, the Participant’s Options may be exercised to the extent (and only to the extent) that they would have been exercisable on the first vesting date occurring after such death as may be specified in the Grant and on the next subsequent vesting date, by the Participant’s legal representative within twelve (12) months after the date of death (or such shorter period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

(iv)	A Participant’s employment relationship shall be considered to have terminated, and the Participant to have ceased to be employed by his or her employer, on the earliest of:

(A)

the date on which the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, delivers to the Participant notice in a form prescribed by the Company that the Company, or such other entity, is thereby terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment),

(B)

the date on which the Participant delivers notice in a form prescribed by the Company, to the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, that he or she is terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment),

(C)

the date on which the Participant ceases to provide services to the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, except where the Participant is on an authorized leave of absence, or

(D)	the date on which the Participant ceases to be considered an “employee” under Applicable Law.

The Committee shall have discretion to determine whether a Participant has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company, as appropriate, and the effective date on which such employment terminated or whether such Participant is on an authorized leave of absence.

(v)

In the case of a Participant who is a director, consultant, or adviser, the Committee will have the discretion to determine whether the Participant is “employed by the Company or any Parent, Subsidiary or Affiliate of the Company” pursuant to the foregoing Sections.

(vi)

The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the full number of Shares as to which the Option is then exercisable.

(j)

Modification of Options; No Repricing. The Committee shall have the power to modify outstanding Options, provided that any such action may not, without the written consent of the holder, impair any rights under any Option previously granted. Notwithstanding anything to the contrary in this Plan, and other than as set forth in Section 4(f) or in connection with a Change of Control, the terms of outstanding Options may not be cancelled in exchange for cash or other awards with an exercise price that is less than the exercise price of the original Option without stockholder approval.

SECTION 7. Stock Appreciation Rights. The Committee, in its discretion, may grant Stock Appreciation Rights to eligible Participants. The following provisions apply to such Stock Appreciation Rights.

(a)

Grant of Stock Appreciation Right. The Stock Appreciation Right shall entitle the holder upon exercise to an amount for each Share to which such exercise relates equal to the excess of (x) the Full Market Value on the date of exercise of a Share over (y) the base or exercise price of the Common Stock (which shall not be less than the Fair Market Value of the Common Stock on the date of grant) as set forth in the applicable Grant. Notwithstanding the foregoing, the Committee may place limits on the amount that may be paid upon exercise of a Stock Appreciation Right. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date the Stock Appreciation Right is granted.

(b)

Forfeiture of Option. If a Stock Appreciation Right is granted in tandem with an Option, upon exercise of such Stock Appreciation Right, the related Option shall no longer be exercisable and shall be deemed canceled to the extent of such exercise.

(c)

Form of Payment. The Company’s obligation arising upon the exercise of a Stock Appreciation Right may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, and may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Committee, in its sole discretion, may determine.

(d)

Other Provisions. The Grant evidencing a Stock Appreciation Rights shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. The provisions of such Grants need not be the same with respect to each recipient.

(e)

Modification of SARs; No Repricing. The Committee shall have the power to modify outstanding Stock Appreciation Rights, provided that any such action may not, without the written consent of the holder,

impair any rights under any Stock Appreciation Rights previously granted. Notwithstanding anything to the contrary in this Plan, and other than as set forth in Section 4(f) or in connection with a Change of Control, the terms of outstanding Stock Appreciation Rights may not be cancelled in exchange for cash or other awards with a base or exercise price that is less than the base or exercise price of the original Stock Appreciation Rights without stockholder approval.

SECTION 8. Stock Purchase Rights.

(a)

Rights to Purchase. Stock Purchase Rights to purchase Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed 60 days from the date the Stock Purchase Right was granted. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement (the “Purchase Agreement”) in the form determined by the Committee.

(b)

Repurchase Option. Unless the Committee determines otherwise, the Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

(c)

Other Provisions. The Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. The provisions of Purchase Agreements need not be the same with respect to each purchaser.

SECTION 9. Long-Term Stock Awards.

(a)	Administration.

(i)

Long-Term Stock Awards are stock bonus or stock unit awards that may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length, price (if any) and starting and ending dates of any restriction period (the “Restriction Period”) for each Long-Term Stock Award, and shall determine the time and/or performance factors which must be met for a Long-Term Stock Award, the maximum amount payable under the Award and any targets for partial or full payment under such Award, and the extent to which a Long-Term Stock Awards has been earned. Long-Term Stock Awards may vary from Participant to Participant and between groups of Participants. A Long-Term Stock Award performance factor, if any, shall be based upon the achievement of performance goals by the Company, Parent, Subsidiary or Affiliate, a business unit or units of the Company, or upon such individual performance factors or upon such other criteria as the Committee may deem appropriate. Restriction Periods may overlap and Participants may participate simultaneously with respect to Long-Term Stock Awards that are subject to different Restriction Periods and different time and/or performance factors. Long-Term Stock Awards shall be confirmed by, and be subject to the terms of, a Long-Term Stock Award agreement. The terms of such agreements need not be the same with respect to each Participant.

(ii)

Notwithstanding the foregoing, the Restriction Period for any Long-Term Stock Award shall be no less than (A) three years if the Long-Term Stock Award vests or is earned based on the passage of time and continued employment with or service to the Company (or any Parent, Subsidiary or Affiliate) or (B) one year if the Long-Term Stock Award vests or is earned on the basis of the achievement of performance goals.

(iii)	At the beginning of each Restriction Period, the Committee shall determine, for each Long-Term Stock Award subject to such Restriction Period, the number of Shares to be awarded to the

Participant or as to which the restrictions shall lapse at the end of the Restriction Period, if and to the extent that the relevant measures of time and/or performance for such Long-Term Stock Award are met. Such number of Shares may be fixed or may vary in accordance with such time and/or performance or other criteria as may be determined by the Committee.

(iv)

No Long-Term Stock Award may be sold, assigned, transferred, pledged or otherwise encumbered during its Restriction Period, provided, however, that a Long-Term Stock Awards held by a Participant may be transferred either for or without consideration, during its Restriction Period if the Committee, in its sole discretion, shall approve.

(b)

Qualified Performance-Based Long-Term Stock Awards. In the case of any Long-Term Stock Awards made to any person who is or may become a Covered Employee during the Restriction Period before payment of the Award, the Committee may grant Long-Term Stock Awards that are intended to comply with the requirements of Code section 162(m) (“Qualified Performance-Based Long-Term Stock Awards”). In such case, the Committee shall condition the grant or vesting, as applicable, of the stock bonus or unit upon the attainment of certain objectively determinable performance goals established by the Committee that are conditioned upon the satisfaction by the Company, Parent, Subsidiary, or Affiliate, or a business unit or units of the Company, of one of more of the following performance criteria (the “Qualified Performance Criteria”) during a specified period of no less than three months: revenues, operating expenses, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of the Company’s stock, economic value added, total stockholder return, net income, pre-tax income, operating income, earnings per share, operating profit margin, net income margin, sales margin (including both growth rates and margin percentages), cash flow, market share, inventory turnover, sales growth, capacity utilization, or increase in customer base. As determined by the Committee, Qualified Performance Criteria shall be derived from financial statements of the Company prepared in accordance with generally accepted accounting principles applied on a consistent basis, or, for Qualified Performance Criteria that cannot be so derived, under a methodology established by the Committee prior to the issuance of a Qualified Performance Based Long-Term Stock Award to a Covered Employee, the Committee shall make all calculation of actual payments and shall certify in writing, prior to the payment of such Long-Term Stock Awards, the extent, if any, to which the specified performance goals have been met.

(c)

Adjustment of Awards. The Committee may adjust the time and/or performance factors applicable to the Long-Term Stock Awards to take into account changes in law, accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships. In the case of any Qualified Performance-Based Long Term Stock Award, the Committee may not increase the Common Stock that would otherwise be payable upon achievement of the stated performance goal or goals, but may reduce or eliminate the maximum Common Stock award due upon attainment of the stated performance goals, basing such cutback either upon subjective performance criteria, individual performance evaluations, or any other standards that are provided in the terms of the Long-Term Stock Award.

(d)

Termination. Unless otherwise provided in the applicable Long-Term Stock Award agreement, if a Participant terminates his or her employment or his or her consultancy during a Restriction Period because of death or Disability, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

Except as otherwise provided in the applicable Long-Term Stock Award agreement, if a Participant terminates employment or his or her consultancy during a Restriction Period for any other reason, then such Participant shall not be entitled to any payment with respect to the Long-Term Stock Award subject to such Restriction Period, unless the Committee shall otherwise determine.

(e)

Form of Payment. The earned portion of a Long-Term Stock Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

SECTION 10. Withholding Taxes.

(a)

Withholding Generally. The Company shall have the right to withhold or require the recipient to remit to the Company an amount sufficient to satisfy federal, state, or local withholding tax requirements arising in connection with the grant, exercise or settlement of any award under the Plan prior to the delivery of any certificate or certificates for Shares or other amounts hereunder.

(b)

Stock Withholding. When a Participant incurs tax liability in connection with the exercise or vesting of any Option, Right or Long-Term Stock Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares otherwise to be delivered that number of Shares having a Fair Market Value equal to the amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; provided however that the Company shall not allow withholding of Shares (i) upon exercise or vesting of any Option, Right or Long-Term Stock Award in an amount which exceeds the minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes or (ii) if such withholding is not permitted under local laws. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with procedures established by the Committee from time to time.

SECTION 11. Change of Control. Unless specifically provided to the contrary in any Grant or Purchase Agreement, upon a Change of Control, (a) unless outstanding Options and Rights are effectively assumed by the surviving or acquiring corporation or otherwise remain outstanding, such Options and Rights shall become fully vested and exercisable, and any repurchase or resale restrictions applicable to any award granted hereunder shall automatically lapse and such Options or Rights shall expire on the consummation of such Change of Control transaction at such times and on such conditions as the Committee shall determine and (b) if an Option or Right is effectively so assumed or remains outstanding, and the Participant’s employment is terminated (within the meaning of Section 6 hereof) by the surviving or acquiring corporation without cause within twelve (12) months after the consummation of such Change of Control transaction, such Option or Right shall accelerate and become immediately and fully exercisable, and any repurchase or resale restrictions applicable to any such award shall automatically lapse, upon such termination.

SECTION 12. Employment Relationship. Nothing in the Plan or any award made hereunder shall interfere with or limit in any way the right of the Company or of any Parent, Subsidiary or Affiliate to terminate any Participant’s employment or consulting relationship at any time, with or without cause, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent, Subsidiary or Affiliate.

SECTION 13. General Restriction. Each award shall be subject to the requirement that, if, at any time, the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such award or the issue or purchase of Shares thereunder, such award may not be exercised or paid in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee shall be under no obligation to obtain or seek such listing, registration, qualification, consent or approval.

SECTION 14. Rights as a Stockholder. The holder of an Option, Right or Long-Term Stock Award shall have no rights as a stockholder with respect to any Shares covered by the Option, Right or Long-Term Stock Award until the Shares subject to such award have been entered upon the records of the duly authorized transfer agent of the Company. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate so entered.

SECTION 15. Limitations on Assignment of Awards. Except as otherwise provided in Section 6(f) and 9(a) hereof, no awards made hereunder shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution and as otherwise consistent with the specific Plan provisions relating thereto or as the Committee in its sole discretion shall approve either for or without consideration. During the life of the Participant, an Option, Right or Long-Term Stock Award shall be exercisable only by him or her, or by a transferee as permitted by Section 6(f) or 9(a) hereof and any award agreement.

SECTION 16. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provisions of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including without limitation, arrangements providing for the granting of Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 17. Adoption and Stockholder Approval. This Plan shall become effective on the date that it is adopted by the Board of the Company and approved by the stockholders of the Company, in any manner permitted by applicable corporate law.

SECTION 18. Term of Plan. Awards may be granted pursuant to this Plan from time to time prior to the expiration hereof, which shall occur on the date of the Company’s Annual Meeting of Stockholders in 2020.

SECTION 19. Amendment or Termination of Plan.

(a)

Except to the extent prohibited by applicable law and unless otherwise expressly provided in a Grant or Purchase Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time, provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding award. Notwithstanding anything to the contrary herein, the Committee or its delegee may amend the Plan and/or adopt subordinate arrangements, policies and programs in each case subject to the authority set forth in Section 4 hereof, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations by adopting schedules of provisions to be applicable to awards granted in such jurisdiction.

(b)

The Committee may waive any conditions or rights under, amend any term of, or amend, alter, suspend, discontinue or terminate, any award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an award, provided, however, that (i) no such action shall impair the rights of any affected Participant or holder or beneficiary under any award theretofore granted under the Plan and (ii) the Committee may not materially amend a Long-Term Stock Award without the approval of stockholders.

SECTION 20. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

SECTION 21. Governing Law. The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

Oracle Corporation 2013 Annual Meeting of Stockholders

October 31, 2013

10:00 a.m., Pacific Time

Oracle Corporation Conference Center

350 Oracle Parkway

Redwood City, California 94065

4290-PS13	C19086

ANNUAL MEETING OF STOCKHOLDERS OF

ORACLE CORPORATION

October 31, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.	COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17983

i            Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.            i

¢	21133333333000000000 9	103113

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2, 3, 4, and AGAINST Proposals 5, 6, 7, 8 and 9.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Board of Directors:
☐	FOR ALL NOMINEES	NOMINEES: ¡ Jeffrey S. Berg ¡ H. Raymond Bingham
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Michael J. Boskin ¡ Safra A. Catz ¡ Bruce R. Chizen
☐	FOR ALL EXCEPT (See instructions below)	¡ George H. Conrades ¡ Lawrence J. Ellison ¡ Hector Garcia-Molina ¡ Jeffrey O. Henley ¡ Mark V. Hurd ¡ Naomi O. Seligman

		FOR	AGAINST	ABSTAIN
2.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐

3.	Approval of Amendment to the Long-Term Equity Incentive Plan.	☐	☐	☐

4.	Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2014.	☐	☐	☐

5.	Stockholder Proposal Regarding Establishing a Board Committee On Human Rights.	☐	☐	☐

6.	Stockholder Proposal Regarding Independent Board Chairman.	☐	☐	☐

7.	Stockholder Proposal Regarding Vote Tabulation.	☐	☐	☐

8.	Stockholder Proposal Regarding Multiple Performance Metrics.	☐	☐	☐

9.	Stockholder Proposal Regarding Quantifiable Performance Metrics.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
¢		¢

0                    ¢

ORACLE CORPORATION

Annual Meeting of Stockholders - October 31, 2013 10:00 A.M.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints LAWRENCE J. ELLISON, JEFFREY O. HENLEY and DORIAN DALEY, or any of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all the shares of common stock of ORACLE CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on October 31, 2013, in the Oracle Corporation Conference Center, 350 Oracle Parkway, Redwood City, California, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations (i.e., FOR all the nominees listed in Proposal 1, FOR Proposals 2, 3, 4, and AGAINST Proposals 5, 6, 7, 8 and 9. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

(Continued and to be signed on the reverse side.)

¢	14475 ¢